Filed pursuant to Rule 424(b)(2) Registration No. 333-86580

Prospectus supplement to prospectus dated May 20, 2002

Salem Communications Holding Corporation

$100,000,000

7 3/4% Senior Subordinated Notes due 2010

Salem Communications Holding Corporation is offering $100,000,000 aggregate principal amount of 7 3/4% senior subordinated notes due 2010. The notes will mature on December 15, 2010. Salem Holding will pay interest on the notes on each June 15 and December 15, commencing June 15, 2003.

Salem Holding may redeem the notes at any time on or after December 15, 2007. In addition, until December 15, 2005, Salem Holding may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of specified public equity offerings. If Salem Holding undergoes a change of control or sells certain of its assets, Salem Holding may be required to offer to purchase outstanding notes.

The notes will be unsecured and subordinated in right of payment to all of Salem Holding’s existing and future senior debt, including borrowings under Salem Holding’s credit facility. The notes will be guaranteed by Salem Communications Corporation, Salem Holding’s parent, and all of Salem Communications Corporation’s subsidiaries (other than Salem Holding) on an unsecured basis, subordinated to all senior debt of Salem Communications Corporation and those subsidiaries, including guarantees of borrowings under Salem Holding’s credit facility.

Investing in the notes involves risks. See “Risk Factors,” beginning on page S-13.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory agency has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is unlawful.

	Per Note	Total
Public offering price	100.00%	$100,000,000
Underwriting discounts and commissions	0.25%	$250,000
Proceeds, before expenses, to Salem Holding	99.75%	$99,750,000

We expect that delivery of the notes will be made in New York, New York on or about December 23, 2002.

Deutsche Bank Securities	BNY Capital Markets, Inc.

Sole Book-Running Manager	Co-Manager

The date of this prospectus supplement is December 13, 2002.

ABOUT THIS PROSPECTUS SUPPLEMENT

      This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC that utilizes a shelf registration process. Under the shelf registration process, Salem Communications Corporation and Salem Holding may sell certain of our securities, up to a total maximum aggregate offering price of $210,025,000 and selling stockholders may sell up to an aggregate of 1,250,000 shares of Class A common stock of Salem Communications Corporation. In this prospectus supplement, we provide you with specific information about the terms of this offering and certain other information.

      This prospectus supplement, the accompanying prospectus, as well as the additional information described under the section entitled “Where You Can Obtain More Information” beginning on page S-96 of this prospectus supplement include important information about us, the notes being offered and other information you should know before investing in the notes. This prospectus supplement adds to, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus or the information incorporated by reference are deemed modified or superseded by the statements made in this prospectus supplement.

      In this prospectus supplement, unless the context indicates otherwise, the terms “we,” “us,” “our” and “ours” refer to Salem Communications Corporation, a Delaware corporation, and its consolidated subsidiaries. Salem Communications Corporation’s wholly-owned subsidiary, Salem Communications Holding Corporation, the issuer of the notes offered by this prospectus supplement, is referred to throughout this prospectus supplement as “Salem Holding” and Salem Communications Corporation, excluding its subsidiaries, is referred to as “Parent.” Parent and all of its direct and indirect subsidiaries (other than Salem Holding) on the issue date will be guarantors of the notes offered hereby and Salem Holding’s existing notes. Parent and all of Parent’s subsidiaries (other than Salem Holding and Salem Holding’s subsidiaries) are referred to as the “Unrestricted Guarantors.”

      The market data included in this prospectus supplement and the accompanying prospectus, including information relating to our relative position in the broadcast industry, is based on internal surveys, market research, publicly available information and industry publications. Although we believe that such independent sources are reliable, we have not independently verified the information contained in them, and we cannot guarantee the accuracy or completeness of this information. Unless otherwise noted, individual radio stations are described in this prospectus supplement with reference to the markets they serve and not the city and state of license.

      All metropolitan statistical area (“MSA”) rank information used in this prospectus supplement is from the Spring 2002 Radio Market Survey Schedule & Population Rankings published by The Arbitron Company, excluding the Commonwealth of Puerto Rico. According to the Radio Market Survey, the population estimates used were based upon 2000 U.S. Bureau Census estimates updated and projected to January 2002 by Market Statistics.

      The SEC has issued comments on the following filings by Parent: Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed April 1, 2002; Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed June 30, 2002; and Definitive Proxy Statement on Schedule 14A filed May 1, 2002. Parent has responded to the SEC’s comments. Management of Parent and Salem Holding believe the information in this prospectus supplement fairly presents in all material respects the financial condition and results of operation of Parent and Salem Holding. There can be no assurance, however, that the SEC will not have additional comments or reach a determination different than that of Parent, or that we will not be required to amend previous filings.

      We have not taken any action to permit a public offering of the notes outside the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement outside the United States.

S-i

FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus and the information incorporated herein or therein by reference contain forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that have been made in light of experience as well as perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus supplement and the accompanying prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect actual financial results or results of operations or could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	operations and prospects;

•	acquisition and integration of new radio stations;

•	business and financing plans;

•	funding needs and financing sources;

•	future growth of the religious and family issues format segment of the radio broadcasting industry;

•	characteristics of competition;

•	actions of third parties such as government regulatory agencies; and

•	various other factors beyond our control.

      All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement and the accompanying prospectus, and in any document incorporated herein or therein, by reference. We do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. You should read carefully the factors described in the “Risk Factors” beginning on page S-13 of this prospectus supplement for a description of certain risks that could cause actual results to differ from these forward-looking statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

      This is only a summary of the prospectus supplement. It may not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and the detailed information incorporated into each of them by reference before you make an investment decision.

The Company

      We believe that we are the largest U.S. radio broadcasting company, measured by number of stations and audience coverage, providing programming targeted at audiences interested in religious and family themes. Our core business is the ownership and operation of radio stations in large metropolitan markets. We own and operate 85 radio stations, including 57 stations in 22 of the top 25 markets. This makes us the sixth largest operator measured by number of stations overall and the third largest operator measured by number of stations in the top 25 markets. Management believes that we are the thirteenth largest radio broadcaster measured by net broadcasting revenue for the year ended December 31, 2001. We also own Salem Radio Network®, which we believe to be a leading developer, producer and syndicator of religious and family themes oriented talk, news and music programming, but not of general broadcast programming, with over 1,600 affiliated radio stations. In addition, we own complementary publishing and Internet businesses.

      Our business strategy is to expand and improve our national radio platform in order to deliver compelling content to audiences interested in religious and family themes. We primarily program our stations with our Christian teaching and talk format which is talk programming with religious and family themes. We also feature conservative news/talk and contemporary Christian music formats. Salem Radio Network® supports our strategy by enabling us to offer a variety of program content on our radio stations.

      Both our chief executive officer and our chairman are career radio broadcasters who have owned and operated radio stations for over 25 years. Our management team has successfully executed a strategy of identifying, acquiring and operating radio stations.

Large and Growing Target Audience

      We believe our operations focus on a highly attractive and growing market. We believe this market has significant growth potential due to the following reasons:

•	85% of Americans identify themselves as Christians (Barna Research Group, Ltd.);

•	38% of adults listen to Christian teaching or preaching programming in a typical month (Barna Research Group, Ltd.);

•	in a given week, 42% of adults read the bible and 40% attend a church service (Barna Research Group, Ltd.);

•	religious formats are the third largest radio format in the U.S. measured by number of commercial and noncommercial stations (The M Street Radio Directory);

•	between 1998 and 2001, the number of religious format radio stations increased from 1,785 to a record 1,988 (The M Street Radio Directory); and

•	sales of religious music represented 6.7% of total U.S. sound recording sales in 2001, representing an increase from 4.8% in 2000 (Recording Industry Association of America).

Growth and Operating Strategies

      Continue to Focus on Targeted Audience. We attribute our success largely to a consistent emphasis on reaching the audience interested in religious and family themes. We have demonstrated a long-term commitment to this audience by operating radio stations with formats directed to our listeners’ specific needs and interests. This consistent focus and commitment builds loyalty and trust from our listening audience, block program purchasers and advertisers.

      Emphasize Compelling Program Content. As more listening, reading and viewing options become available, compelling program content will be a key to expanding our listening audience and increasing audience response to block programmers and advertisers. We continually look for new block program producers. Over the past several years, we have launched two new programming formats, The FishTM, a contemporary Christian music format, and a conservative news/talk format. Both of these formats enhance our strategy of delivering compelling program content and enable us to broaden our appeal to our target audience. Our national radio network will continue to compete aggressively for talk show talent, expand and refine our music formats, and develop compelling news and public affairs features.

      Build Radio Station Clusters. By operating clusters of stations within the same market, we are able to broadcast a range of formats, thereby broadening our appeal to our target audience and advertisers. By operating clusters, we are able to bundle radio stations for advertising sales purposes when advantageous, and to achieve cost savings by consolidating our operations.

      Pursue Strategic Radio Acquisitions in Large Markets. We intend to pursue acquisitions of radio stations in both new and existing markets, particularly in large metropolitan areas. Because we believe our presence in large markets makes us attractive to national block programmers and national advertisers, we will continue to pursue acquisitions of radio stations in selected top 50 markets where we currently do not have a presence. In addition, we will explore opportunities to create clusters by acquiring additional radio stations in our current markets. Through our acquisition strategy, we reach a greater number and broader range of listeners. This enables us to increase audience response for block program customers and expand our advertising revenue base. Since January 1, 2001, we have added 12 radio stations, enhancing our presence in 10 of the top 50 markets.

      Build Format Awareness. We seek to build local format awareness for each of our radio stations in order to retain and increase its listening audience, expand its base of advertisers and provide increased audience response to our block program customers. We emphasize the development of a radio station’s identity to allow each radio station to better compete by increased promotional activities, improving production quality and technical facilities, and developing local on-air personalities.

Organizational Structure

      Parent was formed in 1986 as a California corporation and was reincorporated in Delaware in 1999. Salem Holding was formed as a wholly-owned subsidiary of Parent in May 2000. In May 2000, Parent formed an additional wholly-owned subsidiary, Salem Communications Acquisition Corporation, which has since acquired nine radio stations through its wholly-owned subsidiary SCA License Corporation. In August 2000, Parent assigned substantially all of its assets and liabilities, other than stock of Salem Holding and Salem Acquisition, to Salem Holding.

      In June 2001, Salem Holding effected a dividend to Parent of Salem Holding’s publishing and Internet businesses. This transaction was effected as a dividend of the capital stock and membership interests, respectively, of Salem Holding’s wholly-owned subsidiaries CCM Communications, Inc. and OnePlace, LLC. As a result, CCM and OnePlace became direct subsidiaries of Parent. Parent and all of its subsidiaries (other than Salem Holding) are guarantors of the borrowings under Salem Holding’s credit facility, its 9 1/2% senior subordinated notes (which are being redeemed with the proceeds of this offering) and its 9% senior subordinated notes, and will be guarantors of the notes offered hereby.

      The chart below sets forth our organizational structure.

Recent Developments

      On August 1, 2002, we entered into an agreement with Tuned In Broadcasting, Inc. to acquire the assets of radio stations WRLG-FM and WYYB-FM, Nashville, Tennessee for $5.6 million, and began to operate both stations under a local marketing agreement on August 5, 2002. We anticipate these acquisitions will be completed in the fourth quarter of 2002.

      On September 30, 2002, we sold the assets of radio station WYGY-FM, Cincinnati, Ohio for $45.0 million. Of the net sale proceeds, $30.0 million was placed in an account with a qualified intermediary under a like-kind exchange agreement in order to preserve our ability to effect a tax-deferred exchange and $13.0 million was used to repay borrowings under Salem Holding’s credit facility.

      On October 4, 2002, the assets of the Internet operations of Crosswalk.com were acquired by a subsidiary of Salem Holding for $4.1 million. Crosswalk.com provides a comprehensive range of content and online community services, including chatrooms, discussion forums and e-mail newsletters that compliment our other Internet, publishing and radio businesses. We began to operate Crosswalk.com pursuant to a management agreement on September 3, 2002 and are in the process of integrating the operations of the acquired assets into our Internet business.

      Salem Holding intends to enter into an amendment to its credit facility prior to the closing of the sale of the notes. The amendment will permit Salem Holding to issue the notes offered hereunder, to redeem or repurchase all of the 9 1/2% senior subordinated notes and to make additional borrowings for such purposes. See “Use of Proceeds” at page S-23. In addition, the amendment to the credit facility will permit Salem Holding to exclude the notes offered hereby, as well as Salem Holding’s existing 9 1/2% and 9% senior subordinated notes, in calculating Salem Holding’s total senior leverage ratio for purposes of compliance with the covenants in the credit facility. The effectiveness of this amendment is a condition of the closing of this offering.

Our Radio Stations

      We own and operate a national portfolio of 85 radio stations in 35 markets, including 26 FM stations and 59 AM stations. The following table sets forth information about each of our stations, in order of market size:

	MSA	Station	Year
Market(1)	Rank(2)	Call Letters	Acquired	Format

New York, NY(3)	1	WMCA-AM	1989	Christian Teaching and Talk
		WWDJ-AM	1994	Christian Teaching and Talk
Los Angeles, CA	2	KKLA-FM	1985	Christian Teaching and Talk
		KRLA-AM	1998	Conservative News/Talk
		KFSH-FM	2000	Contemporary Christian Music
		KXMX-AM	2000	Ethnic Brokered Programming
Chicago, IL	3	WZFS-FM	1990	Contemporary Christian Music
		WYLL-AM	2001	Christian Teaching and Talk
San Francisco, CA	4	KFAX-AM	1984	Christian Teaching and Talk
		KSFB-FM	2000	Contemporary Christian Music
		KSFB-AM	2001	Christian Teaching and Talk

	MSA	Station	Year
Market(1)	Rank(2)	Call Letters	Acquired		Format

Dallas-Ft. Worth, TX	5	KLTY-FM	1996		Contemporary Christian Music
		KWRD-FM	2000		Christian Teaching and Talk
		KSKY-AM	2000		Christian Teaching and Talk
Philadelphia, PA	6	WFIL-AM	1993		Christian Teaching and Talk
		WZZD-AM	1994		Christian Teaching and Talk
Houston-Galveston, TX	7	KKHT-AM	1995		Christian Teaching and Talk
		KTEK-AM	1998		Christian Teaching and Talk
Washington, DC	8	WAVA-FM	1992		Christian Teaching and Talk
		WABS-AM	2000		Christian Teaching and Talk
Boston, MA	9	WEZE-AM	1997		Christian Teaching and Talk
		WROL-AM	2001		Christian Teaching and Talk
Atlanta, GA	11	WNIV-AM	2000		Christian Teaching and Talk
		WLTA-AM	2000		Christian Teaching and Talk
		WGKA-AM	2000		Southern Gospel
		WFSH-FM	2000		Contemporary Christian Music
Seattle-Tacoma, WA	13	KGNW-AM	1986		Christian Teaching and Talk
		KLFE-AM	1994		Christian Teaching and Talk
		KTFH-AM	1997	(4)	Silent
		KKMO-AM	1998		Spanish Language Programming
		KKOL-AM	1999		Conservative News/Talk
		KIKN-AM	2002		Conservative News/Talk
Phoenix, AZ	14	KKNT-AM	1996		Conservative News/Talk
		KPXQ-AM	1999		Christian Teaching and Talk
Minneapolis-St. Paul, MN	15	KKMS-AM	1996		Christian Teaching and Talk
		KYCR-AM	1998		Christian Teaching and Talk
		WWTC-AM	2001		Conservative News/Talk
San Diego, CA	16	KPRZ-AM	1987		Christian Teaching and Talk
		KCBQ-AM	2000		Conservative News/Talk
Baltimore, MD	19	WITH-AM	1997	(5)	Christian Teaching and Talk
Tampa, FL	20	WTWD-AM	2000		Christian Teaching and Talk
		WTBN-AM	2001	(6)	Christian Teaching and Talk
Denver-Boulder, CO	21	KRKS-FM	1993		Christian Teaching and Talk
		KRKS-AM	1994		Christian Teaching and Talk
		KNUS-AM	1996		Conservative News/Talk
		KBJD-AM	1999	(7)	Inspirational/Praise Music
Pittsburgh, PA	22	WORD-FM	1993		Christian Teaching and Talk
		WPIT-AM	1993		Christian Teaching and Talk
Portland, OR	23	KPDQ-FM	1986		Christian Teaching and Talk
		KPDQ-AM	1986		Christian Teaching and Talk
		KFIS-FM	2001		Contemporary Christian Music

	MSA	Station	Year
Market(1)	Rank(2)	Call Letters	Acquired		Format

Cleveland, OH	24	WCCD-AM	1997		Christian Teaching and Talk
		WHK-AM	2000		Christian Teaching and Talk
		WKNR-AM	2000		Sports/Talk
		WFHM-FM	2001		Contemporary Christian Music
Cincinnati, OH	25	WTSJ-AM	1997		Christian Teaching and Talk
		WBOB-AM	2000		Sports/Talk
Sacramento, CA	26	KFIA-AM	1995		Christian Teaching and Talk
		KTKZ-AM	1997		Conservative News/Talk
		KKFS-FM	2002		Contemporary Christian Music
Riverside-San Bernardino, CA	27	KRLH-AM	2001		Conservative News/Talk
San Antonio, TX	29	KSLR-AM	1994		Christian Teaching and Talk
		KLUP-AM	2000		Adult Nostalgia
Milwaukee, WI	32	WRRD-AM	2001		Christian Teaching and Talk
		WFZH-FM	2001		Contemporary Christian Music
Columbus, OH	34	WRFD-AM	1987		Christian Teaching and Talk
Nashville, TN	44	WBOZ-FM	2000		Southern Gospel
		WVRY-FM	2000		Southern Gospel
		WRLG-FM	2002	(8)	Contemporary Christian Music
		WYYB-FM	2002	(8)	Contemporary Christian Music
Louisville, KY	54	WFIA-FM	1999		Christian Teaching and Talk
		WRVI-FM	1999		Contemporary Christian Music
		WGTK-AM	2000		Conservative News/Talk
		WFIA-AM	2001		Christian Teaching and Talk
Richmond, VA	55	WBTK-AM	2001		Christian Teaching and Talk
Honolulu, HI	61	KAIM-AM	2000		Inspirational/Praise Music
		KAIM-FM	2000		Contemporary Christian Music
		KGU-AM	2000		Christian Teaching and Talk
		KHNR-AM	2000		News/Talk
		KHCM-AM	2002		Country Music
Colorado Springs, CO	95	KGFT-FM	1996		Christian Teaching and Talk
		KBIQ-FM	1996		Contemporary Christian Music
Youngstown-Warren, OH	106	WHKW-AM	2001		Christian Teaching and Talk
Oxnard, CA	113	KDAR-FM	1974		Christian Teaching and Talk
Tyler-Longview, TX	144	KPXI-FM	2000	(9)	Christian Teaching and Talk

(1)	Actual city of license may differ from metropolitan market served.

(2)	“MSA” means metropolitan statistical area.

(3)	This market includes the Nassau-Suffolk, NY Metro market which independently has a MSA rank of 17.

(4)	KTFH-AM is under construction and not yet operating. It is an expanded band AM station. Under current FCC rules, we would be required to surrender to the FCC the license for either KTFH-AM or KLFE-AM five years after the FCC grants the KTFH-AM license. That grant will not occur until after construction of KTFH-AM is completed.

(5)	WITH-AM is simulcast with WAVA-FM, Washington, D.C.

(6)	WTBN-AM is simulcast with WTWD-AM, Tampa, FL.

(7)	KBJD-AM is an expanded band AM station. Under current FCC rules, we would be required to surrender to the FCC the license for either KBJD-AM or KRKS-AM by February 20, 2006.

(8)	We currently operate these stations pursuant to a local marketing agreement. On August 1, 2002, we entered into an agreement to acquire the assets of these radio stations. We anticipate the acquisition will be completed in the fourth quarter of 2002.

(9)	KPXI-FM is simulcast with KWRD-FM, Dallas, TX.

Corporate Information

      Our principal executive offices are located at 4880 Santa Rosa Road, Camarillo, California 93012, and our telephone number is (805) 987-0400.

The Offering

      The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the accompanying prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	Salem Communications Holding Corporation.

Securities Offered	$100,000,000 aggregate principal amount of 7 3/4% senior subordinated notes due 2010.

Maturity	December 15, 2010.

Interest Payment Dates	June 15 and December 15, beginning on June 15, 2003. Interest will accrue from the issue date of the notes.

Ranking	The notes will:

• be unsecured senior subordinated obligations of Salem Holding; and

• be subordinated in right of payment to all existing and future senior debt of Salem Holding, including borrowings under Salem Holding’s credit facility.

The guarantees by Parent and its subsidiaries (other than Salem Holding) will:

• be unsecured senior subordinated obligations of each guarantor; and

• be subordinated in right of payment to all existing and future senior debt of those guarantors, including guarantees of borrowings under Salem Holding’s credit facility.

As of September 30, 2002, pro forma for the repayment of $13.0 million of borrowings under Salem Holding’s credit facility since September 30, 2002, the issuance of the notes, and the use of the net proceeds therefrom, together with additional borrowings under the credit facility, to redeem in full Salem Holding’s existing 9 1/2% senior subordinated notes, we and our subsidiaries would have had $93.6 million of senior debt with approximately $24.7 million of unused availability under the credit facility, based upon the financial covenant restrictions of the credit facility.

Guarantees	The notes will be fully and unconditionally guaranteed by Parent and all of its subsidiaries (other than Salem Holding).

If we create or acquire a new subsidiary, it will guarantee the notes if such subsidiary guarantees any of Salem Holding’s other indebtedness, including indebtedness under Salem Holding’s credit facility or any of the existing notes.

Unrestricted Guarantors	Parent and the other Unrestricted Guarantors will not be subject to most of the restrictive covenants contained in the indenture for the notes.

Optional Redemption	On or after December 15, 2007, Salem Holding may redeem some or all of the notes at the redemption prices listed in “Description of the Notes — Optional Redemption” plus accrued interest.

Optional Redemption After Public Equity Offerings	At any time (which may be more than once) before December 15, 2005, Salem Holding can choose to redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the proceeds of one or more public equity offerings, as long as:

• Salem Holding pays 107.750% of the face amount of the notes, plus accrued interest;

• Salem Holding redeems the portion of the notes within 60 days of completing the public equity offering; and

• at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding after any such redemption.

Change of Control Offer	If a change in control occurs, Salem Holding must give holders of the notes the opportunity to sell their notes to Salem Holding at 101% of the face amount, plus accrued interest.

Asset Sale Proceeds	If Salem Holding or its restricted subsidiaries engage in certain asset sales, Salem Holding must invest the net cash proceeds from such sales in its business within a specified period of time, prepay senior debt or make an offer to purchase a principal amount of the notes, and any indebtedness that is pari passu with the notes that is required by the terms thereof to be repurchased, equal to the remaining excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued interest.

Certain Indenture Provisions	The indenture governing the notes will contain covenants limiting Salem Holding’s and its restricted subsidiaries’ ability to:

• incur additional debt,

• pay dividends or make distributions,

• repurchase or redeem stock,

• make investments and extend credit,

• engage in transactions with affiliates,

• create liens on its assets,

• transfer or sell assets, and

• merge or consolidate with another company.

The covenants in the indenture are subject to a number of important limitations and exceptions and, except in limited cases, do not apply to Parent and the other Unrestricted Guarantors.

Use of Proceeds	Salem Holding intends to use the net proceeds from the sale of the notes, together with additional borrowings of approximately $8.4 million under the credit facility, to redeem in full its existing 9 1/2% senior subordinated notes due 2007.

Risk Factors

      You should read the section entitled “Risk Factors” beginning on page S-13 of this prospectus supplement, as well as other cautionary statements throughout the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Summary Consolidated Financial And Other Data Of Salem Holding

      The following table presents summary historical and other financial data of Salem Holding, the issuer of the notes offered hereby, and its consolidated subsidiaries. The following summary historical financial data as of and for the three years ended December 31, 2001 have been derived from Parent’s audited consolidated financial statements incorporated by reference herein (see also Note 14 thereto with respect to Salem Holding). The summary historical financial data as of September 30, 2002 and for the nine months ended September 30, 2001 and 2002 have been derived from Parent’s unaudited condensed consolidated financial statements incorporated by reference herein (see also Note 9 thereto with respect to Salem Holding), which financial statements include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the results of operations for such periods. The results of operations for the nine months ended September 30, 2002 are not necessarily indicative of the results for the full year. The summary data below should be read in conjunction with “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical financial statements and the notes thereto included or incorporated by reference in this prospectus supplement.

				Nine Months Ended
	Year Ended December 31,			September 30,

	1999(1)	2000(2)	2001(2)	2001	2002

	(Dollars in thousands)
Statement of Operations Data:
Net broadcasting revenue	$87,122	$108,096	$126,338	$92,965	$105,366

Broadcasting operating expenses, exclusive of depreciation and amortization shown below	46,291	59,541	79,661	58,465	68,816
Corporate expenses, exclusive of depreciation and amortization shown below	7,929	9,745	13,696	10,480	11,294
Stock and related cash grant	2,550	—	—	—	—
Depreciation and amortization	15,996	20,339	25,096	18,822	7,800

Operating income	14,356	18,471	7,885	5,198	17,456
Interest income	1,005	418	401	308	67
Interest income from related parties(3)	—	1,249	10,855	8,113	8,966
Gain (loss) on disposal of assets	(22)	4,254	26,626	23,250	(307)
Gain (loss) on disposal of assets to related party	—	28,794	3,560	—	—
Interest expense	(14,174)	(15,506)	(26,538)	(19,716)	(20,814)
Other expense	(657)	(894)	(513)	(184)	(398)

Income (loss) before income taxes, extraordinary item and income (loss) from discontinued operations	508	36,786	22,276	16,969	4,970
Provision (benefit) for income taxes	203	14,199	11,169	9,414	2,314

Income (loss) before extraordinary item and discontinued operations	305	22,587	11,107	7,555	2,656
Extraordinary loss, net of tax effect(4)	(3,570)	—	—	—	—

Income (loss) before discontinued operations	(3,265)	22,587	11,107	7,555	2,656
Income (loss) from discontinued operations, net of tax	—	(513)	(1,124)	(895)	17,871

Net income (loss)	$(3,265)	$22,074	$9,983	$6,660	$20,527

	At September 30, 2002

	Actual	Pro Forma(5)

	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$50,767	$37,767
Broadcast licenses	264,648	264,648
Other intangible assets including goodwill, net	8,185	8,185
Total assets	599,010	586,010
Total long-term debt, including current portion	355,321	350,762
Total stockholders’ equity	164,527	160,665

							Nine Months Ended
	Year Ended December 31,						September 30,

	1999(1)		2000		2001		2001		2002

	(Dollars in thousands)
Cash flows related to:
Operating activities	$8,204		$12,628		$24,972		$27,432		$10,708
Investing activities	(35,159)		(173,527)		(11,445)		8,018		(6,150)
Financing activities	59,162		130,387		6,239		(6,447)		22,830
Other Data:
Broadcast cash flow(6)	$40,831		$48,555		$46,677		$34,500		$36,550
Broadcast cash flow margin(7)	46.9%		44.9%		36.9%		37.1%		34.7%
EBITDA(6)	30,352		38,810		32,981		24,020		25,256
Ratio of earnings to fixed charges(8)	1.0	x	3.0	x	1.8	x	1.8	x	1.2	x
Pro forma ratio of earnings to fixed charges(8)					1.8	x			1.3	x

(1)	Summary consolidated financial and other data of Salem Holding as of and for the year ended December 31, 1999 is identical to Parent’s consolidated financial results and other data for that period because Parent formed Salem Holding as a wholly-owned subsidiary in May 2000 and assigned substantially all of its assets and liabilities to Salem Holding in August 2000. This transaction was accounted for as an exchange of assets among entities under common control and, accordingly, the assets exchanged were recorded at their historical cost in a manner similar to the pooling of interest method of accounting.

In addition, in June 2001, Salem Holding effected a dividend to Parent of Salem Holding’s publishing and Internet businesses. The dividend was accounted for as a transfer of assets among entities under common control and accordingly all periods presented were restated to exclude the revenues and expenses of the publishing and Internet businesses.

(2)	The statement of operations data has been reclassified to reflect our sale on September 30, 2002, of the assets of radio station WYGY-FM which was purchased in August 2000. The sale of WYGY-FM has been accounted for as a discontinued operation, and accordingly, the revenues and expenses of WYGY-FM are reported net as income (loss) from discontinued operations, net of tax.

(3)	Represents accrued interest income from Parent, CCM Communications, OnePlace and Salem Communications Acquisition. Salem Holding borrowed under its credit facility to make the loan to Parent which is evidenced by a promissory note.

(4)	The extraordinary loss in 1999 relates to the write-off of deferred financing costs and termination fees related to the repayment of debt.

(5)	Pro forma amounts give effect to the repayment of $13.0 million of borrowings under the credit facility since September 30, 2002, the offering of the notes, and the use of the net proceeds therefrom, including the payment of the redemption premium and write-off of applicable bond issue costs of $3.9 million, net of tax, together with additional borrowings of approximately $8.4 million under the credit facility, to redeem in full the 9 1/2% senior subordinated notes.

(6)	With respect to Salem Holding, we define broadcast cash flow as operating income before depreciation and amortization and corporate expenses. We define EBITDA as operating income before depreciation and amortization.

Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, each measure should be viewed as a supplement to and not a substitute for our results of operations presented on the basis of GAAP. We use these financial measures because management believes they are useful for all investors and users of our financial statements in understanding our cash flows. Management believes that broadcast cash flow and EBITDA are useful because they are generally recognized by the radio broadcasting industry as measures of performance and are used by investors and by analysts who report on the performance of broadcast companies. Broadcast cash flow and EBITDA are generally recognized as tools in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communications industries. Broadcast cash flow and EBITDA do not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash flow activity and our income statement presents our historical performance prepared in accordance with generally accepted accounting principles. Our broadcast cash flow and EBITDA are not necessarily comparable to similarly titled measures employed by other companies.

The following tables provide a reconciliation of broadcast cash flow and EBITDA, each a non-GAAP financial measure, to operating income (as presented in Salem Holding’s financial statements) for the specified periods:

				Nine Months Ended
	Year Ended December 31,			September 30,

	1999	2000	2001	2001	2002

	(Dollars in thousands)
Broadcast Cash Flow	$40,831	$48,555	$46,677	$34,500	$36,550
Less depreciation and amortization	(15,996)	(20,339)	(25,096)	(18,822)	(7,800)
Less corporate expenses	(7,929)	(9,745)	(13,696)	(10,480)	(11,294)
Less stock and related cash grant	(2,550)	—	—	—	—

Operating Income	$14,356	$18,471	$7,885	$5,198	$17,456

				Nine Months Ended
	Year Ended December 31,			September 30,

	1999	2000	2001	2001	2002

	(Dollars in thousands)
EBITDA	$30,352	$38,810	$32,981	$24,020	$25,256
Less depreciation and amortization	(15,996)	(20,339)	(25,096)	(18,822)	(7,800)

Operating Income	$14,356	$18,471	$7,885	$5,198	$17,456

(7)	Broadcast cash flow margin is broadcast cash flow as a percentage of net broadcasting revenue.

(8)	For purposes of calculating the ratio of earnings to fixed charges and pro forma earnings to fixed charges, “earnings” consist of income (loss) before income taxes and extraordinary items plus fixed charges, and “fixed charges” consist of interest expense plus an allocation of a portion of rent expense representing interest. The pro forma earnings to fixed charges ratio gives effect to the issuance of the notes offered hereby, and the use of the net proceeds therefrom, together with additional borrowings of approximately $8.4 million under the credit facility, to redeem in full the 9 1/2% senior subordinated notes, as if each occurred at the beginning of the period presented.

RISK FACTORS

      An investment in these notes involves a high degree of risk. Before purchasing the notes you should carefully consider the risk factors set forth below, as well as the other information included in this prospectus supplement, the prospectus and the information incorporated by reference in them.

Risks Related to the Notes

Our substantial indebtedness and our ability to incur more indebtedness could prevent us from fulfilling our obligations under the notes.

      We currently have, and after the issuance of the notes will have, a substantial amount of debt. As of September 30, 2002, after giving effect to the repayment of $13.0 million under the credit facility since September 30, 2002, this offering, and the application of the net proceeds from this offering, together with additional borrowings under the credit facility of $8.4 million, to redeem in full Salem Holding’s existing 9 1/2% senior subordinated notes, our total consolidated debt would have been $350.8 million.

      Our substantial debt could have important consequences for the holders of the notes, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes, borrowings under the credit facility of Salem Holding and Salem Holding’s existing notes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

•	requiring us to dedicate a substantial portion of our cash flow from operations for the payment of interest on our debt and reducing our ability to use our cash flow to fund working capital, capital expenditures, acquisitions and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	placing us at a competitive disadvantage to other less leveraged competitors.

      Subject to specified limitations, the indenture permits Salem Holding, Parent and its other subsidiaries to incur additional debt. In addition, Salem Holding’s credit facility will permit Salem Holding to borrow up to an additional $24.7 million after consummation of this offering, based upon the financial covenant restrictions of the credit facility, and all of those borrowings would be senior to the notes. We anticipate incurring additional debt to fund future acquisitions and for other corporate purposes. If new debt is added to our current debt levels, the related risks that we and they now face could intensify.

Servicing Salem Holding’s debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

      Salem Holding’s ability to make payments on the notes and its other debt and our ability to fund our growth plan depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, the ability to borrow funds in the future will depend on our meeting the financial covenants in Salem Holding’s debt agreements, including a fixed charge coverage test and maximum senior and total leverage ratio tests. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under Salem Holding’s credit facility in an amount sufficient to enable us to pay our debt, including the notes, or to fund other liquidity needs. As a result, we may need to refinance all or a portion of Salem Holding’s debt on or before maturity. The credit facility matures in 2007, the 9% notes mature in 2011 and the existing 9 1/2% notes, being redeemed by the proceeds of this offering, mature in 2007. We cannot assure you that we will be able to refinance any of the debt on favorable terms, if at all. Any inability to generate sufficient cash flow or refinance the debt on favorable terms could have a material adverse effect on our financial condition and on Salem Holding’s ability to make payments on the notes.

Covenant restrictions under Salem Holding’s credit facility, the existing indentures and the indenture governing the notes offered hereby may limit our ability to operate our business.

      Salem Holding’s credit facility and the indentures governing the existing notes of Salem Holding contain, and the indenture governing the notes offered hereby will contain, among other things, covenants that restrict Salem Holding’s and its subsidiaries’ ability to finance future operations or capital needs or to engage in other business activities. The credit facility and each of the indentures restrict, among other things, their ability to:

•	incur additional debt;

•	pay dividends or make distributions;

•	purchase or redeem stock;

•	make investments and extend credit;

•	engage in transactions with affiliates;

•	create liens on assets;

•	transfer and sell assets; and

•	effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of its assets.

      These restrictions on management’s ability to operate Salem Holding’s business in accordance with their discretion could have a material adverse effect on our business.

      The covenants in each indenture are subject to a number of important limitations and exceptions. These limitations and exceptions will, for example, allow Salem Holding to make certain restricted payments to and investments in Parent, subject to specified limitations.

      In addition, Salem Holding’s credit facility requires us to maintain specified financial ratios and satisfy certain financial condition tests which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that the lenders will waive any failure to meet those tests.

      A breach of any of these covenants would result in a default under the credit facility and the indentures. If an event of default occurs under any of these agreements, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable.

      If we are unable to pay our obligations to our lenders under the credit facility or other future senior debt instruments, the lenders could proceed against any or all of the collateral securing the indebtedness to them. The collateral under the credit facility consists of substantially all of our existing assets. In addition, a breach of certain of the restrictions or covenants in these agreements, or an acceleration by these lenders of the obligations to them, would cause a default under the notes offered hereby, as well as under our existing notes. We may not have, or be able to obtain, sufficient funds to make accelerated payments, including payments on the notes, or to repay the notes in full after we pay the senior secured lenders to the extent of their collateral.

Parent and the other Unrestricted Guarantors will not be subject to most of the restrictive covenants of the indenture governing the notes.

      The covenant restrictions contained in the indenture governing the notes and the indenture governing Salem Holding’s existing notes will apply in large part only to Salem Holding and its restricted subsidiaries. Parent and the other Unrestricted Guarantors will be subject to limitations on layering senior subordinated indebtedness and merging or consolidating, or selling, transferring, leasing or otherwise disposing of all or substantially all of their assets, but they will not otherwise have limitations under these agreements on their ability, for example, to:

•	incur debt;

•	pay dividends or make distributions;

•	purchase or redeem stock;

•	make investments and extend credit;

•	engage in transactions with affiliates;

•	create liens on their assets; or

•	transfer and sell assets.

Salem Holding is a holding company which has no operations and will depend on its operating subsidiaries for cash to make payments on the notes.

      As a holding company, Salem Holding will not hold any significant assets other than its direct and indirect interests in its subsidiaries which conduct all of its operations. Salem Holding’s operating subsidiaries may not be able to make funds available to it. Salem Holding’s cash flow will depend upon the cash flow of its operating subsidiaries and the payment of funds by its operating subsidiaries to it. This could adversely affect its ability to meet its obligations to you as a holder of the notes.

      Salem Holding’s operating subsidiaries are separate and distinct legal entities and, except pursuant to their guarantees, are not obligated to make funds available for payment of the notes and other obligations in the form of loans, distributions or otherwise. In addition, Salem Holding’s operating subsidiaries’ ability to make any such loans, distributions or other payments to Salem Holding will depend on their earnings, business and tax considerations and legal restrictions, which may adversely impact Salem Holding’s ability to pay interest and principal due on the notes.

Parent and the other Unrestricted Guarantors are not subsidiaries of Salem Holding, the issuer of the notes, and are not obligated to make funds available to Salem Holding to make payments on the notes or Salem Holding’s other obligations.

      Parent and the other Unrestricted Guarantors are not subsidiaries of Salem Holding, the issuer of the notes. As such, Salem Holding has no ability to control Parent and the other Unrestricted Guarantors and cannot cause them to make funds available to Salem Holding to permit Salem Holding to make payments on the notes. Parent and the other Unrestricted Guarantors, except pursuant to their guarantees, are not obligated under the indenture or otherwise to make funds available for payment of the notes and other obligations in the form of loans, capital contributions or otherwise.

Your right to receive payment on the notes and the guarantees is subordinated in right of payment to all of Salem Holding’s and the guarantors’ senior debt.

      The notes will be general unsecured obligations, subordinated in right of payment to all existing and future senior debt of Salem Holding and that of each guarantor of the notes, respectively, including obligations under Salem Holding’s credit facility. The notes will not be secured by any assets of Salem Holding or the guarantors, and as such will be effectively subordinated to any secured debt that Salem

Holding or the guarantors may have now, including obligations under the credit facility, or may incur in the future to the extent of the value of the assets securing that debt.

      In the event that Salem Holding or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of the notes and the guarantees will be entitled to be paid in full from Salem Holding’s assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. In any of the foregoing events, we cannot assure you that Salem Holding would have sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, proportionally, than the holders of debt senior to the notes and the guarantees. The subordination provisions of the indenture will also provide that Salem Holding can make no payment to you during the continuance of payment defaults on its designated senior debt, and payments to you may be suspended for a period of up to 179 days if a nonpayment default exists under its designated senior debt. See “Description of the Notes — Subordination” for additional information. Also, in the event of bankruptcy, insolvency, liquidation or reorganization, holders of the notes will participate ratably with all holders of Salem Holding’s subordinated indebtedness that is deemed to be of the same class as the notes, including its existing notes, and potentially with all Salem Holding’s general creditors in distributions of its remaining assets.

      At September 30, 2002, after giving effect to the repayment of $13.0 million of borrowings under the credit facility since September 30, 2002, this offering, and the application of the proceeds from this offering and additional borrowings of approximately $8.4 million under the credit facility to redeem in full the outstanding 9 1/2% notes, as if such transactions had occurred on September 30, 2002, the notes and the guarantees would have been subordinated to $93.6 million of senior debt of Salem Holding and its subsidiaries and an additional $24.7 million would have been available to borrow under the credit facility, based upon the financial covenant restrictions of the credit facility. In addition, the indenture and the credit facility permit, subject to specified limitations, the incurrence of additional debt, some or all of which may be senior debt.

The guarantees may not be enforceable because of fraudulent conveyance laws.

      The incurrence of the guarantees by the guarantors may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of any guarantors’ unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time any such guarantor incurred a guarantee of the notes, such guarantor:

•	incurred the guarantee of the notes with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee of the notes and such guarantor:

•	was insolvent or was rendered insolvent;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured;

(as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes); then such court could void the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor’s presently existing or future debt or take other actions detrimental to you.

      It may be asserted that the guarantors incurred their guarantees for the benefit of Salem Holding and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

      The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation;

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured; or

•	it incurred obligations beyond its ability to pay as such obligations become due.

      We believe that, at the time the guarantors initially incur the debt represented by the guarantees, the guarantors will not be insolvent or rendered insolvent by the incurrence, be lacking sufficient capital to run their businesses effectively, or be unable to pay obligations on the guarantees as they mature or become due. We cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

      If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of Salem Holding or any guarantor whose obligation was not set aside or found to be unenforceable.

No established market exists for the notes, and your ability to sell the notes is subject to uncertainties regarding the liquidity of the trading market for the notes.

      The notes are a new issue of securities for which there is currently no established market. There can be no assurance as to:

•	the liquidity of any such market that may develop;

•	the ability of the holders of notes to sell any of their notes; or

•	the price at which the holders of the notes would be able to sell any of their notes.

      We do not presently intend to apply for listing of the notes on any national securities exchange or on the Nasdaq National Market. The underwriters have advised us that they presently intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and any such market-making may be discontinued at any time at the sole discretion of the underwriters and without notice. Accordingly, no assurance can be given as to the development or liquidity of any market for the notes. If a market for the notes were to develop, the notes could trade at prices that may be higher or lower than reflected by their initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Historically, the market for securities such as the notes has been subject to disruptions that have caused substantial volatility in the prices of similar securities. We cannot assure you that, if a market for the notes were to develop, such a market would not be subject to similar disruptions.

Salem Holding may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

      Upon a change of control, Salem Holding is required to offer to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The source of funds for any such purchase of notes will be Salem Holding’s available cash or cash generated from its subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds will be available at the time of any change of control to make any required repurchases of notes tendered. In addition, the terms of the credit facility limit Salem Holding’s ability to purchase your notes in those circumstances. Upon a change of control, Salem Holding will also be required to offer to repurchase all of its existing notes, and may be required immediately to repay the outstanding principal, accrued interest and any other amounts owed by it under the credit facility. Any of Salem Holding’s future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their right to require Salem Holding to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under Salem Holding’s other debt, even if the change in control itself would not cause a default. Accordingly, it is possible that Salem Holding will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in the credit facility will not allow such repurchases.

Risks Related to Our Business

We may not pursue potentially more profitable business opportunities outside of our religious and family themes formats which may have a material adverse effect on our business.

      We are fundamentally committed to broadcasting formats emphasizing religious and family themes. We may not switch to other formats or pursue potentially more profitable business opportunities in response to changing audience preferences. We do not intend to pursue business opportunities that would conflict with our core commitment to religious and family themes formats even if such opportunities would be more profitable. Our decision not to pursue other formats might result in lower operating revenues than we might otherwise achieve.

If we are unable to successfully execute our acquisition strategy, our business may not continue to grow.

      We intend to continue to acquire radio stations as well as other complementary media businesses. Our acquisition strategy has been, and will continue to focus on, the acquisition of strong signal stations in the top 50 markets. However, we may not be able to successfully identify and consummate future acquisitions, and stations that we do acquire may not increase our broadcast cash flow or yield other anticipated benefits. Acquisitions in markets in which we already have a presence may not increase our broadcast cash flow due to saturation of audience demand. Acquisitions in smaller markets may have less potential to increase operating revenues. Our failure to execute our acquisition strategy successfully in the future could limit our ability to continue to grow in terms of number of stations or profitability.

We may be unable to integrate the operations and management of acquired stations, which could have a material adverse effect on our business and operating results.

      Since January 1, 2001, we acquired or agreed to acquire and/or operate 12 radio stations and we expect to make acquisitions of other stations and station groups in the future.

      We cannot assure you that we will be able to integrate successfully the operations or management of acquired stations, or the operations or management of stations that might be acquired in the future. Acquisitions of stations will require us to manage a significantly larger and likely more geographically diverse radio station portfolio than historically has been the case. Our inability to integrate and manage newly acquired stations successfully could have a material adverse effect on our business and operating results.

If we are unable to implement our cluster strategy, we may not realize anticipated operating efficiencies.

      As part of our operating strategy, we attempt to realize efficiencies of operating costs and cross-selling of programming and advertising by clustering the operations of two or more radio stations in a single market. However, there can be no assurance that this operating strategy will be successful. Furthermore, we cannot assure you that the clustering of radio stations in one market will not result in downward pressure on advertising and programming rates at one or more of the existing or new radio stations within the cluster. There can be no assurance that any of our stations will be able to maintain or increase its current listening audience and operating revenue in circumstances where we implement our clustering strategy.

      Additionally, Federal Communications Commission (“FCC”) rules and policies allow a broadcaster to own a number of radio stations in a given market and permit, within limits, joint arrangements with other stations in a market relating to programming, advertising sales and station operations. We believe that radio stations that elect to take advantage of these clustering opportunities may, in certain circumstances, have lower operating costs and may be able to offer advertisers more attractive rates and services. The future development of our business in new markets, as well as the maintenance of our business growth in those markets in which we do not currently have radio station clusters, may be negatively impacted by competitors who are taking advantage of these clustering opportunities by operating multiple radio stations within markets.

The restrictions on ownership of multiple stations in each market may prevent us from implementing our cluster strategy.

      As part of our growth strategy, we seek to acquire additional radio stations in markets in which we already have existing stations. However, our ability to acquire, operate and integrate any such future acquisition as part of a cluster may be limited by antitrust laws, FCC regulations, and/or the amendment of the Communications Act through congressional action. Such changes may affect our ability to acquire additional stations in local radio markets where we already own one or more radio stations.

      The FCC is currently studying issues related to the definition of a “local radio market” and the number of stations that one entity may own in any such market; interest has been expressed by members of Congress to limit the level of ownership concentration in local radio markets. We cannot predict whether there will be a change in the Communications Act or other federal law governing ownership of radio stations, or whether the FCC, the Department of Justice (“DOJ”) or the Federal Trade Commission (“FTC”) will modify their rules and policies restricting the acquisition of additional stations in a local radio market. In addition, we cannot predict whether a private party will challenge acquisitions we may propose in the future. These events could adversely affect our ability to implement our cluster acquisition strategy.

Government regulation of the broadcasting industry by the FTC, DOJ and FCC may limit our ability to acquire or dispose of radio stations and enter into certain agreements.

      The Communications Act and FCC rules and policies require prior FCC approval for transfers of control of, and assignments of, FCC licenses. The FTC and the DOJ evaluate transactions to determine whether those transactions should be challenged under federal antitrust laws. Over the past seven years, the FTC and the DOJ have been increasingly active in their review of radio station acquisitions. This is particularly the case when a radio broadcast company proposes to acquire an additional station in an existing market. As we have gained a presence in a greater number of markets and a greater percentage of the top 50 markets, our future proposed transactions may more frequently be subject to more aggressive review by the FTC or the DOJ due to market concentration concerns. This increased level of review may be accentuated in instances where we propose to engage in a transaction with parties who themselves have multiple stations in the relevant market. The FCC might not approve a proposed radio station acquisition or disposition when the DOJ has expressed market concentration concerns with respect to the buy or sell side of a given transaction, even if the proposed transaction would otherwise comply with the FCC’s numerical limits on in-market ownership. We cannot be sure that the DOJ or the FTC will not seek to prohibit or require the restructuring of our future acquisitions on these or other bases.

      As noted above, the FCC has instituted a proceeding to consider a broad range of possible changes to its rules governing radio ownership in local markets. These possible changes may limit our ability to make future radio station acquisitions and may eventually require us to terminate any agreements whereby we provide programming to or sell advertising on radio stations that we do not own. Additionally, under an interim policy announced by the FCC in connection with its proceeding to modify the radio ownership rules, the FCC could designate for hearing or significantly delay approval of any of our future proposed radio station acquisitions or dispositions which, in the FCC’s view, even in the absence of an expression of concern by the DOJ, raise local market concentration concerns. Were a complaint based on issues other than market concentration to be filed against us or other FCC licensees involved in a transaction with us, the FCC could delay the grant of, or refuse to grant, its consent to an assignment or transfer of control of licenses and effectively prohibit a proposed acquisition or disposition.

If we are not able to obtain financing or generate sufficient cash flows from operations, we may be unable to fund future acquisitions.

      We will require significant financing to fund our acquisition strategy and implement our business plan. This financing may not be available to us. The availability of funds under the credit facility at any time will be dependent upon, among other factors, our ability to satisfy financial covenants. Our future operating performance will be subject to financial, economic, business, competitive, regulatory and other factors, many of which are beyond our control. Accordingly, we cannot assure you that our future cash flows or borrowing capacity will be sufficient to allow us to complete future acquisitions or implement our business plan, which could have a material adverse effect on our business and results of operations.

If we cannot attract the anticipated listener and advertiser base for our newly acquired radio stations, we may not recoup associated promotional costs or achieve profitability for these radio stations.

      We have recently acquired new radio stations that previously broadcast in formats other than our primary formats. We continue to program some of these recently acquired stations in non-primary formats and others we format to our themes of religious and family values. During, and for a period after, the conversion of a radio station’s format, the radio station typically generates operating losses. The magnitude and duration of these losses depends on a number of factors, including the promotional and marketing costs associated with attracting listeners and advertisers to our radio station’s new format and the success of these efforts. There is no guarantee that the operation of these newly acquired stations or our operations in new formats will attract a sufficient listener and advertiser base. If we are not successful in attracting the listener and advertiser base we anticipate, we may not recoup associated promotional costs or achieve profitability for these radio stations.

Our strategy to develop and launch new formats may not result in profitability for stations broadcasting in these formats.

      We have launched music formats, including a contemporary Christian music format called The FishTM, as well as a conservative news/talk format, in several markets. We have traditionally relied on Christian teaching and talk block programming as the primary source of our revenue and there is no guarantee that the implementation of these new formats will attract a sufficient listener and advertiser base. Our strategy to launch and develop new formats may not result in any significant revenues or net income. Our management may be unable to successfully market these additional formats due to less operational experience compared to Christian teaching and talk formats. In addition, the introduction of these new formats involves significant promotional costs which will negatively impact our profitability.

If we do not maintain or increase our block program revenue share compared to other broadcast companies, our business and operating results may be adversely affected.

      The financial success of each of our radio stations that features Christian teaching and talk programming is dependent, to a significant degree, upon our ability to generate revenue from the sale of block program time to national and local religious organizations, which accounted for 37.4% and 41.1% of our gross broadcasting revenue during the nine months ended September 30, 2002, and the year ended December 31, 2001, respectively. We compete for this program revenue with a number of commercial and non-commercial radio stations. Due to the significant competition for this block programming, we cannot be sure that we will be able to maintain or increase our current block programming revenue.

If we are unable to maintain or grow our advertising revenue share compared to other broadcast and media companies, our business and operating results may be adversely affected.

      Our radio stations with our contemporary Christian music and conservative news/talk formats are substantially dependent upon advertising for their revenues. In the advertising market, we compete for revenue with other commercial religious format and general format radio stations, as well as with other media, including broadcast and cable television, newspapers, magazines, direct mail and billboard advertising. Due to this significant competition, we cannot be sure that we will be able to maintain or increase our current advertising revenue.

A general economic downturn could negatively impact our ability to generate advertising revenue.

      We derive a substantial part of our revenues from the sale of advertising on our radio stations. For the nine months ended September 30, 2002 and the years ended December 31, 2001, 2000 and 1999, 48.4%, 43.9%, 40.4%, and 37.3% of our gross broadcast revenues, respectively, were generated from the sale of advertising. Because advertisers generally reduce their spending during economic downturns, we could be adversely affected by a general economic slowdown in the United States. In addition, because a substantial portion of our revenues are derived from local advertisers, our ability to generate advertising revenues in specific markets could be adversely affected by local or regional economic downturns. We are dependent on advertising revenue from the Los Angeles and Dallas markets, which generated 8.8% and 8.2%, respectively, of our gross broadcast revenues in the nine months ended September 30, 2002.

The ongoing impact of acts of war and terrorism, which have further depressed economic activity in the United States and globally, may further reduce our advertising revenues and have other negative effects on our business.

      In response to the September 11, 2001 terrorist attacks on New York City and Washington, D.C. and subsequent threats of terrorism, we increased our news and community service programming, which decreased the amount of broadcast time available for commercial advertising. In addition, these events caused advertisers to reschedule and cancel advertisements on our stations. The ongoing impact of acts of war and terrorism against the United States, and the country’s response thereto, may also cause the current general slowdown in the United States advertising market to worsen, which could cause our advertising revenues to decline further due to advertising cancellations, delays or defaults in payment for advertising time, and other factors. In addition, these ongoing events have further depressed economic activity in the United States and globally, including the markets in which we operate, and may have other negative effects on our business, the nature and duration of which we cannot predict. If these acts of war or terrorism or weak economic conditions continue or worsen, our financial condition and results of operations may be materially and adversely affected.

If we lose the services of our founders, the management and operation of our business could be disrupted.

      Our business is dependent upon the performance and continued efforts of certain key individuals, particularly Edward G. Atsinger III, our President and Chief Executive Officer, and Stuart W. Epperson, our Chairman of the Board. The loss of the services of either Messrs. Atsinger or Epperson could have a material adverse effect upon us. We have entered into employment agreements with each of Messrs. Atsinger and Epperson. Messrs. Atsinger and Epperson’s agreements expire in June 2004. Mr. Epperson has radio interests outside of us that will continue to impose demands on his time.

Our management may be responsible for managing other radio operations which could give rise to conflicts of interest and impair our operating results.

      Through its subsidiaries, Parent currently owns and may from time to time in the future acquire radio stations in addition to those owned by Salem Holding and its subsidiaries. Our officers and managers (many of whom are also officers and managers of Salem Holding) may have a substantial role in managing these radio stations. As a result, the time they devote to managing Salem Holding’s radio stations may be correspondingly reduced. This could adversely affect Salem Holding’s growth, financial condition and results of operations. Moreover, allocating our managers’ time and other resources between Salem Holding’s radio stations and radio stations that are not owned by Salem Holding or its subsidiaries could give rise to conflicts of interest. We do not have or plan to create formal procedures for determining whether and to what extent properties acquired in the future will be allocated between Salem Holding and Parent (including their respective subsidiaries) or which properties will receive priority with respect to personnel requirements.

Our controlling stockholders may cause us to act, or refrain from acting, in a way that minority stockholders do not believe is in their best interest.

      Edward G. Atsinger III, Stuart W. Epperson and Nancy A. Epperson control approximately 88% of the voting power of Parent’s capital stock. Messrs. Atsinger and Epperson and Mrs. Epperson thus have the ability to control fundamental corporate transactions requiring stockholder approval, including but not limited to, the election of all of Parent’s directors, except for the two directors elected by holders of Parent’s Class A common stock, approval of merger transactions involving Parent and the sale of all or substantially all of Parent’s assets.

If we fail to maintain our licenses with the FCC, we would be prevented from operating affected radio stations.

      We operate each of our radio stations pursuant to one or more FCC broadcasting licenses. As each license expires, we apply for renewal of the license. However, we cannot be sure that any of our licenses will be renewed, and renewal is subject to challenge by third-parties or to denial by the FCC. The failure to renew any of our licenses would prevent us from operating the affected station and generating revenue from it. If the FCC decides to include conditions or qualifications in any of our licenses, we may be limited in the manner in which we may operate the affected station.

USE OF PROCEEDS

      We estimate that the net proceeds to Salem Holding from the sale of the notes will be approximately $99.3 million, after deducting the underwriting discount and estimated offering expenses.

      Salem Holding intends to use the net proceeds it receives from the sale of the notes, together with additional borrowings of approximately $8.4 million under the credit facility, to redeem in full its existing 9 1/2% senior subordinated notes due 2007. The redemption payment for the 9 1/2% senior subordinated notes will be approximately $107.7 million, including approximately $2.9 million of accrued interest (in each case, assuming the redemption occurs on January 22, 2003). At the closing of the offering of the notes, we will deposit the redemption payment with the trustee for the 9 1/2% senior subordinated notes to satisfy and discharge the indenture for such notes.

CAPITALIZATION

      The following table sets forth unaudited historical consolidated capitalization of Salem Holding as of September 30, 2002 and as of that date on a pro forma basis for (1) the repayment of $13.0 million of borrowings under Salem Holding’s credit facility since September 30, 2002; (2) the issuance of the notes, (3) the use of the net proceeds of this offering to redeem the existing 9 1/2% senior subordinated notes, including the redemption premium and write-off of applicable bond issue costs, net of tax effect, and (4) additional borrowings under the credit facility of $8.4 million to redeem the existing 9 1/2% senior subordinated notes.

      This table should be read in conjunction with Salem Holding’s unaudited consolidated financial statements and related notes in Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, incorporated by reference herein.

	At September 30, 2002

	Actual	Pro Forma

	(Dollars in thousands)
Cash and cash equivalents	$50,767	$37,767

Capital lease obligations, current portion	$22	$22
Long-term debt, including current portion:
Credit facility(1)	98,150	93,591
9 1/2% senior subordinated notes due 2007	100,000	—
9% senior subordinated notes due 2011	150,000	150,000
Notes offered hereby	—	100,000
Fair value of interest swap agreement	6,465	6,465
Capital leases obligations	59	59
Seller financed note to acquire Dame-Gallagher Network	625	625

Total long-term debt, including current portion	355,321	350,762

Stockholders’ equity	164,527	160,665

Total capitalization	$519,848	$511,427

(1)	As of September 30, 2002, on a pro forma basis, Salem Holding would have been permitted to incur an additional $24.7 million under the credit facility, based upon the financial covenant restrictions of the credit facility. As of September 30, 2002, $98.2 million was outstanding under the credit facility. Since that date we have repaid $13.0 million, and currently have $85.2 million outstanding under the credit facility.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

      The selected consolidated financial and other data presented below as of and for the five years ended December 31, 2001 have been derived from Parent’s audited consolidated financial statements incorporated by reference herein (see also Note 14 thereto with respect to Salem Holding). The selected consolidated financial and other data as of and for the nine months ended September 30, 2001 and 2002 have been derived from Parent’s unaudited condensed consolidated financial statements incorporated by reference herein (see also Note 9 thereto with respect to Salem Holding), and include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of our financial position at such dates and results of operations for such periods. The statement of operations data and other data for the years ended December 31, 2000 and 2001 and for the nine months ended September 30, 2001 and 2002 has been reclassified to reflect our sale on September 30, 2002, of the assets of radio station WYGY-FM, which has been accounted for as a discontinued operation under the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The results of operations for the nine months ended September 30, 2002 are not necessarily indicative of the results that we may achieve for the full fiscal year. The selected consolidated financial and other data set forth below should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Parent’s consolidated financial statements and the notes thereto included in the Annual Report of Parent on Form 10-K for the year ended December 31, 2001 and the Quarterly Report on Form 10-Q of Parent for the nine months ended September 30, 2002, each incorporated by reference herein.

	Parent							Salem Holding(1)

						Nine Months			Nine Months
						Ended		Year Ended	Ended
	Year Ended December 31,					September 30,		December 31,	September 30,

	1997	1998	1999	2000	2001	2001	2002	2001	2001	2002

	(Dollars in thousands)
Statement of Operations Data:
Net broadcasting revenue	$67,912	$77,891	$87,122	$109,957	$132,047	$96,570	$112,178	$126,338	$92,965	$105,366
Other media revenue	—	—	6,424	7,916	8,016	6,041	5,586	—	—	—

Total revenue	67,912	77,891	93,546	117,873	140,063	102,611	117,764	126,338	92,965	105,366
Operating expenses
Broadcasting operating expenses, exclusive of depreciation and amortization shown below	39,626	42,526	46,291	60,134	83,713	60,871	73,983	79,661	58,465	68,816
Other media operating expenses, exclusive of depreciation and amortization shown below	—	—	9,985	14,863	9,282	7,290	5,613	—	—	—
Corporate expenses, exclusive of depreciation and amortization shown below	6,210	7,395	8,507	10,457	13,774	10,484	11,300	13,696	10,480	11,294
Stock and related cash grant	—	—	2,550	—	—	—	—	—	—	—
Tax reimbursements to S corporation stockholders(2)	1,780	—	—	—	—	—	—	—	—	—
Legal settlement(3)	—	—	—	—	—	—	2,300	—	—	—
Depreciation and amortization	12,803	14,058	18,233	25,065	30,026	22,145	8,600	25,096	18,822	7,800

Total operating expenses	60,419	63,979	85,566	110,519	136,795	100,790	101,796	118,453	87,767	87,910

Operating income	7,493	13,912	7,980	7,354	3,268	1,821	15,968	7,885	5,198	17,456
Other income (expense)
Interest income	230	291	1,005	534	1,994	1,844	114	401	308	67
Interest income from related party	—	—	—	—	—	—	—	10,855	8,113	8,966
Gain (loss) on disposal of assets	4,285	236	(219)	773	26,276	23,072	(548)	26,626	23,250	(307)
Gain (loss) on disposal of assets to related parties	—	—	—	28,794	3,560	—	—	3,560	—	—
Interest expense	(12,706)	(15,941)	(14,219)	(17,452)	(26,542)	(19,719)	(20,293)	(26,538)	(19,716)	(20,814)
Other expense	(389)	(422)	(633)	(857)	(573)	(264)	(398)	(513)	(184)	(398)

Total other income (expense)	(8,580)	(15,836)	(14,066)	11,792	4,715	4,933	(21,125)	14,391	11,771	(12,486)

	Parent							Salem Holding(1)

						Nine Months			Nine Months
						Ended		Year Ended	Ended
	Year Ended December 31,					September 30,		December 31,	September 30,

	1997	1998	1999	2000	2001	2001	2002	2001	2001	2002

	(Dollars in thousands)
Income (loss) before income taxes and extraordinary item	(1,087)	(1,924)	(6,086)	19,146	7,983	6,754	(5,157)	22,276	16,969	4,970
Provision (benefit) for income taxes	106	(343)	(1,611)	7,337	2,442	2,508	(1,965)	11,169	9,414	2,314

Income (loss) before discontinued operations and extraordinary item	(1,193)	(1,581)	(4,475)	11,809	5,541	4,246	(3,192)	11,107	7,555	2,656
Extraordinary loss, net of tax effect(4)	(1,185)	—	(3,570)	(1,187)	—	—	—	—	—	—

Income (loss) before discontinued operations	(2,378)	(1,581)	(8,045)	10,622	5,541	4,246	(3,192)	11,107	7,555	2,656
Income (loss) from discontinued operations, net of tax	—	—	—	(513)	(1,154)	(895)	17,871	(1,124)	(895)	17,871

Net income (loss)(5)	$(2,378)	$(1,581)	$(8,045)	$10,109	$4,387	$3,351	$14,679	$9,983	$6,660	$20,527

Balance Sheet Data (at end of period):
Cash and cash equivalents	$1,645	$1,917	$34,124	$3,928	$23,921	$33,849	$52,148	$23,378	$32,615	$50,767
Broadcast licenses	112,620	132,588	131,635	340,201	323,848	314,230	358,259	231,019	220,627	264,648
Other intangible assets including goodwill, net	7,463	9,188	18,885	18,281	20,211	21,654	13,752	13,808	14,396	8,185
Total assets	184,813	207,750	264,364	470,668	507,254	503,271	577,879	497,462	482,713	599,010
Long-term debt, including current portion	154,500	178,610	103,335	286,143	311,621	308,225	354,673	318,182	308,850	355,321
Total stockholders’ equity	$10,682	$9,101	$142,839	$152,948	$157,370	$156,332	$172,594	$143,828	$141,972	$164,527
Cash flows related to:
Operating activities	7,314	11,015	8,204	10,712	11,633	10,417	5,626	24,972	27,432	10,708
Investing activities	(26,326)	(31,762)	(35,159)	(219,848)	(10,070)	3,971	(13,521)	(11,445)	8,018	(6,150)
Financing activities	18,695	21,019	59,162	178,940	18,430	15,533	36,122	6,239	(6,447)	22,830
Other Data:
Broadcast cash flow(6)	$28,286	$35,365	$40,831	$49,823	$48,334	$35,699	38,195	$46,677	$34,500	$36,550
Broadcast cash flow margin(7)	41.7%	45.4%	46.9%	45.3%	36.6%	37.0%	34.0%	36.9%	37.1%	34.7%
EBITDA(6)	22,076	27,970	28,763	32,419	33,294	23,966	24,568	32,981	24,020	25,256
Broadcast EBITDA(6)	22,076	27,970	32,324	39,366	34,560	25,215	24,595	32,981	24,020	25,256
Capital expenditures	7,512	6,865	9,142	14,804	27,974	22,638	11,192	26,007	21,043	10,498
Ratio of earnings to fixed charges(8)	0.9x	0.9x	0.6x	2.0x	1.3x	1.3x	0.8x	1.8x	1.8x	1.2x
Pro forma ratio of earnings to fixed charges(8)					1.3x		0.8x	1.8x		1.3x

(1)	Selected consolidated financial and other data of Salem Holding as of and for the three years ended December 31, 1999 is identical to Parent’s selected consolidated financial and other data for those periods because Parent formed Salem Holding as a wholly-owned subsidiary in May 2000 and assigned substantially all of its assets and liabilities to Salem Holding in August 2000. This transaction was accounted for as an exchange of assets among entities under common control and, accordingly, the assets exchanged have been recorded at their historical cost in a manner similar to the pooling of interest method of accounting. In addition, in June 2001, Salem Holding effected a dividend to Parent of Salem Holding’s publishing and Internet businesses. The dividend was accounted for as a transfer of assets among entities under common control and accordingly all periods presented were restated to exclude the revenues and expenses of the publishing and Internet businesses. The selected financial data have been presented as if the transactions had occurred on January 1, 1997.

(2)	Tax reimbursements to S corporation stockholders represent the income tax liabilities of Parent’s principal stockholders created by the income of New Inspiration and Golden Gate, which were both S corporations prior to our August 1997 reorganization. Pro forma net income (loss) excludes tax reimbursements to S corporation stockholders and includes a pro forma tax provision at an estimated combined federal and state income tax rate of 40% as if the reorganization had occurred at the beginning of each period presented. In August 1997, New Inspiration and Golden Gate became wholly-owned subsidiaries of Parent. From this date, pretax income of New Inspiration and Golden Gate is included in Parent’s computation of the income tax provision included in our consolidated statements of operations.

The following table reflects the pro forma adjustments to historical net income for the periods prior to and including our August 1997 reorganization:

Pro Forma Information:	1997

Loss before income taxes and extraordinary item	$(1,087)
Add back tax reimbursements to S corporation stockholders	1,780

Pro forma income before income taxes and extraordinary item	693
Pro forma provision for income taxes	278

Pro forma income before extraordinary item	415
Extraordinary loss	(1,185)

Pro forma net loss	$(770)

(3)	On December 6, 2000, Gospel Communications International (“GCI”) brought suit alleging that Parent and OnePlace failed to provide certain e-commerce software to GCI. We asserted counterclaims. On July 15, 2002, we reached a confidential settlement with GCI for $2.3 million. We paid $0.3 million during the third quarter of 2002 and paid the remaining $2.0 million on October 4, 2002.

(4)	The extraordinary loss in each of 1997, 1999 and 2000 relates to the write-off of deferred financing costs and termination fees related to the repayment of debt.

(5)	The following table provides a reconciliation of reported net income for the five years ended December 31, 2001 to net income that would have been reported had SFAS No. 142 been applied as of January 1, 1997:

	Year Ended December 31,

	1997	1998	1999	2000	2001

		(Dollars in thousands)
Reported net income (loss)	$(2,378)	$(1,581)	$(8,045)	$10,109	$4,387
Add back goodwill and broadcast licenses amortization, net of tax	5,161	5,707	6,749	10,687	13,547

Adjusted net income (loss)	$2,783	$4,126	$(1,296)	$20,796	$17,934

Basic and diluted earnings (loss) per share
As reported	$(0.14)	$(0.09)	$(0.40)	$0.43	$0.19
Goodwill and broadcast licenses amortization, net of tax	0.31	0.34	0.34	0.46	0.58

Adjusted net income (loss)	$0.17	$0.25	$(0.06)	$0.89	$0.76

(6)	We define broadcast cash flow as operating income, excluding other media revenue and other media operating expenses, before depreciation and amortization and corporate expenses. We define EBITDA as operating income before depreciation and amortization. We define broadcast EBITDA as EBITDA excluding other media businesses. EBITDA for the year ended December 31, 1999 excludes a $2.6 million charge ($1.9 million, net of income tax) for a one-time stock grant concurrent with our initial public offering.

Although broadcast cash flow and EBITDA are not measures of performance calculated in accordance with GAAP, each measure should be viewed as a supplement to and not a substitute for our results of operations presented on the basis of GAAP. We use these financial measures because management believes they are useful for all investors and users of our financial statements in understanding our cash flows. Management believes that broadcast cash flow and EBITDA are useful because they are generally recognized by the radio broadcasting industry as measures of performance and are used by investors and by analysts who report on the performance of broadcast companies. Broadcast cash flow and EBITDA are generally recognized as tools in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communications industries. Broadcast cash flow and EBITDA do not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash flow activity and our income statement presents our historical performance prepared in accordance with generally accepted accounting principles. Our broadcast cash flow and EBITDA are not necessarily comparable to similarly titled measures employed by other companies.

Reconciliations of broadcast cash flow and EBITDA with operating income for Parent are set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” and for Salem Holding are set forth in the section entitled “Summary Consolidated Financial and Other Data of Salem Holding.”

(7)	Broadcast cash flow margin is broadcast cash flow as a percentage of net broadcasting revenue.

(8)	For purposes of calculating the ratio of earnings to fixed charges and pro forma earnings to fixed charges, “earnings” consist of income (loss) before income taxes and extraordinary items plus fixed charges, and “fixed charges” consist of interest expense plus an allocation of a portion of rent expense representing interest. The pro forma earnings to fixed charges ratio gives effect to the issuance of the notes offered hereby, and the use of the net proceeds therefrom, together with additional borrowings of approximately $8.4 million under the credit facility, to redeem in full the 9 1/2% senior subordinated notes, as if each occurred at the beginning of the period presented. For the years ended December 31, 1997, 1998 and 1999 and for the nine months ended September 30, 2002 and September 30, 2002 (pro forma), our earnings were inadequate to cover fixed charges; the coverage deficiency for the years ended December 31, 1997, 1998 and 1999 and for the nine months ended September 30, 2002 and September 30, 2002 (pro forma) was $1.1 million, $1.9 million, $6.1 million, $5.2 million and $4.2 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

General

      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the condensed consolidated financial statements and related notes included in Parent’s Annual Report on Form 10-K for the year ended December 31, 2001 and Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, incorporated by reference herein. The condensed consolidated financial statements are not directly comparable from period to period because of our acquisition and disposition of radio stations and our acquisition of other media businesses. The following discussion and analysis discusses the financial condition and results of operations of Parent and its subsidiaries (including Salem Holding and its subsidiaries) on a consolidated basis, unless otherwise indicated. Except as specified herein, we do not separately discuss the consolidated financial condition and results of operations of Salem Holding and its subsidiaries, because Salem Holding has substantially no assets, operations or cash other than its investment in subsidiaries and its financial condition and results of operations are substantially similar to those of Parent. Consolidated balance sheet and income statement data for Parent and its subsidiaries include financial data of nine radio stations that are owned by SCA License Corporation, a subsidiary of Parent and our other media businesses, OnePlace and CCM. These nine stations, OnePlace and CCM are not owned by Salem Holding and its subsidiaries. These nine stations, OnePlace and CCM represented approximately 11% of total net revenue and approximately 11% of total operating expenses (excluding the legal settlement by OnePlace of $2.3 million) for the nine months ended September 30, 2002.

      We believe that we are the largest U.S. radio broadcasting company, measured by number of stations and audience coverage, providing programming targeted at audiences interested in religious and family themes. Our core business is the ownership and operation of radio stations in large metropolitan markets. We own and operate 85 radio stations, including 57 stations in 22 of the top 25 markets. This makes us the sixth largest operator measured by number of stations overall and the third largest operator measured by number of stations in the top 25 markets. Management believes that we are the thirteenth largest radio broadcaster measured by net broadcasting revenue for the year ended December 31, 2001. We also own Salem Radio Network®, which we believe to be a leading developer, producer and syndicator of religious and family themes oriented talk, news and music programming, but not of general broadcast programming, with over 1,600 affiliated radio stations. In addition, we own complementary publishing and Internet businesses.

      Historically, our principal sources of revenue have been:

•	the sale of block program time, both to national and local program producers,

•	the sale of advertising time on our radio stations, both to national and local advertisers, and

•	the sale of advertising time on our national radio network.

      In 1999, we expanded our sources of revenue and product offerings with the acquisition of other media businesses, including publishing and Internet businesses.

      The following table shows our gross broadcasting revenue, the percentage of gross broadcasting revenue for each broadcasting revenue source and our net broadcasting revenue.

	Year Ended December 31,						Nine Months Ended September 30,

	1999		2000		2001		2001		2002

	(Dollars in thousands)
Block program time:
National	$31,317	32.9%	$34,887	29.1%	$37,778	26.2%	$27,913	26.5%	$30,273	24.7%
Local	15,816	16.6	19,044	15.9	21,478	14.9	16,152	15.3	15,547	12.7

	47,133	49.5	53,931	45.0	59,256	41.1	44,065	41.8	45,820	37.4
Advertising:
National	5,855	6.1	7,712	6.4	7,150	5.0	5,060	4.8	7,690	6.3
Local	29,686	31.2	40,751	34.0	56,092	38.9	40,292	38.2	51,579	42.1

	35,541	37.3	48,463	40.4	63,242	43.9	45,352	43.0	59,369	48.4
Infomercials	3,764	4.0	5,228	4.4	6,139	4.3	4,842	4.6	4,586	3.7
Salem Radio Network®	6,983	7.3	9,174	7.6	12,100	8.4	8,876	8.5	10,436	8.5
Other	1,856	1.9	3,171	2.6	3,266	2.3	2,244	2.1	2,443	2.0

Gross broadcasting revenue	$95,277	100.0%	$119,967	100.0%	$144,003	100.0%	$105,379	100.0%	$122,554	100%

Less agency commissions	8,155		10,010		11,956		8,809		10,376

Net broadcasting revenue	$87,122		$109,957		$132,047		$96,570		$112,178

      Our broadcasting revenue is affected primarily by the program rates our radio stations charge and by the advertising rates our radio stations and networks charge. The rates for block program time are based upon our stations’ ability to attract audiences that will support the program producers through contributions and purchases of their products. Advertising rates are based upon the demand for advertising time, which in turn is based on our stations’ and networks’ ability to produce results for their advertisers. Historically we have not subscribed to traditional audience measuring services. Instead, we have marketed ourselves to advertisers based upon the responsiveness of our audience. In selected markets we subscribe to Arbitron, which develops quarterly reports to measure a radio stations audience share in the demographic groups targeted by advertisers. Each of our radio stations and our network have a general pre-determined level of time that they make available for block programs and/or advertising, which may vary at different times of the day.

      We encourage our general managers and sales managers to increase advertising revenue. We can create additional advertising revenue in a variety of ways, such as removing block programming that generates marginal audience response, adjusting the start time of programs to add advertising in more desirable time slots and increasing advertising rates.

      As is typical in the radio broadcasting industry, our second and fourth quarter advertising revenue generally exceeds our first and third quarter advertising revenue. Quarterly revenue from the sale of block program time does not tend to vary, however, because program rates are generally set annually.

      Our cash flow is affected by a transition period experienced by radio stations when, due to the nature of the radio station, our plans for the market and other circumstances, we find it beneficial or advisable to change its format. This transition period is when we develop a radio station’s customer and listener base. During this period, a station will typically generate negative or insignificant cash flow.

      In the broadcasting industry, radio stations often utilize trade or barter agreements to exchange advertising time for goods or services, such as other media advertising, travel or lodging, in lieu of cash. In order to preserve the sale of our advertising time for cash, we generally enter into trade agreements only if the goods or services bartered to us will be used in our business. We have minimized our use of trade agreements and have generally sold most of our advertising time for cash. In fiscal 2001, we sold 94% of our advertising time for cash. In addition, it is our general policy not to preempt advertising paid for in cash with advertising paid for in trade.

      The primary operating expenses incurred in the ownership and operation of our radio stations include employee salaries and commissions, and facility expenses, for example, rent and utilities. Beginning in 2000, in connection with the launch of our contemporary Christian music format in several markets, we incurred increased amounts for promotional expenses and music license fees. In addition to these expenses, our network incurs programming costs and lease expenses for satellite communication facilities. We also incur and will continue to incur significant depreciation, amortization and interest expense as a result of completed and future acquisitions of radio stations and existing and future borrowings.

      OnePlace, our Internet business, earns its revenue from sales of streaming services, sales of banner advertising and sponsorships on the Internet, and, to a lesser extent, sales of software and software support contracts. CCM, our publishing business, earns its revenue by selling advertising in and subscriptions to its publications. The revenue and related operating expenses of these businesses are reported as “other media” on our condensed consolidated statements of operations.

Non-GAAP Financial Measures

      The performance of a radio broadcasting company is customarily measured by the ability of its stations to generate broadcast cash flow, EBITDA and free cash flow. We define:

•	broadcast cash flow as operating income, excluding other media revenue and other media operating expenses, before depreciation and amortization and corporate expenses;

•	EBITDA as operating income before depreciation and amortization;

•	free cash flow as income (loss) before extraordinary item minus gain (loss) on disposal of assets (net of income tax) plus depreciation and amortization, plus the tax benefit from non-book amortization of broadcast licenses and goodwill, less maintenance capital expenditures and excluding one-time items; and

•	maintenance capital expenditures as capital expenditures that are not acquisition related or revenue producing expenditures.

EBITDA for the year ended December 31, 1999 excludes a $2.6 million charge ($1.9 million, net of income tax) for a one-time stock grant concurrent with our initial public offering.

      Although broadcast cash flow, EBITDA and free cash flow are not measures of performance calculated in accordance with GAAP, each measure should be viewed as a supplement to and not a substitute for our results of operations presented on the basis of GAAP. We use these financial measures because management believes they are useful for all investors and users of our financial statements in understanding our cash flows. Management believes that broadcast cash flow, EBITDA and free cash flow are useful because they are generally recognized by the radio broadcasting industry as measures of performance and are used by investors and by analysts who report on the performance of broadcast companies. Broadcast cash flow, EBITDA, and free cash flow are generally recognized as tools in measuring performance and in applying valuation methodologies for companies in the media, entertainment and communications industries. Broadcast cash flow, EBITDA and free cash flow do not purport to represent cash provided by operating activities. Our statement of cash flows presents our cash flow activity and our income statement presents our historical performance prepared in accordance with generally accepted accounting principles. Our broadcast cash flow, EBITDA and free cash flow are not necessarily comparable to similarly titled measures employed by other companies.

Same Station Definition

      In the discussion of our results of operations below, we compare our results between periods on an as reported basis (that is, the results of operations of all radio stations and network formats owned or operated at any time during either period) and on a “same station” basis. We include in our same station comparisons the results of operations of radio stations and networks that we own or operate in the same format during the current period compared with the results of the same stations and networks for the corresponding period of the prior year. We do not include a station or a network in the comparison unless it has been owned or operated for at least an entire quarter included in each of the current and corresponding prior year periods.

Results of Operations

      We have reclassified our statements of operations data for all periods presented to reflect our sale on September 30, 2002 of the assets of radio station WYGY-FM, which has been accounted for as a discontinued operation.

Nine months ended September 30, 2002 compared to nine months ended September 30, 2001

      Net Broadcasting Revenue. Net broadcasting revenue increased $15.6 million or 16.1% to $112.2 million for the nine months ended September 30, 2002 from $96.6 million for the same period of the prior year. The growth is attributable primarily to the increase in same station revenue and the acquisitions of radio stations and a network during 2001 and 2002, partially offset by the sales of radio stations during 2001 and 2002. On a same station basis, net revenue improved $10.7 million or 13.8% to $88.2 million for the nine months ended September 30, 2002 from $77.5 million for the same period of the prior year. The improvement was primarily due to an increase in network revenue due to increased network affiliations and quality programming, an increase in net revenue at radio stations we acquired in 2000 and 2001 that previously operated with formats other than their current format, an increase in program rates and increases in advertising time available on our recently launched music stations, and improved selling efforts at both the national and local level. Revenue from advertising as a percentage of our gross broadcasting revenue increased to 48.4% for the nine months ended September 30, 2002 from 43.0% for the same period of the prior year. Revenue from block program time as a percentage of our gross broadcasting revenue decreased to 37.4% for the nine months ended September 30, 2002 from 41.8% for the same period of the prior year. This change in our revenue mix is primarily due to the launch of our contemporary Christian music format in several markets and our continued efforts to develop more advertising revenue in all of our markets.

      Other Media Revenue. Other media revenue decreased $0.4 million or 6.7% to $5.6 million for the nine months ended September 30, 2002 from $6.0 million for the same period of the prior year. The decrease is due primarily to reduced revenues from print advertising in a softening publishing market, partially offset by increased revenue from banner advertising.

      Broadcasting Operating Expenses. Broadcasting operating expenses increased $13.1 million or 21.5% to $74.0 million for the nine months ended September 30, 2002 from $60.9 million for the same period of the prior year. The increase is attributable primarily to operating expenses associated with the acquisitions of radio stations and a network during 2001 and 2002, promotional expenses associated with the launch of the contemporary Christian music format in several markets, and an increase in music license fees, partially offset by the operating expenses associated with three radio stations sold during 2001 and 2002. On a same station basis, broadcasting operating expenses increased $4.9 million or 10.0% to $54.1 million for the nine months ended September 30, 2002 from $49.2 million for the same period of the prior year. The increase is primarily due to incremental selling and production expenses incurred to produce the increased revenue in the period.

      Other Media Operating Expenses. Other media operating expenses decreased $1.7 million or 23.3% to $5.6 million for the nine months ended September 30, 2002 from $7.3 million for the same period in the prior year. The decrease is attributable primarily to the reduction of selling expenses associated with our publishing business, lower legal fees associated with the GCI litigation, reduced audio streaming costs for our Internet business due to reduced rates and the streaming of fewer affiliates.

      Broadcast Cash Flow. Broadcast cash flow increased $2.5 million or 7.0% to $38.2 million for the nine months ended September 30, 2002 from $35.7 million for the same period of the prior year. As a percentage of net broadcasting revenue, broadcast cash flow decreased to 34.0% for the nine months ended September 30, 2002 from 37.0% for the same period of the prior year. The decrease is primarily attributable to the effect of stations acquired during 2001 and 2002 that previously operated with formats other than their current format and the effect of the launch of the contemporary Christian music format in several markets. Acquired and reformatted radio stations typically produce low margins during the first few years following conversion. Broadcast cash flow margins improve as we implement scheduled program rate increases and increase advertising revenue on our stations. On a same station basis, broadcast cash flow improved $5.8 million or 20.5% to $34.1 million for the nine months ended September 30, 2002 from $28.3 million for the same period of the prior year. On a same station basis, broadcast cash flow margin improved to 38.7% for the nine months ended September 30, 2002 from 36.5% for the same period of the prior year.

      The following table provides a reconciliation of broadcast cash flow (a non-GAAP financial measure) to operating income (as presented in our financial statements) for the nine months ended September 30, 2001 and 2002:

	Nine Months Ended
	September 30,

	2001	2002

	(Dollars in thousands)
Broadcast cash flow	$35,699	$38,195
Plus other media revenue	6,041	5,586
Less other media operating expenses	(7,290)	(5,613)
Less depreciation and amortization	(22,145)	(8,600)
Less corporate expenses	(10,484)	(11,300)
Less legal settlement	—	(2,300)

Operating income	$1,821	$15,968

      Corporate Expenses. Corporate expenses increased $0.8 million or 7.6% to $11.3 million for the nine months ended September 30, 2002 from $10.5 million for the same period in the prior year, primarily due to additional overhead costs associated with the acquisitions of radio stations and a network during 2001 and 2002.

      EBITDA. EBITDA increased $0.6 million or 2.4% to $24.6 million for the nine months ended September 30, 2002 from $24.0 million for the same period of the prior year. As a percentage of total revenue, EBITDA decreased to 20.9% for the nine months ended September 30, 2002 from 23.4% for the same period of the prior year. The decrease is primarily due to the one-time legal settlement. Excluding the effect of the one-time legal settlement, EBITDA increased $2.9 million or 12.0% to $26.9 million, representing 22.8% of total revenue for the nine months ended September 30, 2002.

      The following table provides a reconciliation of EBITDA (a non-GAAP financial measure) to operating income (as presented in our financial statements) for the nine months ended September 30, 2001 and 2002:

	Nine Months Ended
	September 30,

	2001	2002

	(Dollars in thousands)
EBITDA	$23,966	$24,568
Less depreciation and amortization	(22,145)	(8,600)

Operating income	$1,821	$15,968

      Depreciation And Amortization. Depreciation and amortization expense decreased $13.5 million or 61.1% to $8.6 million for the nine months ended September 30, 2002 from $22.1 million for the same period of the prior year. The decrease is due principally to the adoption of SFAS No. 142 on January 1, 2002, which requires the company to discontinue amortizing broadcast licenses and goodwill.

      Other Income (Expense). Interest income decreased $1.7 million to $0.1 million for the nine months ended September 30, 2002 from $1.8 million for the same period of the prior year, primarily due to interest earned on the investments of the proceeds from the sales of radio stations KALC–FM, Denver, Colorado for $100 million in January 2001 and WHKK–AM, Cleveland, Ohio, and WHK–FM, Akron, Ohio for $30.0 million in July 2001, which were used to fund acquisitions throughout 2001 and the first quarter of 2002. Loss on sale of assets of $0.5 million for the nine months ended September 30, 2002 is primarily due to disposition costs related to asset sales in prior periods. Gain on sale of assets of $23.1 million for the nine months ended September 30, 2001 is primarily due to a gain recognized on the condemnation of certain real property in Seattle, Washington and on the sale of radio stations WHKK–AM, Cleveland, Ohio, and WHK–FM, Akron, Ohio for $30.0 million in July 2001.

      Interest expense increased $0.6 million or 3.0% to $20.3 million for the nine months ending September 30, 2002 from $19.7 million for the same period of the prior year. The increase is primarily due to increased long-term debt related to our radio station and network acquisitions in 2001 and 2002, partially offset by savings of $1.2 million in interest related to our interest rate swap agreement entered into in April 2002, discussed below in the section entitled “Quantitative And Qualitative Disclosures About Market Risk — Derivative Instruments.” Other expense, net increased $0.2 million to $0.4 million for the nine months ended September 30, 2002 from $0.2 million for the same period of the prior year, primarily due to increased bank commitment fees.

      Provision For Income Taxes. Provision for income taxes as a percentage of income before income taxes (that is, the effective tax rate) was 38.5% for the nine months ended September 30, 2002 and 37.1% for the same period of the prior year. For the nine months ended September 30, 2002 and 2001 the effective tax rate differs from the federal statutory income rate of 34.0%, primarily due to the effect of state income taxes and certain expenses that are not deductible for tax purposes.

      Income (Loss) From Discontinued Operations, Net Of Tax. Income from discontinued operations was $17.9 million net of income tax expense of $10.1 million, and ($0.9) million net of a tax benefit of $0.4 million for the nine months ended September 30, 2002 and September 30, 2001, respectively. Discontinued operations relate to the operations of WYGY–FM, Cincinnati, Ohio, which we discontinued and sold the assets of on September 30, 2002 for $45.0 million. The increase is due to the gain on the sale of the assets of the radio station of $17.9 million net of tax expense of $10.1 million on September 30, 2002.

      Net Income. We recognized a net income of $14.7 million for the nine months ended September 30, 2002 as compared to net income of $3.4 million for the same period of the prior year, an increase of 335.3%. Assuming we had adopted the provisions of SFAS No. 142 on January 1, 2001, the net income for the nine months ended September 30, 2001 would have been $13.3 million, reducing the increase in net income for the nine months ended September 30, 2002 to 10.7% over the same period of the prior year.

      Free Cash Flow. Free cash flow increased $5.2 million or 64.2% to $13.3 million for the nine months ended September 30, 2002 from $8.1 million for the same period of the prior year. The increase is primarily due to an increase in broadcast cash flow, a decrease in other media operating expenses and a decrease in maintenance capital expenditures.

      The following table provides a reconciliation of free cash flow (a non-GAAP financial measure) to net income (as presented in our financial statements) for the nine months ended September 30, 2001 and 2002:

	Nine Months Ended
	September 30,

	2001	2002

	(Dollars in thousands)
Free cash flow	$8,141	$13,275
Plus gain (loss) on sale of assets, net of tax	13,843	(329)
Plus income (loss) from discontinued operations, net of tax	(895)	17,871
Less depreciation and amortization	(22,145)	(8,600)
Less bank and bond fee amortization	(714)	(1,197)
Less tax benefit of non-book amortization	—	(8,632)
Plus maintenance capital expenditures	5,121	3,671
Less legal settlement, net of tax	—	(1,380)

Net Income	$3,351	$14,679

Year ended December 31, 2001 compared to year ended December 31, 2000

      Net Broadcasting Revenue. Net broadcasting revenue increased $22.0 million or 20.0% to $132.0 million in 2001 from $110.0 million in 2000. The growth is attributable to the increase in same station revenue and the acquisitions of radio stations and a network during 2000 and 2001, partially offset by the sales of radio stations during 2000 and 2001. On a same station basis, net revenue improved $5.7 million or 8.8% to $70.3 million in 2001 from $64.6 million in 2000. The improvement was primarily due to an increase in net revenue at radio stations we acquired in 1998 and 1999 that previously operated with formats other than their current format, an increase in program rates and increases in advertising time and improved selling efforts at both the national and local level, and an increase in network revenue due to increased network affiliations and quality programming. Revenue from advertising as a percentage of our gross broadcasting revenue increased to 43.9% in 2001 from 40.4% in 2000. Revenue from block program time as a percentage of our gross broadcasting revenue decreased to 41.1% in 2001 from 45.0% in 2000. This change in our revenue mix is primarily due to our continued efforts to develop more advertising revenue in all of our markets as well as the launch of our contemporary Christian music format in several markets.

      Other Media Revenue. Other media revenue increased $0.1 million or 1.3% to $8.0 million in 2001 from $7.9 million in 2000. The increase is due primarily to increased revenue from banner advertising and streaming services, partially offset by the loss of revenues from the sale of certain assets which generated revenue from the sale of advertising in print and online catalogs and product sales.

      Broadcasting Operating Expenses. Broadcasting operating expenses increased $23.6 million or 39.3% to $83.7 million in 2001 from $60.1 million in 2000. The increase is attributable to operating expenses associated with the acquisitions of radio stations and a network during 2000 and 2001, promotional expenses associated with the launch of the contemporary Christian music format in several markets, and an increase in music license fees, partially offset by the operating expenses associated with three radio stations sold during 2000. On a same station basis, broadcasting operating expenses increased $3.3 million or 8.9% to $40.5 million in 2001 from $37.2 million in 2000. The increase is primarily due to incremental selling and production expenses incurred to produce the increased revenue in the period.

      Other Media Operating Expenses. Other media operating expenses decreased $5.6 million or 37.6% to $9.3 million in 2001 from $14.9 million in 2000. The decrease is attributable primarily to the reduction of operating expenses incurred due to the sale of certain software products, assets and contracts.

      Broadcast Cash Flow. Broadcast cash flow decreased $1.5 million or 3.1% to $48.3 million in 2001 from $49.8 million in 2000. As a percentage of net broadcasting revenue, broadcast cash flow decreased to 36.6% in 2001 from 45.4% in 2000. The decrease is primarily attributable to the effect of eight radio stations acquired during 2000 and 2001 that previously operated with formats other than their current format and the effect of the launch of the contemporary Christian music format in several markets. Acquired and reformatted radio stations typically produce low margins during the first few years following conversion. Broadcast cash flow margins improve as we implement scheduled program rate increases and increase advertising revenue on our stations. On a same station basis, broadcast cash flow improved $2.4 million or 8.8% to $29.8 million in 2001 from $27.4 million in 2000.

      The following table provides a reconciliation of broadcast cash flow (a non-GAAP financial measure) to operating income (as presented in our financial statements) for the years ended December 31, 2000 and December 31, 2001:

	Year Ended
	December 31,

	2000	2001

	(Dollars in thousands)
Broadcast cash flow	$49,823	$48,334
Plus other media revenue	7,916	8,016
Less depreciation and amortization	(25,065)	(30,026)
Less corporate expenses	(10,457)	(13,774)
Less other media operating expenses	(14,863)	(9,282)

Operating income	$7,354	$3,268

      Corporate Expenses. Corporate expenses increased $3.3 million or 31.4% to $13.8 million in 2001 from $10.5 million in 2000, primarily due to additional overhead costs associated with the acquisitions of radio stations and a network during 2000 and 2001.

      EBITDA. EBITDA increased $0.9 million or 2.8% to $33.3 million in 2001 from $32.4 million in 2000. As a percentage of total revenue, EBITDA decreased to 23.8% in 2001 from 27.5% in 2000. EBITDA was negatively impacted by the results of operations of our other media businesses, which generated a net loss before depreciation and amortization of $1.3 million in 2001; in 2000 the loss was $7.0 million. Broadcast EBITDA excluding the other media businesses decreased $4.8 million or 12.2% to $34.6 million in 2001 from $39.4 million in 2000. As a percentage of net broadcasting revenue, broadcast EBITDA excluding the other media business decreased to 26.2% in 2001 from 35.8% in 2000. The decrease is primarily attributable to the effect of stations acquired during 2000 and 2001 that previously operated with formats other than their current format and the effect of the launch of the contemporary Christian music format in several markets and increased corporate expenses.

      The following table provides a reconciliation of EBITDA (a non-GAAP financial measure) to operating income (as presented in our financial statements) for the years ended December 31, 2000 and December 31, 2001:

	Year Ended
	December 31,

	2000	2001

	(Dollars in thousands)
EBITDA	$32,419	$33,294
Less depreciation and amortization	(25,065)	(30,026)

Operating income	$7,354	$3,268

      Depreciation and Amortization. Depreciation expense increased $0.3 million or 4.2% to $7.4 million in 2001 from $7.1 million in 2000. Amortization expense increased $4.7 million or 26.1% to $22.7 million in 2001 from $18.0 million in 2000. The increases are primarily due to the depreciation and amortization expense associated with the acquisitions of radio stations and a network in 2000 and 2001.

      Other Income (Expense). Interest income increased $1.5 million to $2.0 million in 2001 from $0.5 million in 2000, primarily due to interest earned on the investment of the proceeds from the sales of the assets of radio stations KALC-FM, Denver, Colorado for approximately $100 million in January 2001, and WHKK-AM, Cleveland, Ohio, and WHK-FM, Akron, Ohio for $30.0 million in July 2001. Gain on disposal of assets, including sales of assets to related parties, of $29.8 million in 2001 is primarily due to gains recognized on the sales of the assets of radio stations WHKK-AM, Cleveland, Ohio, WHK-FM, Akron, Ohio, KEZY-AM, San Bernardino, California, WHLO-AM, Akron, Ohio, and the gain realized on the condemnation of certain real property in Seattle, Washington. Gain on disposal of assets, including sales of assets to related parties, of $29.6 million in 2000 is primarily due to a gain recognized on the sale of the assets of radio station KLTX-AM, Los Angeles, California, partially offset by the loss on sale of certain assets of our other media businesses. Interest expense increased $9.0 million or 51.4% to $26.5 million in 2001 from $17.5 million in 2000. The increase is due to interest expense associated with borrowings on the credit facility to fund acquisitions in 2000 and the issuance of $150 million 9% senior subordinated notes in June 2001. Other expense, net decreased to $0.6 million in 2001 from $0.9 million in 2000 due primarily to a decrease in bank commitment fees.

      Provision (Benefit) For Income Taxes. Provision (benefit) for income taxes as a percentage of income (loss) before income taxes and extraordinary item (that is, the effective tax rate) was 30.6% in 2001 and 38.3% in 2000. For the year ended December 31, 2001 and 2000 the effective tax rate differs from the federal statutory income rate of 34.0% primarily due to the effect of state income taxes and certain expenses that are not deductible for tax purposes. In addition, the effective tax rate in 2001 has been affected by changes in the valuation allowance from the use of certain state net operating loss carryforwards.

      Net Income. As a result of the above, we recognized net income of $4.4 million in 2001 as compared to a net income of $10.1 million in 2000. Included in net income for 2001 is a gain on the disposal of assets of $29.8 million.

Year ended December 31, 2000 compared to year ended December 31, 1999

      Net Broadcasting Revenue. Net broadcasting revenue increased $22.9 million or 26.3% to $110.0 million in 2000 from $87.1 million in 1999. The growth is attributable to the increase in same station revenue and the acquisitions of radio stations and a network during 1999 and 2000, partially offset by the sales of radio stations during 2000. On a same station basis net revenue improved $8.4 million or 13.2% to $72.3 million in 2000 from $63.9 million in 1999. The improvement was primarily due to an increase in network revenue due to increased network affiliations and quality programming, an increase in net revenue at radio stations we acquired in 1997 and 1998 that previously operated with formats other than their current format, an increase in program rates and increases in advertising time and improved selling efforts at both the national and local level. Revenue from advertising as a percentage of our gross revenue increased to 40.4% in 2000 from 37.3% in 1999. Revenue from block program time as a percentage of our gross revenue decreased to 45.0% in 2000 from 49.5% in 1999. This change in our revenue mix is primarily due to our continued efforts to develop more local advertising sales in all of our markets, as well as the acquisition and launch of a number of conservative news/talk and contemporary Christian music formatted stations that do not carry block programming.

      Other Media Revenue. Other media revenue increased $1.5 million or 23.4% to $7.9 million in 2000 from $6.4 million in 1999. The increase is due primarily to our increased revenue from banner advertising and streaming services and the inclusion of revenues from the acquisition of the Involved Christian Radio Network, which we acquired in November 1999, offset by the loss of revenues from the sale of certain assets which generated revenue from the sale of advertising in print and online catalogs.

      Broadcasting Operating Expenses. Broadcasting operating expenses increased $13.8 million or 29.8% to $60.1 million in 2000 from $46.3 million in 1999. The increase is attributable to operating expenses associated with the acquisitions of radio stations and a network in 2000, promotional expenses associated with the launch of the contemporary Christian music format in several markets, and an increase in bad debt expense and an increase in music license fees, partially offset by the operating expenses associated with three radio stations sold during 2000. On a same station basis, broadcasting operating expenses increased $4.1 million or 11.2% to $39.5 million in 2000 from $35.4 million in 1999. The increase is primarily due to incremental selling and production expenses incurred to produce the increased revenue in the period.

      Other Media Operating Expenses. Other media operating expenses increased $4.9 million or 49.0% to $14.9 million in 2000 from $10.0 million in 1999. The increase is due primarily to product fulfillment costs associated with E-Commerce which closed down in 2000, additional streaming and related expenses to produce the increased revenue in 2000, the inclusion of operating expenses from the acquisition of Involved Christian Radio Network, which we acquired in November 1999, offset by the reduction of operating expenses incurred due to the sale of certain software products, assets and contracts.

      Broadcast Cash Flow. Broadcast cash flow increased $9.0 million or 22.1% to $49.8 million in 2000 from $40.8 million in 1999. As a percentage of net broadcasting revenue, broadcast cash flow decreased to 45.4% in 2000 from 46.8% in 1999. The decrease is primarily attributable to the effect of stations acquired during 1999 and 2000 that previously operated with formats other than their current format and the effect of the launch of the contemporary Christian music format in several markets. Acquired and reformatted radio stations typically produce low margins during the first few years following conversion. Broadcast cash flow margins improve as we implement scheduled program rate increases and increase advertising revenue on our stations. On a same station basis, broadcast cash flow improved $4.3 million or 15.1% to $32.8 million in 2000 from $28.5 million in 1999.

      The following table provides a reconciliation of broadcast cash flow (a non-GAAP financial measure) to operating income (as presented in our financial statements) for the years ended December 31, 1999 and December 31, 2000:

	Year Ended
	December 31,

	1999	2000

	(Dollars in thousands)
Broadcast cash flow	$40,831	$49,823
Plus other media revenue	6,424	7,916
Less depreciation and amortization	(18,233)	(25,065)
Less corporate expenses	(8,507)	(10,457)
Less stock and related cash grant	(2,550)	—
Less other media operating expenses	(9,985)	(14,863)

Operating income	$7,980	$7,354

      Corporate Expenses. Corporate expenses increased $2.0 million or 23.5% to $10.5 million in 2000 from $8.5 million in 1999, primarily due to additional overhead costs associated with radio station and other media acquisitions in 1999 and 2000 and increased public reporting and related costs, offset by a reduction of expenses of $400,000 in 2000 due to the termination of a deferred compensation agreement.

      EBITDA. EBITDA increased $3.6 million or 12.5% to $32.4 million in 2000 from $28.8 million in 1999. As a percentage of total revenue, EBITDA decreased to 27.5% in 2000 from 30.8% in 1999. EBITDA was negatively impacted by the results of operations of our other media businesses acquired during 1999, which generated a net loss before depreciation and amortization of $7.0 million in 2000 as compared to a net loss of $3.6 million in 1999. EBITDA excluding the other media businesses increased $7.1 million or 22.0% to $39.4 million in 2000 from $32.3 million in 1999. As a percentage of net broadcasting revenue, EBITDA excluding the other media businesses decreased to 35.8% in 2000 from 37.1% in 1999. The decrease is primarily attributable to the effect of stations acquired during 1999 and 2000 that previously operated with formats other than their current format and the effect of the launch of the contemporary Christian music format in several markets.

      The following table provides a reconciliation of EBITDA (a non-GAAP financial measure) to operating income (as presented in our financial statements) for the years ended December 31, 1999 and December 31, 2000:

	Year Ended
	December 31,

	1999	2000

	(Dollars in thousands)
EBITDA	$28,763	$32,419
Less depreciation and amortization	(18,233)	(25,065)
Less stock and related cash grant	(2,550)	—

Operating income	$7,980	$7,354

      Depreciation and Amortization. Depreciation expense increased $0.5 million or 7.6% to $7.1 million in 2000 from $6.6 million in 1999. Amortization expense increased $6.4 million or 55.2% to $18.0 million in 2000 from $11.6 million in 1999. The increases are due to radio station and other media acquisitions consummated during 2000 and 1999.

      Other Income (Expense). Interest income decreased $0.5 million to $0.5 million in 2000 from $1.0 million in 1999. The decrease is primarily due to a decrease in excess cash available for investment due to acquisitions of radio stations and other media businesses. Gain on disposal of assets of $29.6 million in 2000 is primarily due to gains recognized on the sale of radio stations KPRZ–FM, Colorado Springs, CO and KLTX–AM, Los Angeles, CA, partially offset by the loss on sale of certain assets of our other media businesses. Interest expense increased $3.3 million or 23.2% to $17.5 million in 2000 from $14.2 million in 1999. The increase is due to interest expense associated with borrowings on the credit facility and higher interest expense associated with short-term bridge financing to fund acquisitions in 2000. Other expense increased $224,000 to $857,000 in 2000 from $633,000 in 1999 primarily due to increased bank commitment fees.

      Provision (Benefit) For Income Taxes. Provision (benefit) for income taxes as a percentage of income (loss) before income taxes and extraordinary item (that is, the effective tax rate) was 38.3% for 2000 and (26.5%) for 1999. The effective tax rate in 2000 and 1999 differs from the federal statutory income tax rate of 35.0% primarily due to the effect of state income taxes and certain expenses that are not deductible for tax purposes.

      Net Income (Loss). As a result of the above, we recognized net income of $10.1 million in 2000, compared to a net loss of $8.0 million in 1999. Included in the net income for 2000 is a gain on the disposal of assets of $29.6 million and a $1.2 million extraordinary loss, net of income tax benefit, resulting from the write-off of deferred financing costs related to our short-term bridge financing.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to allowance for doubtful accounts, acquisitions of radio station and network assets, goodwill and other intangible assets, barter transactions and income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following accounting policies and the related judgments and estimates are important to the preparation of our consolidated financial statements.

      Acquisitions of radio station and network assets. Most of our radio station acquisitions have consisted primarily of the FCC licenses to broadcast in a particular market. We often do not acquire the existing format, or we change the format upon acquisition when we find it beneficial. As a result, a substantial portion of the purchase price for the assets of a radio station is allocated to the FCC license. It is generally our policy to retain third-party appraisers to value the assets of radio stations, networks or other media businesses under consideration for acquisition. The allocations assigned to acquired FCC licenses and other assets are subjective by their nature and require our careful consideration and judgment. We believe the allocations represent appropriate estimates of the fair value of the assets acquired. As part of the valuation and appraisal process, the third-party appraisers prepare reports which assign values to the various asset categories in our financial statements. Our management reviews these reports for reasonableness. The reports form the basis to record the acquisition of the radio station, network or other media business at the close of the transaction. When we exchange assets, we consider whether the exchange is an exchange of a business or otherwise requires the assets received to be recorded at fair value with the recognition of a gain or loss on the transaction, or whether the exchange is an exchange of similar productive assets that should be recorded on a historical cost basis with no gain or loss recorded. In accordance with purchase accounting methodology, the operating results of the acquired assets and businesses are included in the consolidated operating results since the dates of acquisition.

      Allowance for bad debt. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. An analysis is performed by applying various percentages based on the age of the receivable and performing other subjective analysis. A considerable amount of judgment is required in assessing the likelihood of ultimate realization of these receivables including the current creditworthiness of each customer. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

      Intangible assets. Under the Financial Accounting Standards Board’s new rules, Statement of Accounting Standard (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets”, we will no longer amortize goodwill and intangible assets deemed to have indefinite lives, but will perform annual impairment tests in accordance with the statements. We believe our FCC licenses have indefinite lives under the new standard and accordingly amortization expense was no longer recorded for our FCC licenses as well as our goodwill effective July 1, 2001 for assets acquired subsequent to June 30, 2001 and effective January 1, 2002 for all other assets. Other intangible assets will continue to be amortized over their useful lives.

      We began to apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the non-amortization provisions of SFAS No. 142 is expected to result in an increase in net income of approximately $13.0 million ($0.56 per share) per year based on the intangible asset balances existing at December 31, 2001.

      As of December 31, 2001, based on our application of the new impairment rules, no impairment was recorded. Should the fair value of any of our reporting units decline, we may record an impairment charge in the future.

      Valuation allowance (deferred taxes). For financial reporting purposes, we had recorded a valuation allowance of $2.6 million as of September 30, 2002 to offset a portion of the deferred tax assets related to state net operating loss carryforwards. Management regularly reviews our financial forecasts in an effort to determine the realizability of the net operating loss carryforwards for tax purposes. Accordingly, the valuation allowance is adjusted periodically based on management’s estimate of the benefit we will receive from such carryforwards.

Liquidity and Capital Resources

      We have historically financed acquisitions through borrowings, including borrowings under Salem Holding’s credit facilities and, to a lesser extent, from operating cash flow and selected asset dispositions. We have historically funded, and will continue to fund, expenditures for operations, administrative expenses, capital expenditures and debt service required by the credit facility and the senior subordinated notes of Salem Holding outstanding after the use of the proceeds from the offering of the notes, from operating cash flow and borrowings under the credit facility.

      We will fund future acquisitions from cash on hand, borrowings under the credit facility, sales of existing radio stations and operating cash flow. We believe that cash on hand, cash flow from operations and borrowings under the credit facility will be sufficient to permit us to meet our financial obligations, fund pending acquisitions and fund operations for at least the next twelve months.

      Cash. Cash and cash equivalents was $52.1 million at September 30, 2002. Working capital was $64.9 million at September 30, 2002. Cash and cash equivalents was $23.9 million at December 31, 2001. The increase in cash and cash equivalents is due primarily to the proceeds of $45.0 million from the sale of the assets of radio station WYGY-FM, Cincinnati, Ohio in September 2002, $40.6 million of additional borrowings under the credit facility, partially offset by the use of $45.7 million to acquire four radio stations, $11.2 million for capital expenditures and $4.0 million to repay borrowings under the credit facility.

      We paid $0.3 million of a legal settlement during the quarter ended September 30, 2002. The remaining $2.0 million was paid in October 2002. The payment of this settlement is not expected to have a material impact on our future liquidity.

      Net cash provided by operating activities decreased to $5.6 million for the nine months ended September 30, 2002 compared to $10.4 million in the same period of the prior year, primarily due to a decrease in EBITDA and an increase in accounts receivable.

      Net cash used in investing activities was $13.5 million for the nine months ended September 30, 2002, compared to net cash provided by investing activities of $4.0 million for the same period of the prior year. The decrease is due to cash received for the sale of the assets of radio station KALC-FM, Denver, Colorado, in January 2001 for $100.0 million, cash used for acquisitions ($45.8 million cash used to purchase the assets of four radio stations during the nine months ended September 30, 2002 as compared to $103.0 million cash used to purchase the assets of nine radio stations and a network for the same period of the prior year) and a decrease in capital expenditures of $11.4 million.

      Net cash provided by financing activities was $36.1 million for the nine months ended September 30, 2002, compared to net cash provided by financing activities of $15.5 million for the same period of the prior year. The difference is due to increased net borrowings under our credit facility and reduced bond issue costs during the nine months ended September 30, 2002.

      Credit Facility. Salem Holding is the borrower under the credit facility. At September 30, 2002, $98.2 million was outstanding under the credit facility. On October 7, 2002, $13.0 million was repaid from the proceeds on the sale of the assets of radio station WYGY-FM Cincinatti, Ohio, and as of December 12, 2002, we have $85.2 million outstanding under the credit facility. The credit facility was amended as of December 27, 2001 and April 30, 2002. The description of the credit facility as set forth below reflects the terms of the amendments. The borrowing capacity and aggregate commitments under the credit facility was $138.8 million at September 30, 2002. Some financial ratio tests were modified in April 2002 to provide Salem Holding with additional borrowing flexibility. The credit facility matures on June 30, 2007. In June 2001, Salem Holding used the net proceeds of the offering of its 9% senior subordinated notes due 2011 to repay approximately $145.5 million of borrowings under the credit facility.

      Amounts outstanding under the credit facility bear interest at a base rate, at the option of Salem Holding, of the banks’ prime rate or LIBOR, plus a spread. For purposes of determining the interest rate under the credit facility, the prime rate spread ranges from 0% to 1.875%, and the LIBOR spread ranges from 0.875% to 3.25%.

      The maximum amount that Salem Holding may borrow under the credit facility is limited by a ratio of our consolidated existing total adjusted debt to our consolidated annual adjusted operating cash flow (the Total Adjusted Funded Debt to Cash Flow Ratio, as defined in the credit facility). The credit facility will allow us to adjust our total debt as used in such calculation by the lesser of 50% of the aggregate purchase price of acquisitions of newly acquired non-religious formatted radio stations that we reformat to a religious talk, conservative talk or religious music format or $30.0 million, and the cash flow from such stations will not be considered in the calculation of the ratio. The maximum Total Adjusted Funded Debt to Cash Flow Ratio allowed under the credit facility is 7.25 to 1 from May 2, 2002 through December 30, 2002. Thereafter, the maximum ratio will decline periodically until December 31, 2006, at which point it will remain at 4.25 to 1 through June 2007. The Total Adjusted Funded Debt to Cash Flow Ratio under the credit facility at September 30, 2002 was 6.46 to 1, resulting in a borrowing availability of approximately $33.2 million. As of September 30, 2002, on a pro forma basis after giving effect to (1) the repayment of $13.0 million of borrowings under the credit facility since September 30, 2002; (2) the issuance of the notes; and (3) the application of the net proceeds of the issuance, together with additional borrowings under the credit facility of approximately $8.4 million, to redeem in full the existing 9 1/2% senior subordinated notes, the Total Adjusted Funded Debt to Cash Flow Ratio under the credit facility would have been approximately 6.7 to 1, resulting in borrowing availability of approximately $24.7 million, based upon the financial covenant restrictions of the credit facility. This pro forma borrowing availability may not represent our actual borrowing availability as of the redemption date for the 9 1/2% senior subordinated notes.

      The credit facility contains additional restrictive covenants customary for credit facilities of the size, type and purpose contemplated which, with specified exceptions, limits our ability to enter into affiliate transactions, pay dividends, consolidate, merge or effect certain asset sales, make specified investments, acquisitions and loans and change the nature of our business. The credit facility also requires us to satisfy specified financial covenants, which covenants require us on a consolidated basis to maintain specified financial ratios and comply with certain financial tests, including ratios for maximum leverage (as described above), minimum interest coverage (not less than 1.4 to 1, thereafter increasing periodically until January 1, 2005, at which point it will remain at 2.5 to 1 until June 2007), minimum debt service coverage (a static ratio of not less than 1.1 to 1), a maximum consolidated senior leverage ratio (a static ratio of 3.5 to 1) and a minimum fixed charge coverage (a static ratio of not less than 1.1 to 1). We and all of our subsidiaries, except for Salem Holding, are guarantors of borrowings under the credit facility. The credit facility is secured by pledges of all of our and our subsidiaries assets and all of the capital stock of our subsidiaries. As of September 30, 2002, we were in compliance with all of the covenants under the terms of the credit facility.

      Salem Holding intends to enter into a further amendment to the credit facility prior to the closing of the sale of the notes. The amendment will permit Salem Holding to issue the notes offered hereunder, to redeem or repurchase all of the 9 1/2% senior subordinated notes and to make additional borrowings for such purposes. In addition, the amendment to the credit facility will permit Salem Holding to exclude the notes offered hereby, as well as Salem Holding’s existing 9 1/2% and 9% senior subordinated notes, in calculating Salem Holding’s total senior leverage ratio for purposes of compliance with the covenants in the credit facility. The effectiveness of this amendment is a condition to the closing of this offering.

      9 1/2% Senior Subordinated Notes due 2007. In September 1997, Parent issued $150.0 million principal amount of 9 1/2% senior subordinated notes due 2007. In July 1999, Parent repurchased $50.0 million in principal amount of those notes with a portion of the net proceeds of its initial public offering.

      In August 2000, Salem Holding assumed the indenture governing the existing 9 1/2% notes in connection with the assignment of substantially all of the assets and liabilities of Parent to Salem Holding, including the obligations as successor issuer under that indenture. The indenture for the 9 1/2% notes contains restrictive covenants that, among others, limit the incurrence of debt by Salem Holding and its subsidiaries, the payment of dividends, the use of proceeds of specified asset sales and transactions with affiliates. Salem Holding is required to pay $9.5 million per year in interest on the outstanding 9 1/2% notes. Parent and all of its subsidiaries (other than Salem Holding) are guarantors of the 9 1/2% notes. We intend to use the proceeds of the notes offered hereby to redeem the 9 1/2% notes. As of September 30, 2002, we were in compliance with all of the covenants under the indenture for the 9 1/2% notes.

      9% Senior Subordinated Notes due 2011. In June 2001, Salem Holding issued $150.0 million principal amount of 9% senior subordinated notes due 2011. Salem Holding used the net proceeds to repay approximately $145.5 million in borrowings under the credit facility. The indenture for the 9% notes contains restrictive covenants that, among others, limit the incurrence of debt by Salem Holding and its subsidiaries, the payment of dividends, the use of proceeds of specified asset sales and transactions with affiliates. Salem Holding is required to pay $13.5 million per year in interest on the existing 9% notes. Parent and all its subsidiaries (other than Salem Holding) are guarantors of the 9% notes. The issuance of the 9% notes placed Salem Holding and its subsidiaries close to the maximum indebtedness allowed under the indentures, thus limiting future indebtedness including additional borrowings under the credit facility. As of September 30, 2002, we were in compliance with all of the covenants under the indenture for the 9% notes.

      At September 30, 2002, an interest rate swap agreement with a notional principal amount of $66.0 million was outstanding. See below under the section entitled “Quantitative and Qualitative Disclosures About Market Risk” for a discussion of the swap agreement.

Summary of Long-Term Debt Obligations as of September 30, 2002

Amount

(Dollars in thousands)
Revolving line of credit with banks(1)	$98,150
9 1/2% Senior Subordinated Notes due 2007.	100,000
9% Senior Subordinated Notes due 2011.	150,000
Fair value of interest swap agreement	6,465
Capital leases	81
Seller financed note to acquire Dame-Gallagher Network	625

355,321
Less current portion	22

Total	$355,299

(1)	Through December 12, 2002, we have repaid $13.0 million under the credit facility and have borrowings of $85.2 million outstanding.

      We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Contractual Obligations as of December 31, 2001

      As of December 31, 2001, future minimum contractual obligations, including capital and operating leases, revolving bank and bond issue debt, excluding associated interest costs, as well as other long-term obligations were as follows:

	Payments Due by Period

		Less than
	Total	1 year	1-3 years	4-5 years	After 5 years

	(Dollars in thousands)
Long-Term Debt	$311,600	$—	$—	$—	$311,600
Capital Lease Obligations	61	40	21	—	—
Operating Leases	41,520	6,674	12,524	9,475	12,847
Other Long-Term Obligations	625	625	—	—	—

Total Contractual Cash Obligations	$353,806	$7,339	$12,545	$9,475	$324,447

Quantitative and Qualitative Disclosures About Market Risk

Derivative Instruments

      We are exposed to fluctuations in interest rates. We actively monitor these fluctuations and use derivative instruments from time to time to manage the related risk. In accordance with our risk management strategy, we use derivative instruments only for the purpose of managing risk associated with an asset, liability, committed transaction, or probable forecasted transaction that is identified by management. Our use of derivative instruments may result in short-term gains or losses and may increase volatility in our earnings.

      At September 30, 2002, an interest rate swap agreement with a notional principal amount of $66.0 million was outstanding. The interest rate swap agreement is used to manage our exposure to changes in the fair value of a recognized asset or liability that may result due to changes in interest rates. This agreement expires in 2011 when the 9% notes mature, and effectively swaps the 9.0% fixed interest rate on $66.0 million of our debt for a floating rate equal to the LIBOR rate plus 3.09%. The estimated fair value of this swap agreement and the change in fair value of the debt hedged by the swap, based on current market rates, was $6.5 million at September 30, 2002. The fair value of the swap agreement is included with long-term assets, and the change in fair value of the debt hedged by the swap is recorded in long-term debt consistent with the maturity date of the swap. Because this fair value hedge is 100% effective (that is, the change in the fair value of the hedge instrument is designed to be equal to the change in the fair value of the item being hedged), there was no income statement effect relative to the change in the fair value of the swap agreement. Interest expense for the quarter ended September 30, 2002 was reduced by $0.6 million as a result of the 9.0% fixed interest rate on our debt and the floating interest rate under the swap agreement, which was 5.04% for the quarter ended September 30, 2002. The counter party to this interest rate swap agreement is a major financial institution. Although we are exposed to credit loss in the event of nonperformance by the counter party, we do not anticipate nonperformance by the counter party nor would we expect any such loss to be material.

      On January 1, 2001, we adopted SFAS No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. SFAS No. 133, as amended, requires all derivative instruments to be measured at fair value and recognized as either assets or liabilities. In addition, all derivative instruments used in hedging transactions must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133, as amended.

      Under SFAS No. 133, as amended, the accounting for changes in the fair value of a derivative instrument at each new measurement date is dependent upon its intended use. The change in the fair value of a derivative instrument designated as a hedge of the exposure to changes in the fair value of a recognized asset or liability or a firm commitment, referred to as a fair value hedge, is recognized as gain or loss in earnings in the period of the change together with an offsetting gain or loss on the hedged item attributable to the risk being hedged. The differential paid or received on the interest rate swap is recognized in earnings as an adjustment to interest expense.

Market Risk

      In addition to the interest rate swap agreement discussed above under “— Derivative Instruments,” borrowings under the credit facility are subject to market risk exposure, specifically to changes in LIBOR and in the prime rate in the United States. At September 30, 2002, we had borrowed $98.2 million under the credit facility. As of September 30, 2002, we could borrow up to an additional $33.2 million under the credit facility. Amounts outstanding under the credit facility bear interest at a base rate, at our option, of the banks prime rate or LIBOR, plus a spread. For purposes of determining the interest rate under the credit facility, the prime rate spread ranges from 0% to 1.875%, and the LIBOR spread ranges from 0.875% to 3.25%. At September 30, 2002, the blended interest rate on amounts outstanding under the credit facility was 5.09%. At September 30, 2002, a hypothetical 100 basis point increase in the prime rate would result in additional interest expense of $1.0 million on an annualized basis.

      In addition to the variable rate debt disclosed above, we have fixed rate debt with a carrying value of $250.0 million (relating to the 9 1/2% notes and the 9% notes) as of September 30, 2002, with an aggregate fair value of $257.5 million. We are exposed to changes in the fair value of these financial instruments based on changes in the market rate of interest on this debt. The ultimate value of these notes will be determined by actual market prices, as all of these notes are tradeable. We estimate that a hypothetical 100 basis point increase in market interest rates would result in a decrease in the aggregate fair value of the notes to approximately $244.8 million and a hypothetical 100 basis point decrease in market interest rates would result in the increase of the fair value of the notes to approximately $271.2 million.

Recent Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their estimated useful lives. We began to apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the non-amortization provisions of SFAS No. 142 is expected to result in an increase in net income of approximately $13.0 million ($0.56 per share) per year based on the intangible assets (mainly FCC licenses) currently included in the December 31, 2001 balance sheet.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. We adopted SFAS No. 144 on January 1, 2002. The impact of the adoption of the new standard has not had a material impact on our results of operations or financial position.

      In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, SFAS No. 145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” and SFAS No. 64, “Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements,” such that most gains or losses from the extinguishment of debt will no longer be classified as extraordinary items. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 and SFAS No. 64 are effective for us on January 1, 2003. Upon adoption in 2003, we expect to reclassify previously reported extraordinary items from the early extinguishment of debt to interest expense.

MANAGEMENT

Executive and Other Key Officers and Directors

      The executive officers, directors and key employees of Parent and Holding, their ages and positions with Parent and Holding are as follows:

Name	Age	Position

Stuart W. Epperson	66	Chairman of the Board
Edward G. Atsinger III	63	President, Chief Executive Officer and Director
David Davenport	52	Director
Eric H. Halvorson	53	Director
Roland S. Hinz	63	Director
Donald P. Hodel	67	Director
Richard A. Riddle	58	Director
Paul Pressler	72	Director
Joe D. Davis	58	Executive Vice President, Radio
Robert C. Adair	50	Senior Vice President, Operations
David A. R. Evans	40	Senior Vice President and Chief Financial Officer
Russell Hauth	61	Senior Vice President, Administration & Public Affairs
Jonathan L. Block	36	Vice President, General Counsel and Secretary
Eileen E. Hill	39	Vice President, Finance and Accounting
Roger Kemp	45	Vice President, National Program Development & Ministries Relations
David C. Armstrong	57	Vice President, Operations and General Manager/ KKLA-FM, KRLA-AM, KFSH-FM, KXMX-AM and KRLH-AM
Kenneth L. Gaines	64	Vice President, Operations
Allen Power	40	Vice President, Operations and General Manager/ WFSH-FM, WGKA-AM, WNIV-AM
David A. Ruleman	56	Vice President, Operations and General Manager/ WAVA-FM, WITH-AM and WABS-AM
Greg R. Anderson	55	President of Salem Radio Network®
James R. Cumbee	49	President of Non-Broadcast Media

      Set forth below is certain information concerning the business experience during the past five years of each of the individuals named above.

      Mr. Epperson has been Chairman of Parent since its inception and Holding since May 2001. Mr. Epperson has been engaged in the ownership and operation of radio stations since 1961. In addition, he is a member of the board of directors of the National Religious Broadcasters. Mr. Epperson is married to Nancy A. Epperson who is Mr. Atsinger’s sister.

      Mr. Atsinger has been President, Chief Executive Officer and a director of Parent since its inception and Holding since May 2001. He has been engaged in the ownership and operation of radio stations since 1969 and is a member of the board of directors of the National Religious Broadcasters. Mr. Atsinger is the brother-in-law of Mr. Epperson.

      Mr. Davenport has been a director of Salem since November 2001. Mr. Davenport is a research fellow at the Hoover Institution and has served in that position since August 2001. Mr. Davenport was the chief executive Officer of Starwire Corporation, a software service company formerly known as Christianity.com, from June 2000 to June 2001. Mr. Davenport served as president of Pepperdine University from 1985 to 2000 and from 1980 through 1985; he also served as a professor of law, general counsel, and executive vice president of the university. Mr. Davenport currently serves on the governing and advisory boards of Pepperdine University, Pepperdine University School of Public Policy, Hope Network Ministries, Forest Lawn Memorial Parks Association and National Legal Center for the Public Interest. He also serves on advisory boards of Clark/ Bardes, Inc. and Starwire Corporation.

      Mr. Halvorson has been a director of Parent since 1988 and Holding since May 2001. Mr. Halvorson is currently a Visiting Professor at Pepperdine University. Mr. Halvorson was our Chief Operating Officer from 1995 to 2000 and our Executive Vice President from 1991 to 2000. From 1991 to 2000, Mr. Halvorson also served as our General Counsel. Mr. Halvorson was the managing partner of the law firm of Godfrey & Kahn, S.C.-Green Bay from 1988 until 1991. From 1985 to 1988, he was Vice President and our General Counsel. From 1976 until 1985, he was an associate and then a partner of Godfrey & Kahn, S.C.-Milwaukee. Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Co. from 1971 to 1973. Mr. Halvorson is a member of the board of directors of Media Arts Group, Inc. He is vice president and a member of the board of directors of Voice of International Christian Evangelism, Inc., a non-profit corporation that is the licensee of radio stations in Arizona and California.

      Mr. Hinz has been a director of Parent since September 1997 and Holding since May 2001. Mr. Hinz has been the owner, President and Editor-in-Chief of Hi-Torque Publishing Company, a publisher of magazines covering the motorcycling and biking industries, since 1982. Mr. Hinz is also the managing member of Hi-Favor Broadcasting, LLC, the licensee of radio station KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California which were acquired from one of our subsidiaries in August 2000 and December 2001. He is active in a number of non-profit organizations and serves as Chairman of the Fund Development Committee of English Language Institute China. Mr. Hinz also serves on the board of directors of the Association of Community Education, Inc. a not-for-profit corporation operating radio station KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California. Mr. Hinz also serves on the boards of directors of Gordon Conwell Theological Seminary, Truth for Life, and Lake Avenue Congregational Church.

      Mr. Hodel has been a director of Parent since May 1999 and Holding since May 2001. Mr. Hodel is a founder and has been the Managing Director of Summit Group International, Ltd., an energy and natural resources consulting firm, since 1989. He has served as Vice Chairman of Texon Corporation, an oil and natural gas marketing company, since 1994. Mr. Hodel served as President of the Christian Coalition from June 1997 to January 1999 and as Executive Vice President of Focus on the Family from January 1996 to August 1996. Mr. Hodel currently serves on the boards of directors of Integrated Electrical Services, Inc. and Eagle Publishing, Inc. and has previously served on the boards of a number of stock exchange listed companies. During the Reagan Administration, Mr. Hodel served as Secretary of Energy and Secretary of the Interior.

      Mr. Riddle has been a director of Parent since September 1997 and Holding since May 2001. Mr. Riddle is an independent businessman specializing in providing financial assistance and consulting to manufacturing companies. Since 1991 he has been the President of Richray Industries, a holding company for various manufacturing companies. He was President and majority stockholder of I. L. Walker Company from 1988 to 1997 when the company was sold. He also was Chief Operating Officer and majority stockholder of Richter Manufacturing Corp. from 1970 to 1987.

      Judge Pressler has been a director of Parent and Holding, since March 2002. From 1958 to 1970, he was associated with the law firm of Vinson & Elkins. A retired justice of the Texas Court of Appeals, Judge Pressler also served as District Judge from 1970 to 1978 and was appointed Justice of the Texas Court of Appeals in 1978, serving until 1992. Judge Pressler is a board member of the Free Market Foundation and KHCB Network, a non-profit corporation which owns Christian radio stations in Texas and Louisiana, and a board member of National Religious Broadcasters. He has been an active leader in the Southern Baptist Convention. Additionally, he is a member of the Texas Philosophical Society, the General Counsel of the Baptist World Alliance, and the State Republican Executive Committee of Texas.

Since 2000, Judge Pressler has been a partner in the law firm of Woodfill & Pressler, a director of Revelation, Inc., and has been in private mediation practice for several years, as well.

      Mr. Davis has been Executive Vice President, Radio since October 2001. Prior to that time, Mr. Davis was Senior Vice President, Operations of Parent from 2000 to October 2001; Vice President, Operations of Parent from 1996 to 2000. He was also previously the General Manager of WMCA-AM and WWDJ-AM. He has previously served as Vice President and Executive Director of Christian Fund for the Disabled as well as President of Practice Resources, Inc., Davis Eaton Corporation and Vintage Specialty Advertising Company.

      Mr. Adair has been Senior Vice President, Operations for Parent and Holding since June 2002. Prior to that time, he had been Regional Vice President, Operations for Parent since August 2000 and Holding since May 2001. Prior to working for Salem, Mr. Adair was Senior Vice President at Renda Broadcasting for ten years. Prior to that time, Mr. Adair held sales and management positions in Oklahoma City with WKY Radio, KTOK Radio and the Oklahoma State University Sports Network).

      Mr. Evans has been Senior Vice President and Chief Financial Officer of Parent since September 2000 and Holding since May 2001. From 1997 to 2000 Mr. Evans served as Senior Vice President and Managing Director-Europe, Middle East, Africa of Warner Bros. Consumer Products in London, England. He also served at Warner Bros. Consumer Products in Los Angeles, California, as Senior Vice President — Latin America, International Marketing, Business Development from 1996 to 1997 and Vice President — Worldwide Finance, Operations, Business Development from 1992 to 1996. From 1990 to 1992 he served as Regional Financial Controller — Europe of Warner Bros. in London, England. Prior to 1990, Mr. Evans was an audit manager with Ernst & Young LLP in Los Angeles and worked as a U.K. Chartered Accountant for Ernst & Young LLP in London.

      Mr. Hauth has been Senior Vice President, Administration and Public Affairs of Parent and Holding since May 2001. From January 1998 to May 2001, Mr. Hauth was our Vice President for Public Affairs. Prior to 1998, Mr. Hauth was President of Hauth Associates, a consulting firm which has served us since 1985 in executive selection and business planning. Concurrently, Mr. Hauth has served as Executive Director of the National Religious Broadcasters’ Music License Committee since 1987.

      Mr. Block has been our General Counsel of Parent since May 2000 and Holding since May 2001, Vice President since 1999 and Secretary since 1997. From 1995 to 2000 Mr. Block served as our Associate General Counsel. Prior to 1995, Mr. Block was an associate at the law firm of Bothel, Long & McKisson in San Francisco, California.

      Ms. Hill has been Vice President, Finance and Accounting of Parent since February 2000 and Holding since May 2001. From 1997 to 2000 she served as our Vice President and Controller. She was Controller from 1996 to 1997. Ms. Hill joined us in 1994 as Accounting/ Tax Manager. Prior to 1994, Ms. Hill was a Certified Public Accountant for the tax department of Ernst & Young LLP.

      Mr. Kemp has been Vice President, National Program Development and Ministry Relations of Parent since August 1998 and Holding since May 2001. From 1991 to August 1998, Mr. Kemp was Senior Vice President at Insight for Living in Anaheim, California. From 1979 to 1991 Mr. Kemp was Creative Director for Ambassador Advertising Agency. Concurrently, Mr. Kemp has served on the board of directors of the National Religious Broadcasters in Manassas, Virginia since 1997.

      Mr. Armstrong has been Vice President, Operations of Parent since 1996 and Holding since May 2001 and General Manager of KKLA-FM since 1994. He has also supervised the operations of KRLA-AM since 1998, KFSH-FM since 2000, KXMX-AM since 2000, and KRLH-AM since 2000. Mr. Armstrong has 28 years of radio broadcast experience and has been general manager of stations in Santa Ana and Orange, California.

      Mr. Gaines has been Vice President, Operations of Parent since 1994 and Holding since May 2001. Prior to that time, he served as General Manager of KKLA-FM from 1992 to 1994 and General Manager of WYLL-FM from 1990 to 1992. Mr. Gaines has been involved in the management of radio stations since 1964. He served as Executive Vice President of Commonwealth Communications from 1988 to 1990, Vice President of Penn Communications from 1985 to 1988, Executive Vice President of Broadstreet Communications from 1974 to 1985 and Vice President and General Manager of Metromedia from 1964 to 1974.

      Mr. Power has been Vice President, Operations of Parent and Holding since November 2002 and General Manager of WFSH-FM, WGKA-AM and WNIV-AM since March 2000. Mr. Power was Vice President of Programming for Broadcasting Company of the Carolinas from 1990 to 2000. Mr. Power was General Manager for radio broadcast companies Clear Channel Communications from 1998 to 2000, Capstar Communications from 1997 to 1998, Benchmark Communications from 1995 to 1997 and Broadcasting Company of the Carolinas from 1990 to 1995.

      Mr. Ruleman has been Vice President, Operations of Parent since 1999 and Holding since May 2001 and General Manager of WAVA-FM since 1992, WITH-AM since 1997 and WABS-AM since 2000. He was General Manager of KPRZ-AM from 1986 to 1992. From 1973 to 1986, Mr. Ruleman served as Vice President of Palomar Broadcasting Corporation, a group owner of radio stations in Southern California.

      Mr. Anderson has been President of Salem Radio Network® since 1996. From 1993 to 1994, Mr. Anderson was the Vice President-General Manager of the network. Mr. Anderson was employed by Multimedia, Inc. from 1980 to 1993. After serving as general manager at Multimedia stations in Greenville, South Carolina, Shreveport, Louisiana and Milwaukee, Wisconsin, he was named Vice President, Operations, of the Multimedia radio division in 1987 and was subsequently appointed as Executive Vice President and group head of Multimedia’s radio division.

      Mr. Cumbee has been the President of Non-Broadcast Media of Parent since January 2000 and Holding since May 2001. He was the President of Reach Satellite Network, Inc. in Nashville, Tennessee from 1996 through 1999. Salem purchased all of the shares of stock of Reach Satellite Network, Inc. in March 2000. From 1990 to 1996 he served as Vice President of Disney Vacation Development Company.

DESCRIPTION OF NOTES

      The Notes will be issued under an indenture, dated as of December 23, 2002 (the “Indenture”), among Salem Holding, the Guarantors and The Bank of New York, as trustee (the “Trustee”), which will be filed as an exhibit to Parent’s Current Report on Form 8-K and will thereby be incorporated by reference into this prospectus supplement and the registration statement. The following is a summary of the material provisions of the Indenture. It does not purport to be complete, and where reference is made to particular provisions of the Indenture, those provisions, including the definitions of certain terms, are qualified by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. This summary supplements the description of the senior subordinated debt securities in the accompanying prospectus and, to the extent inconsistent, replaces the description in the accompanying prospectus.

      You can find the definitions of certain terms used in this summary under “— Certain Definitions.” In this summary, the term “Salem Holding” refers only to Salem Communications Holding Corporation and not to any of its subsidiaries, and the term “Parent” refers only to Salem Communications Corporation and not to any of its subsidiaries.

General

      The Notes will mature on December 15, 2010 and will be unsecured senior subordinated obligations of Salem Holding. Each Note will bear interest at the rate set forth on the cover page of this prospectus supplement from the issue date or from the most recent interest payment date to which interest has been paid, payable semiannually on June 15 and December 15 each year, commencing June 15, 2003, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on the June 1 or December 1 next preceding such interest payment date.

      The Notes will be issued initially in an aggregate principal amount of $100 million. Subject to the limitations set forth under “— Certain Covenants — Limitation on Indebtedness,” Salem Holding may issue additional Notes under the Indenture from time to time. The Notes and any additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture. For purposes of this description, references to the “Notes” include the 7 3/4% Senior Subordinated Notes due 2010 of Salem Holding issued on the date of the Indenture and any additional Notes subsequently issued under the Indenture.

      Payment of the Notes is fully and unconditionally guaranteed by the Guarantors, jointly and severally, on a senior subordinated basis. Parent and all of the Subsidiaries of Parent (other than Salem Holding) on the date of the Indenture comprise the Guarantors. See “— Guarantees.”

      Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of Salem Holding maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of Salem Holding by check mailed to the person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Optional Redemption

      The Notes will be subject to redemption at any time on or after December 15, 2007, at the option of Salem Holding, in whole or in part, on not less than 30 nor more than 60 days’ prior notice by first-class mail in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:

Redemption
Year	Price

2007	103.875%
2008	101.938%
2009 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

      In addition, at any time on or prior to December 15, 2005, Salem Holding may redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of a Public Equity Offering at a redemption price equal to 107.750% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date); provided that

•	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption, and

•	such redemption must occur within 60 days of the date of the closing of such Public Equity Offering.

      If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

Sinking Fund

      There will be no sinking fund.

Subordination

      The payment of the principal of, premium, if any, and interest on, the Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness. The Notes will be senior subordinated indebtedness of Salem Holding ranking pari passu with all other existing and future senior subordinated indebtedness of Salem Holding (including the Existing Notes) and senior to all existing and future Subordinated Indebtedness of Salem Holding.

      During the continuance of any default in the payment of any Designated Senior Indebtedness, no payment (other than payments previously made pursuant to the provisions described under “— Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of Salem Holding of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of such Designated Senior Indebtedness.

      During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a “Non-payment Default”) and after the receipt by the Trustee from a representative of the holder of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under “— Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of Salem Holding of any kind or character (excluding certain permitted equity or subordinated securities) may be made by Salem Holding on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes for the period specified below (the “Payment Blockage Period”).

      The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of:

(i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated),

(ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Indebtedness or

(iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), Salem Holding shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”).

      Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days.

      No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

      If Salem Holding fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See “— Events of Default.”

      The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Salem Holding or to its creditors, as such, or its assets, or any liquidation, dissolution or other winding up of Salem Holding, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of Salem Holding, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes.

      By reason of such subordination, in the event of liquidation or insolvency, creditors of Salem Holding who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and Salem Holding may be unable to meet its obligations fully with respect to the Notes.

      Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu in right of payment with all existing and future senior subordinated indebtedness of such Guarantor (including any Existing Notes Guarantee of such Guarantor) and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Indebtedness evidenced by the Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees will be similarly blocked.

      “Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of Salem Holding (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or on a contingent basis, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Indebtedness” shall include:

(i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of Salem Holding from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinated in right of payment to any other Indebtedness of Salem Holding, and

(ii) Indebtedness under Interest Rate Agreements.

      Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(i) Indebtedness evidenced by the Notes or the Existing Notes,

(ii) Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of Salem Holding,

(iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to Salem Holding,

(iv) Indebtedness which is represented by Disqualified Equity Interests,

(v) any liability for foreign, federal, state, local or other taxes owed or owing by Salem Holding to the extent such liability constitutes Indebtedness,

(vi) Indebtedness of Salem Holding to a Subsidiary or any other Affiliate of Salem Holding or any of such Affiliate’s subsidiaries,

(vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture (but, for purposes of this clause (vii), no such Indebtedness shall be deemed to be issued in violation of the Indenture if the holders of such obligation or their representative shall have received an officers’ certificate of Salem Holding to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

(viii) Indebtedness evidenced by a guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, and

(ix) Indebtedness owed by Salem Holding for compensation to employees or for services rendered by employees.

      “Guarantor Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall include:

(i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor and

(ii) Indebtedness under Interest Rate Agreements.

      Notwithstanding the foregoing, “Guarantor Senior Indebtedness” shall not include:

(i) Indebtedness evidenced by the Guarantees or the Existing Notes Guarantees,

(ii) Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of any Guarantor,

(iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor,

(iv) Indebtedness which is represented by Disqualified Equity Interests,

(v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness,

(vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of Salem Holding or any of such Affiliate’s subsidiaries,

(vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture (but, for purposes of this clause (vii), no such Indebtedness shall be deemed to be issued in violation of the Indenture if the holders of such obligation or their representative shall have received an officers’ certificate of Salem Holding to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

(viii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, and

(ix) Indebtedness owed by any Guarantor for compensation to employees or for services rendered by employees.

      “Designated Senior Indebtedness” is defined as (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25.0 million at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by Salem Holding.

      As of September 30, 2002, on a pro forma basis for the repayment of $13.0 million of borrowings under the credit facility, the issuance of the notes and the use of the net proceeds therefrom, together with additional borrowings of approximately $8.4 million under the credit facility, to redeem in full Salem Holding’s existing 9 1/2% senior subordinated notes, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes was $93.6 million, and the aggregate amount of Pari Passu Indebtedness of Salem Holding was $150.0 million (representing Salem Holding’s 9% senior subordinated notes due 2011). Salem Holding’s and its subsidiaries’ ability to incur additional Indebtedness is restricted as set forth under “— Certain Covenants — Limitation on Indebtedness.” Any indebtedness which can be incurred may constitute additional Senior Indebtedness or Guarantor Senior Indebtedness. See “Risk Factors — Your right to receive payment on the notes and the guarantees is subordinated in right of payment to all of Salem Holding’s and the guarantors’ senior debt.”

Guarantees

      The Guarantors will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the Notes. Such guarantees will be subordinated in right of payment to Guarantor Senior Indebtedness. See “— Subordination.” As of September 30, 2002, on a pro forma basis, the aggregate amount of Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees was $93.6 million, all of which constitutes outstanding indebtedness representing guarantees of Senior Indebtedness, and the aggregate amount of Pari Passu Indebtedness of the Guarantors was $150.0 million (representing the Existing Notes Guarantee of Salem Holding’s 9% senior subordinated notes due 2011). In addition, under certain circumstances, Salem Holding and Parent are required to cause the execution and delivery of additional Guarantees by their Subsidiaries. A Guarantor shall be released from all of its obligations under its Guarantee under certain circumstances. See “— Certain Covenants — Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

      The Guarantors consist of Parent and all of Parent’s existing Subsidiaries (other than Salem Holding) on the date of the Indenture. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

      Parent and the Parent Subsidiary Guarantors will not be subject to any of the restrictive covenants contained in the Indenture other than those described under “— Certain Covenants — Limitation on Senior Subordinated Indebtedness,” “— Certain Covenants — Limitations on Issuances of Guarantees of and Pledges for Indebtedness” and “— Consolidation, Merger, Sale of Assets.”

Certain Covenants

      The Indenture will contain, among others, the following covenants:

      Limitation on Indebtedness. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Indebtedness), except that Salem Holding may incur Indebtedness and a Restricted Subsidiary Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of Salem Holding and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7.0 to 1 or less.

      The foregoing limitation will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(i) Indebtedness of Salem Holding incurred pursuant to the Bank Credit Agreement in an aggregate principal amount which, when taken together with the amount of all Indebtedness incurred by Salem Holding pursuant to this clause (i) and then outstanding, does not exceed $75.0 million;

(ii) Indebtedness of Salem Holding pursuant to the Notes (other than additional Notes issued pursuant to the Indenture) and Indebtedness of any Restricted Subsidiary Guarantor pursuant to a Guarantee;

(iii) Indebtedness of any Restricted Subsidiary Guarantor consisting of a guarantee of Salem Holding’s Indebtedness under the Bank Credit Agreement;

(iv) Indebtedness of Salem Holding or any of its Restricted Subsidiaries outstanding on the date of the Indenture and listed on Schedule I thereto;

(v) Indebtedness of Salem Holding owing to a Restricted Subsidiary of Salem Holding, provided that any Indebtedness of Salem Holding owing to a Restricted Subsidiary of Salem Holding that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of Salem Holding’s obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary of Salem Holding or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

(vi) Indebtedness of a Wholly Owned Restricted Subsidiary of Salem Holding owing to Salem Holding or another Wholly Owned Restricted Subsidiary of Salem Holding; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary of Salem Holding that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee, if any, by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary’s obligations under its Guarantee; provided further that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary of Salem Holding, which has Indebtedness owing to Salem Holding or any other Wholly Owned Restricted Subsidiary of Salem Holding, ceases to be a Wholly Owned Restricted Subsidiary of Salem Holding shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

(vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of “— Limitation on Issuances of Guarantees of and Pledges for Indebtedness”;

(viii) obligations of Salem Holding entered into in the ordinary course of business pursuant to Interest Rate Agreements in respect of Indebtedness of Salem Holding as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

(ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing (except, in the case of Guarantees under clause (iii), which Guarantees do not exceed the aggregate principal amount of the Bank Credit Agreement) plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Salem Holding incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

(x) the guarantee by Salem Holding or any Restricted Subsidiary Guarantor of Indebtedness of Salem Holding or a Restricted Subsidiary of Salem Holding that was permitted to be incurred pursuant to another provision of this covenant; and

(xi) Indebtedness of Salem Holding in addition to that described in clauses (i) through (x) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $5.0 million.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Salem Holding shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

          Limitation on Restricted Payments.

      (a) Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend on, or make any distribution to holders of, any of Salem Holding’s Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

(ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of Salem Holding or any Affiliate thereof (except Equity Interests held by Salem Holding or any of its Wholly Owned Restricted Subsidiaries);

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness of Salem Holding or such Restricted Subsidiary:

(iv) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than Salem Holding or any of its Wholly Owned Restricted Subsidiaries);

(v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of Salem Holding); or

(vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of Salem Holding, whose determination shall be conclusive and evidenced by a board resolution):

(1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of Salem Holding or its Restricted Subsidiaries; and

(2) the aggregate amount of all such Restricted Payments declared or made (x) by Parent after September 25, 1997 to but not including the Succession Date (references to “Salem Holding” in the foregoing clauses (i) through (vi) being deemed to refer to Parent for purposes of calculating the amount of such payments declared or made during such period by Parent) and (y) by Salem Holding from and including the Succession Date, does not exceed the sum of:

(A) an amount equal to Cumulative Operating Cash Flow less 1.4 times Cumulative Consolidated Interest Expense and

(B) the aggregate amount of (x) Parent Equity Sale Proceeds plus (y) the aggregate amount of Net Cash Proceeds received by Salem Holding after the Succession Date from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below).

      (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (v) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (v) being referred to as “Permitted Payments”):

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of the preceding paragraph (a) and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the preceding paragraph (a);

(ii) any transaction with an officer or director of Salem Holding entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Salem Holding);

(iii) the repurchase, redemption, or other acquisition or retirement of any Equity Interests of Salem Holding in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege pursuant to which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of Salem Holding; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of the preceding paragraph (a);

(iv) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of Salem Holding) of any Qualified Equity Interests of Salem Holding; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Equity Interests are excluded from clause (2)(B) of the preceding paragraph (a); and

(v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of Salem Holding, as the case may be; provided that any such new Indebtedness:

(1) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination, plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Salem Holding incurred in connection with such refinancing;

(2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes;

(3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and

(4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced.

      Limitation on Transactions with Affiliates. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Salem Holding (other than Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding) unless:

(a) such transaction or series of transactions is in writing on terms that are no less favorable to Salem Holding or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, and

(b) (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million Salem Holding delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of Salem Holding (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to Salem Holding or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

      Notwithstanding the foregoing, this provision will not apply to:

(A) any transaction with an officer or director of Salem Holding entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Salem Holding),

(B) any transaction entered into by Salem Holding or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of Salem Holding,

(C) transactions in existence on the date of the Indenture and any renewal, replacement or extension thereof on substantially similar terms, and

(D) any Permitted Payment.

      Limitation on Senior Subordinated Indebtedness. Salem Holding and Parent will not, and will not permit any Restricted Subsidiary Guarantor or any Parent Subsidiary Guarantor, as the case may be, to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinated in right of payment, by contract or otherwise, to any Indebtedness of Salem Holding, Parent, or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor, or subordinated in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in the Indenture.

      Limitation on Liens. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

(a) any Lien existing as of the date of the Indenture;

(b) any Lien arising by reason of:

(1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2) taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith;

(3) security for payment of workers’ compensation or other insurance;

(4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money);

(5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of Salem Holding or any of its Subsidiaries or the value of such property for the purpose of such business;

(6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of Salem Holding or any of its Subsidiaries; or

(8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(c) any Lien now or hereafter existing on property of Salem Holding or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of “— Limitation on Indebtedness” and provided that the provisions described under “— Limitation on Issuances of Guarantees of and Pledges for Indebtedness” are complied with;

(d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by Salem Holding or any of its Subsidiaries, in each case which Indebtedness is permitted under the provisions of “— Limitation on Indebtedness”; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by Salem Holding or its Subsidiaries;

(e) any Lien securing Permitted Subsidiary Indebtedness; and

(f) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby.

Limitation on Sale of Assets.

      (a) Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale is received in cash, provided that (x) the amount of liabilities (excluding any contingent liabilities) assumed by the transferee or (y) any notes or other obligations received by Salem Holding or such Restricted Subsidiary and converted into cash within 90 days following the receipt thereof shall be deemed to be “cash,” and (ii) Salem Holding or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of Salem Holding and evidenced in a board resolution).

      (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or Salem Holding determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then Salem Holding may, within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Salem Holding or its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes “Excess Proceeds.”

      (c) When the aggregate amount of Excess Proceeds equals $5.0 million or more, Salem Holding shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:

(1) Salem Holding shall make an offer to purchase (an “Offer”) from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds (less any amounts used to pay reasonable fees and expenses connected with such Offer and any Pari Passu Offer) multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and

(2) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, Salem Holding shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds (less any amounts used to pay reasonable fees and expenses connected with such Offer and any Pari Passu Offer) over the Note Amount, provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture.

      To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), Salem Holding shall use such Deficiency in the business of Salem Holding and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

      (d) Pending the final application of any Net Cash Proceeds, Salem Holding may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

      (e) If Salem Holding becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by Salem Holding, at the option of the holder thereof, in whole or in part, in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

      (f) Salem Holding shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Salem Holding shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      (g) Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Indenture listed on a schedule thereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the Notes than those existing on the date of the Indenture or (ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of Salem Holding to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

      Limitation on Asset Swaps. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, engage in Asset Swaps, unless:

(i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and

(ii) Salem Holding or such Restricted Subsidiary receives consideration at the time of such Asset Swap at least equal to the Fair Market Value of the properties or assets exchanged as determined in writing by a nationally recognized investment banking or appraisal firm.

Limitation on Issuances of Guarantees of and Pledges for Indebtedness.

      (a) Salem Holding will not permit any of its Restricted Subsidiaries, other than the Restricted Subsidiary Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of Salem Holding and will not, and will not permit any of its Restricted Subsidiaries to, pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries (other than the Restricted Subsidiary Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of Salem Holding under the Indenture.

      (b) Salem Holding will not permit any of its Restricted Subsidiaries, other than the Restricted Subsidiary Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Salem Holding (other than guarantees in existence on the date of the Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that, if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

      (c) Parent will not, and will not permit any of its Subsidiaries (other than Salem Holding and Salem Holding’s Restricted Subsidiaries, which shall be subject to the foregoing clauses (a) and (b)), other than the Parent Subsidiary Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Salem Holding (other than guarantees in existence on the date of the Indenture) unless Parent or such Subsidiary, as the case may be, simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

      (d) Any Guarantee by any Restricted Subsidiary Guarantor of Salem Holding or by any Parent Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(i) any sale, exchange or transfer to any Person not an Affiliate of Parent, of all of Salem Holding’s or Parent’s direct or indirect Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary Guarantor or such Parent Subsidiary Guarantor, as the case may be, which is in compliance with the Indenture or

(ii) the release by the holders of the Indebtedness of Salem Holding described in clauses (a), (b) and (c) above of their security interest or their guarantee by such Restricted Subsidiary Guarantor of Salem Holding or by such Parent Subsidiary Guarantor, as the case may be, including any deemed release upon payment in full of all obligations under such Indebtedness, at a time when (A) no other Indebtedness of Salem Holding has been secured or guaranteed by such Restricted Subsidiary Guarantor of Salem Holding or such Parent Subsidiary Guarantor, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary Guarantor of Salem Holding or such Parent Subsidiary Guarantor, as the case may be, also release their security interest in, or guarantee by, such Restricted Subsidiary Guarantor of Salem Holding or such Parent Subsidiary Guarantor, as the case may be (including any deemed release upon payment in full of all obligations under such Indebtedness).

      Restriction on Transfer of Assets. Salem Holding and the Restricted Subsidiary Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or property to any of Salem Holding’s Restricted Subsidiaries (other than any Restricted Subsidiary Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of:

(a) $1.0 million for any sale, conveyance, transfer, leases or dispositions or series of related sales, conveyances, transfers, leases and dispositions and

(b) $5.0 million in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of Salem Holding shall not be considered “in the ordinary course of business”; provided that sales by Salem Holding of block program time and spot advertising time shall not be deemed not to be “in the ordinary course of business” solely because of the dollar volume of such sales.

      Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that Salem Holding purchase such holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase

Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in the Indenture.

      Within 30 days following any Change of Control, Salem Holding shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless Salem Holding defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

      If a Change of Control Offer is made, there can be no assurance that Salem Holding will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. A Change of Control will also require Salem Holding to offer to repurchase the Existing Notes pursuant to the Existing Indentures. The failure of Salem Holding to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture which could, in turn, constitute a default under other Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes.

      The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and Salem Holding elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

      The existence of a holder’s right to require Salem Holding to repurchase such holder’s Notes upon a Change of Control may deter a third party from acquiring Salem Holding in a transaction which constitutes a Change of Control.

      “Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of Salem Holding or Parent, provided that the Permitted Holders “beneficially own” (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Salem Holding or Parent, as the case may be;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Salem Holding or Parent (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of Salem Holding or Parent, as the case may be, was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

(iii) Salem Holding or Parent consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with Salem Holding or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is changed into or exchanged for cash, securities or other property, other than any such transaction in which the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Salem Holding or Parent, as the case may be) or in which (A) the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by Salem Holding as a Restricted Payment in accordance with the provisions described under “— Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions described under “— Limitation on Restricted Payments”) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or

(iv) Salem Holding or Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution other than (in the case of Salem Holding) in a transaction which complies with the provisions described under “— Consolidation, Merger, Sale of Assets.”

      “Permitted Holders” means as of the date of determination:

(i) any of Stuart W. Epperson and Edward G. Atsinger III;

(ii) family members or the relatives of the Persons described in clause (i);

(iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; or

(iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Salem Holding.

      Salem Holding will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Salem Holding shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of Salem Holding to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

      Limitation on Subsidiary Equity Interests. Salem Holding will not permit any of its Restricted Subsidiaries to issue any Equity Interests, except for:

(i) Equity Interests issued to and held by Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding, and

(ii) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary of Salem Holding, (B) such Person merges with or into a Restricted Subsidiary of Salem

Holding or (C) a Restricted Subsidiary of Salem Holding merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

      Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Salem Holding to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to Salem Holding or a Restricted Subsidiary of Salem Holding, (iii) make any Investment in Salem Holding or a Restricted Subsidiary of Salem Holding or (iv) transfer any of its properties or assets to Salem Holding or any Restricted Subsidiary of Salem Holding; except:

(a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture;

(b) any encumbrance or restriction, with respect to a Restricted Subsidiary of Salem Holding that is not a Subsidiary of Salem Holding on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of Salem Holding and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture;

(d) any encumbrance or restriction created pursuant to which an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under “— Limitations on Sale of Assets” is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery;

(e) any such encumbrance or restriction consisting of customary contractual non-assignment provisions in a contract entered into in the ordinary course of business, to the extent such provisions restrict the transfer of rights, duties or obligations under such contract;

(f) in the case of clause (iv) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted to be incurred pursuant to the covenant “Limitation on Indebtedness” to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

(g) any restriction imposed by applicable law.

      Limitation on Unrestricted Subsidiaries. Salem Holding will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the “Limitation on Restricted Payments” covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant:

(i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by Salem Holding and

(ii) may be made in cash or property.

      Provision of Financial Statements. The Indenture will provide that, whether or not Salem Holding is subject to Section 13(a) or 15(d) of the Exchange Act, Salem Holding will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Salem Holding would have been required to file with the Commission pursuant to such

Section 13(a) or 15(d) if Salem Holding were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Salem Holding would have been required so to file such documents if Salem Holding were so subject. Salem Holding will be deemed to have satisfied such requirements if Parent files and provides reports, documents and information of the types otherwise so required within the applicable time periods and Salem Holding is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by Parent as long as Parent’s quarterly and annual reports contain separate audited annual and unaudited quarterly, as the case may be, consolidated financial statements for Salem Holding and its Subsidiaries or consolidating financial information which includes separate audited annual and unaudited quarterly, as the case may be, condensed consolidated financial information of Salem Holding and its Subsidiaries.

      Salem Holding will also in any event:

(x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Note register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports, information and other documents which Salem Holding would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Salem Holding were subject to such Sections (unless such documents are filed by Parent as provided above and such documents are then so mailed to the holders and filed with the Trustee), and

(y) if filing such documents by Salem Holding (or Parent, as the case may be) with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at Salem Holding’s cost.

      Additional Covenants. The Indenture will also contain covenants with respect to the following matters:

(i) payment of principal, premium and interest;

(ii) maintenance of an office or agency;

(iii) arrangements regarding the handling of money held in trust;

(iv) maintenance of corporate existence;

(v) payment of taxes and other claims;

(vi) maintenance of properties; and

(vii) maintenance of insurance.

Consolidation, Merger, Sale of Assets

      Salem Holding shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Salem Holding and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i) either (1) Salem Holding shall be the continuing corporation or (2) the Person (if other than Salem Holding) formed by such consolidation or into which Salem Holding is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Salem Holding and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of Salem Holding under the Notes and the Indenture, and the Indenture shall remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of Salem Holding (or the Surviving Entity if Salem Holding is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of Salem Holding immediately prior to such transaction;

(iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Salem Holding (or the Surviving Entity if Salem Holding is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the first paragraph of “— Certain Covenants — Limitation on Indebtedness”;

(v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

(vi) if any of the property or assets of Salem Holding or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of “— Certain Covenants — Limitation on Liens” are complied with; and

(vii) Salem Holding or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

      Each Guarantor (including Parent) will not, and Salem Holding and Parent will not permit a Restricted Subsidiary Guarantor or a Parent Subsidiary Guarantor, as the case may be, to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than Salem Holding or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than Salem Holding or any other Guarantor) unless at the time and after giving effect thereto:

(i) either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and the Indenture;

(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and

(iii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with “— Certain Covenants — Limitations on Sale of Assets”) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (d) of “— Certain Covenants — Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

      In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which Salem Holding or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Salem Holding or such Guarantor, as the case may be, and Salem Holding or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be.

Events of Default

      An Event of Default will occur under the Indenture if:

(i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of Salem Holding or Parent or any other Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to Salem Holding by the Trustee or (y) to Salem Holding and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in “— Consolidation, Merger, Sale of Assets”; (c) Salem Holding shall have failed to make or consummate an Offer in accordance with the provisions of “— Certain Covenants — Limitation on Sale of Assets”; or (d) Salem Holding shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “— Certain Covenants — Purchase of Notes Upon a Change of Control”;

(iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

(v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or Salem Holding not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(vi) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(vii) any holder or holders of at least $5.0 million in aggregate principal amount of Indebtedness of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of Salem

Holding, any Guarantor or any Restricted Subsidiary of Salem Holding that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of Salem Holding or any Restricted Subsidiary of Salem Holding (including funds on deposit or held pursuant to lock-box and other similar arrangements);

(viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(ix) (a) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(b) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding consents to the entry of a decree or order for relief in respect of Salem Holding, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(c) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official, of Salem Holding, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or

(e) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding takes any corporate action in furtherance of any such actions in this paragraph (ix).

      If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Notes to be due and payable immediately by a notice in writing to Salem Holding (and to the Trustee if given by the holders of the Notes), provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of:

(a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or

(b) acceleration of the Indebtedness under the Bank Credit Agreement.

Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

      If an Event of Default specified in clause (viii) or (ix) of the first paragraph of this description of “Events of Default” occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Notes, the holders of the Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

      After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to Salem Holding and the Trustee, may rescind and annul such declaration if:

(a) Salem Holding has paid or deposited with the Trustee a sum sufficient to pay:

(i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on all Notes,

(iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and

(b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

      The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

      Salem Holding is also required to notify the Trustee within five business days of the occurrence of any Default. Salem Holding is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

      The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of Salem Holding or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance or Covenant Defeasance of Indenture

      Salem Holding may, at its option, at any time, elect to have the obligations of Salem Holding, each of the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that Salem Holding, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(ii) Salem Holding’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and

(iv) the defeasance provisions of the Indenture.

In addition, Salem Holding may, at its option and at any time, elect to have the obligations of Salem Holding and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either defeasance or covenant defeasance,

(i) Salem Holding must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after December 15, 2007 (such date being referred to as the “Defeasance Redemption Date”), if when exercising either defeasance or covenant defeasance, Salem Holding has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(ii) in the case of defeasance, Salem Holding shall have delivered to the Trustee an opinion of independent counsel in the United States stating that:

(A) Salem Holding has received from, or there has been published by, the Internal Revenue Service a ruling or

(B) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii) in the case of covenant defeasance, Salem Holding shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (viii) or (ix) under the first paragraph under “— Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

(v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of Salem Holding or any Guarantor;

(vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which Salem Holding or any Guarantor is a party or by which it is bound;

(vii) Salem Holding shall have delivered to the Trustee an opinion of independent counsel to the effect that:

(A) the trust funds will not be subject to any rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under the Indenture, and

(B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(viii) Salem Holding shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by Salem Holding with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of Salem Holding or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of Salem Holding, any Guarantor or others;

(ix) no event or condition shall exist that would prevent Salem Holding from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(x) Salem Holding shall have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

      The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, and certain other rights as expressly provided for in the Indenture) as to all outstanding Notes when:

(a) either:

(i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Salem Holding and Salem Holding or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date,

(b) Salem Holding or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by Salem Holding or any Guarantor, and

(c) Salem Holding has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that:

(A) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and

(B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Salem Holding or any Guarantor is a party or by which Salem Holding or any Guarantor is bound.

Modifications and Amendments

      From time to time, Salem Holding, the Guarantors and the Trustee, without the consent of the holders of Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies. Other modifications and amendments of the Indenture may be made by Salem Holding, the Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date);

(ii) amend, change or modify the obligation of Salem Holding to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with “— Certain Covenants — Limitation on Sale of Assets” or the obligation of Salem Holding to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with “— Certain Covenants — Purchase of Notes Upon a Change of Control,” including amending, changing or modifying any definitions with respect thereto;

(iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee;

(iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

(v) except as otherwise permitted under “— Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by Salem Holding or any Guarantor of any of its rights and obligations under the Indenture; or

(vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee.

      The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

      The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with the laws of the State of New York.

Certain Definitions

      “Acquired Indebtedness” means Indebtedness of a Person:

(i) existing at the time such Person becomes a Subsidiary or

(ii) assumed in connection with the acquisition of assets from such Person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

      “Affiliate” means, with respect to any specified Person,

(i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person,

(ii) any other Person that owns, directly or indirectly, 5% or more of such Person’s Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or

(iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(i) any Equity Interest of any Restricted Subsidiary of Salem Holding (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

(ii) all or substantially all of the properties and assets of any division or line of business of Salem Holding or its Restricted Subsidiaries; or

(iii) any other properties or assets of Salem Holding or any of its Restricted Subsidiaries, other than in the ordinary course of business.

      For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A) that is governed by the provisions described under “— Consolidation, Merger, Sale of Assets” or “Limitations on Asset Swaps,”

(B) that is by Salem Holding to any Wholly Owned Restricted Subsidiary of Salem Holding, or by any Restricted Subsidiary of Salem Holding to Salem Holding or any Wholly Owned Restricted Subsidiary of Salem Holding, in accordance with the terms of the Indenture,

(C) that aggregates not more than $1.0 million in gross proceeds, or

(D) any Restricted Payments permitted under the covenant described in “Limitation on Restricted Payments” or any Permitted Investment.

      “Asset Swap” means an Asset Sale by Salem Holding or any Restricted Subsidiary of Salem Holding in exchange for properties or assets that will be used in the business of Salem Holding and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

      “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      “Bank Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of June 15, 2001, among Salem Holding, the lenders named therein and The Bank of New York as administrative agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, “Bank Credit Agreement” shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with “— Certain Covenants — Limitation on Indebtedness”; provided that, for purposes of the definition of “Permitted Indebtedness” in the covenant entitled “Limitation on Indebtedness,” no such increase may result in the principal amount of Indebtedness of Salem Holding under the Bank Credit Agreement that is permitted to be incurred pursuant to clause (i) of the definition of “Permitted Indebtedness” to exceed the amount specified in such clause (i).

      “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      “Capital Lease Obligation” means, with respect to any Person, any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

      “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) the interest expense of such Person and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(i) amortization of debt discount,

(ii) the net cost under Interest Rate Agreements (including amortization of discounts),

(iii) the interest portion of any deferred payment obligation and

(iv) accrued interest, plus

(b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period, and all capitalized interest of such Person and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

      “Consolidated Net Income” means, with respect to any Person for any period, the Consolidated net income (or loss) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(i) all extraordinary gains but not losses (less all fees and expenses relating thereto),

(ii) the portion of net income (or loss) of such Person and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to such Person or its Consolidated Restricted Subsidiaries by such other Person during such period,

(iii) net income (or loss) of any other Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(v) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or

(vi) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders.

      “Consolidated Net Worth” means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of Salem Holding and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

      “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

      “Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense of (x) Parent from September 25, 1997 to but not including the Succession Date and (y) Salem Holding from and including the Succession Date to the end of Salem Holding’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

      “Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow of (x) Parent from September 25, 1997 to but not including the Succession Date and (y) Salem Holding from and including the Succession Date to the end of Salem Holding’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

      “Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of Salem Holding and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of Salem Holding (excluding any such Disqualified Equity Interests held by Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding), to (b) Operating Cash Flow of Salem Holding and its Restricted Subsidiaries on a Consolidated basis for the four most recent full quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to:

(i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

(ii) the incurrence, repayment or retirement of any other Indebtedness by Salem Holding and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);

(iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition had occurred at the beginning of such four-quarter period; and

(iv) any acquisition or disposition by Salem Holding and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition, disposition or repayment had been consummated on the first day of such four-quarter period).

      “Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

      “Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

      “Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and limited liability company interests of such Person, including any Preferred Equity Interests.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Existing Indentures” means (i) the Indenture, dated as of September 25, 1997, among Salem Communications Corporation, a California corporation, the guarantors party thereto and The Bank of New York as trustee, as supplemented by Supplemental Indenture No. 1, dated as of March 31, 1999, by and among Salem Communications Corporation, a California corporation, Parent, the guarantors party thereto and The Bank of New York as trustee, by Supplemental Indenture No. 2, dated as of August 24, 2000, by and among Parent, Salem Holding, the guarantors party thereto and The Bank of New York as trustee, and by Supplemental Indenture No. 3, dated as of March 9, 2001 and Supplemental Indenture No. 4, dated as of June 25, 2001, each by and among Salem Holding, the guarantors party thereto and The Bank of New York as trustee, pursuant to which the 9 1/2% Senior Subordinated Notes of Salem Holding (as successor issuer to Parent), due October 1, 2007 were issued, and (ii) the Indenture, dated as of June 25, 2001, among Salem Holding, the guarantors party thereto and The Bank of New York as trustee, pursuant to which the 9% Senior Subordinated Notes of Salem Holding due July 1, 2001 were issued.

      “Existing Notes” means the 9 1/2% Senior Subordinated Notes of Salem Holding (as successor issuer to Parent) due October 1, 2007 and outstanding as of the date of the Indenture and the 9% Senior Subordinated Notes of Salem Holding due July 1, 2011 and outstanding as of the date of the Indenture.

      “Existing Notes Guarantee” means any of the guarantees by Parent or any of its Subsidiaries of the obligations of Salem Holding and any other obligor under the Existing Indentures or under the Existing Notes, pursuant to a guarantee given in accordance with the applicable Existing Indenture.

      “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

      “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

      “Guarantee” means the guarantee by any Guarantor of Salem Holding’s Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

      “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or

(v) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      “Guarantor” means each Person listed as a guarantor in the Indenture or any other guarantor of the Indenture Obligations. As of the date of the Indenture, the Guarantors consist of Parent and all of Parent’s Subsidiaries (other than Salem Holding).

      “Indebtedness” means, with respect to any Person, without duplication,

(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding,

(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(iv) all obligations under Interest Rate Agreements of such Person,

(v) all Capital Lease Obligations of such Person,

(vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(vii) all Guaranteed Debt of such Person,

(viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

(ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above.

The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The Indebtedness of Salem Holding and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to Salem Holding and its Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

      “Indenture Obligations” means the obligations of Salem Holding and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

      “Independent Director” means a director of Salem Holding other than a director:

(i) who (apart from being a director of Parent, Salem Holding or any Subsidiary) is an employee, insider, associate or Affiliate of Parent, Salem Holding or a Subsidiary or has held any such position during the previous five years or

(ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

      “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

      “Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

      “Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

      “Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated Maturity, the purchase date, or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

      “Net Cash Proceeds” means:

(a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to Salem Holding or any Restricted Subsidiary of Salem Holding) net of:

(i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(ii) provisions for all taxes payable as a result of such Asset Sale,

(iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale or would cause a required repayment under the Bank Credit Agreement,

(iv) amounts required to be paid to any Person (other than Salem Holding or any Restricted Subsidiary of Salem Holding) owning a beneficial interest in the assets subject to the Asset Sale and

(v) appropriate amounts to be provided by Salem Holding or any Restricted Subsidiary of Salem Holding, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Salem Holding or any Restricted Subsidiary of Salem Holding, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee

      and

(b) with respect to any issuance or sale of Equity Interests by any Person, or debt securities or Equity Interests of such Person that have been converted into or exchanged for Equity Interests, as referred to under “— Certain Covenants — Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to such Person or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Operating Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus:

(a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus

(b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus

(c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus

(d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

      “Parent” means Salem Communications Corporation, a Delaware corporation, the parent of Salem Holding, and any successor Person succeeding to the direct or indirect ownership of Salem Holding.

      “Parent Equity Sale Proceeds” means the aggregate amount of Net Cash Proceeds received by Parent after September 25, 1997 to but not including the Succession Date from capital contributions (other than from any of its Subsidiaries) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds were used to purchase, redeem or otherwise retire Equity Interests of Parent or subordinated indebtedness of Parent).

      “Parent Subsidiary Guarantor” means any Subsidiary of Parent that is a Guarantor of the Notes other than a Restricted Subsidiary Guarantor.

      “Pari Passu Indebtedness” means the Existing Notes or any Existing Notes Guarantee, as the case may be, and any other Indebtedness of Salem Holding or any Guarantor that is pari passu in right of payment to the Notes or any Guarantee, as the case may be.

      “Permitted Investments” means any of the following:

(i) Temporary Cash Investments;

(ii) Investments by Salem Holding or any of its Restricted Subsidiaries in a Restricted Subsidiary Guarantor and Investments by any Restricted Subsidiary in Salem Holding;

(iii) Investments by Salem Holding or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary of Salem Holding that is or would be a Guarantor or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Salem Holding or a Restricted Subsidiary of Salem Holding that is or would be a Guarantor;

(iv) Promissory notes received as a result of Asset Sales permitted under the provisions of “Limitation on Sales of Assets”;

(v) Investments in existence on the date of the Indenture;

(vi) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of Salem Holding or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1.0 million;

(vii) Permitted Non-Commercial Educational Station Investments; provided that immediately after giving effect to any such Investment, Salem Holding could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “— Certain Covenants — Limitation on Indebtedness” covenant;

(viii) Interest Rate Agreements entered into in the ordinary course of Salem Holding’s or a Restricted Subsidiary’s business in compliance with the covenant described in “Limitation on Indebtedness”; and

(ix) Other Investments that do not exceed $5.0 million at any one time outstanding.

      “Permitted Non-Commercial Educational Station Investment” means a loan made by Salem Holding or a Restricted Subsidiary of Salem Holding to a non-profit entity, the proceeds of which are used to acquire assets used in the operation of a radio station; provided that so long as any such Investment remains outstanding:

(i) such loan shall be evidenced by a promissory note and shall not be subordinated to any other Indebtedness of such non-profit entity;

(ii) at least 40% of the board seats (or other comparable governing body) of such non-profit entity shall be held by executive officers of Salem Holding; and

(iii) a technical and professional services agreement shall be in full force and effect between such non-profit entity and Salem Holding pursuant to which Salem Holding shall be compensated for providing engineering, accounting, legal and other assistance in connection with the operation of the station licensed to such non-profit entity (which agreement shall contain customary terms and conditions for technical and professional services agreements in the radio broadcasting industry generally).

      “Permitted Subsidiary Indebtedness” means:

(i) Indebtedness of any Restricted Subsidiary Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

(ii) Indebtedness of any Restricted Subsidiary Guarantor:

(a) issued to finance or refinance the purchase or construction of any assets of such Restricted Subsidiary Guarantor or

(b) secured by a Lien on any assets of such Restricted Subsidiary Guarantor where the lender’s sole recourse is to the assets so encumbered,

in either case (x) to the extent the purchase or construction prices for such assets are or should be included in “property and equipment” in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

      “Preferred Equity Interest” means, as applied to the Equity Interest of any Person, an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

      “Public Equity Offering” means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) (x) to Salem Holding or (y) received by Salem Holding as a capital contribution from Parent, as the case may be, exceed $10.0 million.

      “Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

      “Restricted Subsidiary” of a Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

      “Restricted Subsidiary Guarantor” means any Guarantor of the Notes that is a Restricted Subsidiary of Salem Holding.

      “Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which Salem Holding or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

      “Salem Holding” means Salem Communications Holding Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Salem Holding” shall mean such successor Person.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

      “Subordinated Indebtedness” means Indebtedness of Salem Holding or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be.

      “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association or other business entity a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more of its other Subsidiaries.

      “Succession Date” means August 24, 2000.

      “Temporary Cash Investments” means:

(i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

(ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Corporation (“S&P”) or any successor rating agency;

(iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Salem Holding, but including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-l” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500.0 million;

(v) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(vi) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; and

(vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

      “Unrestricted Subsidiary” means:

(i) any Subsidiary of Salem Holding that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Salem Holding, as provided below) and

(ii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Salem Holding may designate any Subsidiary of Salem Holding (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply:

(a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and

(b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the “— Certain Covenants — Limitation on Unrestricted Subsidiaries” covenant.

Any such designation by the Board of Directors of Salem Holding shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers’ certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of Salem Holding may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, Salem Holding could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “— Certain Covenants — Limitation on Indebtedness” covenant.

      “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

(i) as to which neither Salem Holding nor any Restricted Subsidiary is directly or indirectly liable (by virtue of Salem Holding or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of Salem Holding or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) Salem Holding shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of Salem Holding or any Restricted Subsidiary to declare, a default on such Indebtedness of Salem Holding or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

      “Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      “Wholly Owned Restricted Subsidiary” means, with respect to any Person, a Restricted Subsidiary of such Person all the Equity Interests of which are owned by such Person or another Wholly Owned Restricted Subsidiary of such Person. As of the date of the Indenture, the Wholly Owned Restricted Subsidiaries of Salem Holding will consist of all of Salem Holding’s Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

      The certificates representing the notes will be issued in fully registered form without interest coupons. Notes will initially be represented by global notes in fully registered form without interest coupons and will be deposited with the trustee as a custodian for The Depository Trust Company, or DTC, and registered in the name of a nominee of such depositary.

The Global Notes

      The descriptions of the operations and procedures of DTC, Euroclear Bank, S.A./ N.V., or Euroclear, and Clearstream Banking, Societe Anonyme, or Clearstream Banking, set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and we urge you to contact the relevant system or one of its participants directly to discuss these matters.

      Investors may elect to hold their interests in the global notes through either DTC in the United States, or Clearstream Banking or Euroclear in Europe. Investors may hold their interests in the global notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream Banking and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

      We expect that pursuant to procedures established by DTC (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

      So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

      Payments of the principal of, premium (if any), interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Salem Holding, the guarantors, the underwriters, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

      Salem Holding expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. Salem Holding also expects that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Salem Holding expects that transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. Transfers between participants in Euroclear or Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Because of time zone differences, the securities amount of a Euroclear or Clearstream Banking participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Banking participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Banking) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream Banking as a result of sales of interests in a global note by or through a Euroclear or Clearstream Banking participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day for Euroclear or Clearstream Banking following DTC’s settlement date.

      DTC has advised Salem Holding that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for certificated securities, which it will distribute to its participants.

      Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Banking participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream Banking, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream Banking, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving security entitlements in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Banking.

      DTC has advised Salem Holding as follows:     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations, including Euroclear and Clearstream Banking. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

      Although DTC, Euroclear and Clearstream Banking have agreed to certain procedures in order to facilitate transfers of interests in the global notes among participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of Salem Holding, the underwriters or the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

      Certificated securities shall be issued in exchange for beneficial interests in the global notes if (i) Salem Holding so determines, (ii) if DTC ceases to be registered as a clearing agency under the Exchange Act or is at any time unwilling or unable to continue as a depositary for the global notes or (iii) an event of default occurs under the indenture. Neither Salem Holding nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the owners of security entitlements in the related notes and Salem Holding and the trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

Registrar and Paying Agent

      The trustee will act initially as the registrar and paying agent for the notes. The trustee, in its capacity as the paying agent, may appoint co-paying agents, which must be acceptable to Salem Holding.

      Registration of transfers or exchanges of the notes will be effected without charge by or on behalf of Salem Holding, but any holder transferring any interest in a note will be required to pay to the trustee or Salem Holding, as appropriate, any tax or other governmental charges that may be imposed in connection with that transfer or exchange. Salem Holding will not be required to register or cause to be registered the transfer of any note after it has been called for redemption.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

      The following is a summary of certain United States federal tax consequences of the purchase, ownership, and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, judicial authority and administrative rulings and practice, all as of the date thereof and all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal tax consequences described herein. This summary addresses only tax consequences to holders that purchase the notes at initial issuance, and own the notes as capital assets and not as part of a “straddle” or a hedging or conversion transaction for U.S. federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as insurance companies, brokers, financial institutions, tax-exempt organizations, retirement plans, regulated investment companies, brokers, securities dealers, partnerships, or expatriates). In addition, except as otherwise indicated, the summary does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax consequences.

      For purposes of this discussion, a United States person means:

•	an individual who is a citizen of the United States or a resident of the United States, as determined for U. S. federal income tax purposes;

•	a corporation, partnership or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof or therein, including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable treasury regulations);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions or certain electing trusts that were in existence on August 19, 1996, and were treated as domestic trusts on that date.

      An individual may, subject to certain exceptions, be deemed to be a resident of the United States for a calendar year by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current calendar year, one-third of the days present in the immediately preceding calendar year, and one-sixth of the days present in the second preceding calendar year).

      Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. federal tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of notes arising under U.S. state and local and non-U.S. tax laws.

Federal Income Tax Consequences to U.S. Holders

      The following is a general discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes by a holder that is a United States person and is not a partnership for U.S. federal income tax purposes (a “U.S. Holder”).

Treatment of Interest

      Stated interest on the notes will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with such U.S. Holder’s method of tax accounting).

Treatment of Dispositions of Notes

      Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or disposition (other than amounts in respect of accrued and unpaid interest, which will be taxable as such) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will be, in general, the cost of the note to the U.S. Holder. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such sale, exchange, retirement or disposition, the note had been held by such U.S. Holder for more than one year. Long term capital gain recognized by an individual U.S. Holder is generally subject to a maximum U.S. federal rate of 20%.

Information Reporting and Backup Withholding

      Parent or Salem Holding will, when required to, report to the U.S. Holders of the notes and the IRS amounts paid on or with respect to the notes during each calendar year and the amount of tax, if any, withheld from such payments. Certain non-corporate U.S. Holders may be subject to backup withholding (1) at a rate of 31% on payments made after calendar year 2010 and (2) at the fourth-lowest rate of tax applicable to an unmarried individual United States person on payments made with respect to the notes for any other period (30% in 2002 and 2003, 29% in 2004 and 2005, and 28% in 2006 through 2010). In general, backup withholding will apply to a U.S. Holder if the U.S. Holder:

•	fails to furnish its Taxpayer Identification Number (“TIN”), which for an individual would be his or her Social Security Number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest and dividends; or

•	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

      A U.S. Holder will be eligible for an exemption from withholding by providing a properly completed IRS Form W-9 to us or our paying agent.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability provided that the required information is furnished to the IRS.

Federal Tax Consequences to Non-U.S. Holders

      The following is a general discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the notes by a holder that is neither a United States person nor a partnership for U.S. federal income tax purposes (a “Non-U.S. Holder”). For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the notes will be considered “U.S. trade or business income” if such income or gain is effectively connected with the conduct of a trade or business in the United States.

Treatment of Interest

      A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest income on the notes if the interest qualifies for the so-called “portfolio interest exemption.” This will be the case if each of the following requirements is satisfied:

•	The interest is not U.S. trade or business income.

•	The Non-U.S. Holder provides to us or our paying agent the appropriate certification.

•	The Non-U.S. Holder does not actually or constructively own 10% or more of the voting power of our stock.

•	The Non-U.S. Holder is not a controlled foreign corporation for United States federal income tax purposes that is actually or constructively related to us.

      The certification requirement can be satisfied as follows:

•	If the Non-U.S. Holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a United States person.

•	If a note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (1) the Non-U.S. Holder provides such a form to the organization or institution, and (2) the organization or institution, under penalties of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy.

      Alternative documentation procedures may also be available for satisfying the certification requirement described above. For instance, under one such option, a withholding agent would be allowed to rely on an IRS Form W-8IMY, or suitable substitute or successor form, furnished by a financial institution or other intermediary on behalf of one or more beneficial owners or other intermediaries without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a qualified intermediary. Under another option, an authorized foreign agent of a U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided specified conditions are met. Prospective investors should consult their tax advisors regarding possible additional reporting requirements.

      If the portfolio interest exemption is not satisfied, a 30% withholding tax will apply to interest income on the notes paid to such Non-U.S. Holder, unless one of the following two exceptions is satisfied. The first exception is that an applicable income tax treaty reduces or eliminates such tax, and a Non-U.S. Holder claiming such benefit of that treaty provides to us or our paying agent a properly executed IRS Form W-8BEN (or suitable successor or substitute form). The second exception is that the interest is U.S. trade or business income and the Non-U.S. Holder provides an appropriate statement to that effect on an IRS Form W-8ECI (or suitable successor or substitute form). In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as U.S. Holders, as described above. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income at a rate of 30% (or at a reduced rate under an applicable tax treaty).

Treatment of Dispositions of Notes

      Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, retirement or other disposition of a note unless (1) such holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or (2) the gain is U.S. trade or business income. If the first exception applies, the Non-U.S. Holder will be subject to tax at a rate of 30% on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the note) exceed capital losses allocable to U.S. sources, unless an applicable income tax treaty reduces or eliminates such tax and such Non-U.S. Holder provides to us or our paying agent a properly executed IRS Form W-8BEN (or suitable successor or substitute form). If the second exception applies, generally Non-U.S. Holders will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income.

Treatment of Notes for U.S. Federal Estate Tax Purposes

      Subject to applicable estate tax treaty provisions, a note held by an individual Non-U.S. Holder at the time of his or her death generally will not be subject to U.S. federal estate tax, provided, among other requirements, that such individual Non-U.S. Holder does not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock and payments of interest on such notes would not have been considered U.S. trade or business income.

      Recently enacted U.S. federal legislation provides for reductions in U.S. federal estate tax through 2009 and the elimination of such tax entirely in 2010. Under the legislation, U.S. federal estate tax would be fully reinstated, as in effect prior to the reductions, in 2011.

Information Reporting and Backup Withholding

      Parent or Salem Holding will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid on the notes in each calendar year, and the amount of tax withheld, if any, with respect to the payments. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

      Treasury Regulations provide that backup withholding at the rate described above under “— Federal Income Tax Consequences to U.S. Holders — Information Reporting and Backup Withholding” and additional information reporting will not apply to payments on the notes by us to a Non-U.S. Holder if the holder certifies as to its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption, provided that neither Parent, Salem Holding nor our paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

      Information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of the notes by a Non-U.S. Holder are as follows:

•	If the proceeds are paid to or through the United States office of a broker, they generally will be subject to information reporting and backup withholding. However, no such reporting and withholding is required if: (1) the holder either certifies as to its status as a Non-U.S. Holder under penalties of perjury on an IRS Form W-8BEN, or a suitable substitute or successor form, or otherwise establishes an exemption; and (2) the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

•	If the proceeds are paid to or through a non-United States office of a broker that is not a United States person or a “United States related person,” as defined below, they will not be subject to backup withholding or information reporting.

•	If the proceeds are paid to or through a non-United States office of a broker that is either a United States person or a United States related person, they generally will be subject to information reporting. However, no such reporting is required if (1) the holder certifies as to its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder’s foreign status, and (2) the broker has no actual knowledge to the contrary. Backup withholding will generally not apply to payments of the proceeds made through a non-United States office of a United States person or United States related person.

      For purposes of this paragraph, a “United States related person” is:

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or, if shorter, for such part of the period that it has been in existence, is U.S. trade or business income; or

•	a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

      Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability provided that the requisite procedures are followed.

      The U.S. federal tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under U.S. federal, state and local and non-U.S. tax laws and the possible effects of changes in such tax laws.

UNDERWRITING

      Subject to the terms and conditions stated in the underwriting agreement dated as of December 13, 2002, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Principal
Amount
NAME	Of Notes

Deutsche Bank Securities Inc.	$95,000,000
BNY Capital Markets, Inc.	5,000,000

Total	$100,000,000

      The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions.

      The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering price.

      The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid By Us

Per note	0.25%

      We estimate that our total expenses of this offering will be $500,000.

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make in respect of any of these liabilities.

      The underwriters have advised us that they presently intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and any such market-making may be discontinued at any time at the sole discretion of the underwriters and without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

      In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

      Any of these activities may have the effect of preventing or retarding a decline in the price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

      The underwriters or their affiliates have provided investment banking services to us and our affiliates in the past and may do so in the future. They receive customary fees and commissions for these services. Deutsche Bank Securities Inc. acted as joint book-running manager on our initial public offering in June 1999. Deutsche Bank Securities Inc. also acted as joint book-running manager and BNY Capital Markets, Inc. was an initial purchaser on the offering by Salem Holding of its 9% senior subordinated notes in June 2001. In addition, an affiliate of Deutsche Bank Securities Inc. is a lender under Salem Holding’s credit facility. The Bank of New York, an affiliate of BNY Capital Markets, Inc., acts as trustee for Salem Holding’s 9 1/2% and 9% senior subordinated notes and will act as trustee for the notes issued in this offering. The Bank of New York is also the administrative agent and a lender under the credit facility.

LEGAL MATTERS

      Gibson, Dunn & Crutcher LLP of Irvine, California will issue an opinion regarding the validity of the notes. Certain matters will be passed upon for the underwriters by Debevoise & Plimpton of New York, New York.

EXPERTS

      The consolidated financial statements of Salem Communications Corporation at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which is incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN MORE INFORMATION

      Parent files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy these documents at the SEC’s Public Reference Room located in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

      You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet web site that contains reports, proxy statements and other information about issuers, like Parent, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

      We have filed with the SEC a registration statement on Form S-3 that registers the notes we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the notes offered that, as permitted by the rules and regulations of the SEC, have not been included in this prospectus supplement or the accompanying prospectus. You should read the registration statement for further information about us and the notes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information in this prospectus supplement.

      This prospectus supplement incorporates by reference the documents listed below that Parent has previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2001

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

•	Current Report on Form 8-K filed July 22, 2002, and amended July 24, 2002.

      In addition, all documents filed by Parent pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement. Under applicable SEC regulations, we anticipate that Salem Holding will not file annual reports, quarterly reports and other documents with the SEC; rather Parent will file such reports and documents with the SEC and include in the notes to its financial statements consolidating financial information containing condensed consolidated financial information for Salem Holding and its subsidiaries.

      Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Salem Communications Corporation

4880 Santa Rosa Road
Camarillo, California 93012
Telephone: (805) 987-0400
Attn: Jonathan L. Block, Esq.

PROSPECTUS

$240,000,000

SALEM COMMUNICATIONS CORPORATION

SALEM COMMUNICATIONS HOLDING CORPORATION

Debt Securities, Preferred Stock,

Class A Common Stock and Warrants

         This prospectus provides a general description of the debt securities that may be offered from time to time by Salem Communications Holding Corporation and the preferred stock, Class A Common Stock and warrants that may be offered from time to time by Salem Communications Corporation. Salem Communications Holding Corporation is referred to throughout this prospectus as “Salem Holding” and Salem Communications Corporation is referred to as “Salem Communications”. Unless the context indicates otherwise, all references to “we,” “our,” “ours,” and “us” refer to Salem Communications and its consolidated subsidiaries, including Salem Holding. Each time Salem Holding or Salem Communications sells securities, it will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

      The aggregate initial offering price of all securities sold under this prospectus will not exceed $240,000,000. Of these securities, the selling security holders named in this prospectus may sell up to 1,250,000 shares of Salem Communications Class A Common Stock.

      Salem Communications Class A Common Stock is listed on the Nasdaq Stock Market’s National Market under the symbol “SALM.”

      Investing in our securities involves a high degree of risk. See “Certain Factors Affecting Salem” contained in the “Business” section of our filings with the SEC and the applicable prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2002.

      Neither Salem Communications nor Salem Holdings has authorized anyone to give any information or make any representation about Salem Communications or Salem Holding that is different from or in addition to, that contained in this prospectus or in any of the materials that are incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. The aggregate offering price of all securities that may be sold under this prospectus will not exceed $240,000,000. Of that amount, Salem Communications and Salem Holding may sell any combination of the securities described in this prospectus from time to time up to a total dollar amount of $210,025,000. In addition, the selling security holders named in this prospectus may sell up to 1,250,000 shares of Salem Communications Class A Common Stock.

      The types of securities that may be offered and sold from time to time by this prospectus are:

•	debt securities of Salem Holding, which may include guarantees of the debt securities by some or all of Salem Holding’s direct or indirect subsidiaries and by Salem Communications and its direct or indirect subsidiaries;

•	Salem Communications preferred stock;

•	Salem Communications Class A Common Stock; and

•	Salem Communications warrants entitling the holders to purchase Salem Communications Class A Common Stock, Salem Communications preferred stock or other securities.

      These securities may be sold either separately or in units. Salem Holding may issue debt securities convertible into other securities and Salem Communications may issue preferred stock that may be convertible into shares of Salem Communications Class A Common Stock or another series of preferred stock.

      This prospectus provides a general description of the securities that may be offered by Salem Communications and Salem Holding. Each time securities are sold, a prospectus supplement will be delivered with this prospectus which will describe specific information about the offering and the terms of the particular securities offered. Each prospectus supplement will include the following information:

•	the type and amount of securities that Salem Communications, Salem Holding or any selling security holders propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which the securities are sold;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

      In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY

      We believe that we are the largest U.S. radio broadcasting company, measured by number of stations and audience coverage, providing programming targeted at audiences interested in religious and family issues. Our core business is the ownership and operation of radio stations in large metropolitan markets. We own and operate 82 radio stations, including 57 stations in 22 of the top 25 markets. This makes us the sixth largest operator measured by number of stations overall and the third largest operator measured by number of stations in the top 25 markets. In addition, management believes that we are the thirteenth largest radio broadcaster measured by net broadcasting revenues for the year ended December 31, 2001. We also own Salem Radio Network,® which we believe to be a leading developer, producer and syndicator of religious and family issues oriented talk, news and music programming with over 1,600 affiliated radio stations. In addition, we own complementary Internet and publishing businesses.

      Our business strategy is to expand and improve our national radio platform in order to deliver compelling content to audiences interested in religious and family issues. We primarily program our stations with our Christian teaching and talk format which is talk programming with religious and family themes. We also feature conservative news/talk and contemporary Christian music formats. Salem Radio Network® supports our strategy by enabling us to offer a variety of program content on our radio stations.

      Both our chief executive officer and our chairman are career radio broadcasters who have owned and operated radio stations for over 25 years. Our management team has successfully executed a strategy of identifying, acquiring and operating radio stations.

      We continue to seek new ways to expand and integrate our distribution and content capabilities. We have acquired magazine, Internet and software businesses that direct their content to persons with interests that are similar to those of our primary radio audience. We will continue to pursue acquisitions of new media and other businesses that serve our audience. We plan to use these businesses, together with our radio stations and network, to attract, grow and retain a larger audience and customer base.

      Our principal executive offices are located at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012, and our telephone number is (805) 987-0400.

Organizational Structure

      Salem Communications was formed in 1986 as a California corporation and was reincorporated in Delaware in 1999. Salem Holding was formed as a wholly-owned subsidiary of Salem Communications in May 2000. In May 2000, Salem Communications formed an additional wholly owned subsidiary, Salem Communications Acquisition Corporation, which has since acquired nine radio stations through its wholly-owned subsidiary SCA License Corporation. In August, 2000, Salem Communications assigned substantially all of its assets and liabilities (other than stock of Salem Holding and Salem Acquisition) to Salem Holding.

      On June 15, 2001, Salem Holding effected a dividend to Salem Communications of Salem Holding’s publishing and Internet business. This transaction was effected as a dividend of the capital stock and membership interests, respectively, of Salem Holding’s wholly-owned subsidiaries CCM Communications, Inc. and OnePlace, LLC. As a result, CCM and OnePlace became direct subsidiaries of Salem Communications. CCM and OnePlace continue to be guarantors of borrowings under Salem Holding’s credit facility and of Salem Holding’s existing 9 1/2% notes and 9% notes. Salem Communications and all of its subsidiaries (other than Salem Holding) are guarantors of the borrowings under Salem Holding’s credit facility, Salem Holding’s existing 9 1/2% notes and 9% notes.

      The chart below sets forth our organizational structure.

USE OF PROCEEDS

      We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition of additional radio stations, the repayment of existing indebtedness, or for any other purposes that may be described in an accompanying prospectus supplement. We will not receive any of the proceeds from the sale of Salem Communications Class A Common Stock by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,

	2001	2000	1999	1998	1997

Ratio of earnings to fixed charges	1.2x	1.9x	0.6x	0.9x	0.9x

For purposes of calculating this ratio:

•	fixed charges consist of interest expense plus an allocation of a portion of rent expense representing interest; and

•	earnings consist of income (loss) before extraordinary items plus fixed charges.

DESCRIPTION OF DEBT SECURITIES

      Salem Holding may issue debt securities under one or more indentures between Salem Holding and a trustee that is qualified to act as such under the Trust Indenture Act. Salem Communications or any of its direct or indirect subsidiaries that guarantee the debt securities will also enter into the applicable indenture. The indentures may be amended or supplemented from time to time and are governed by the Trust Indenture Act. Unless otherwise stated in an accompanying prospectus supplement, the trustee under the indentures will be The Bank of New York.

      The following is a summary of the material provisions of each indenture. It does not restate the indentures entirely and is qualified by reference to the indentures. You are urged to read the indentures. The indentures are filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading “Where You Can Find More Information” at page 55. References below to an “indenture” are references to the applicable indenture under which a particular series of debt securities is issued. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

Terms of the 9% Senior Subordinated Notes

      You can find the definitions of certain terms used in this description under “Certain Definitions.” For purposes of this description, references to the “Notes” include the $150.0 Million in aggregate principal amount of 9% Senior Subordinated Notes due 2011 of Salem Holding issued under an indenture between Salem Holding, the Guarantors and The Bank of New York, as Trustee, dated as of June 25, 2001 (referred to in this description as the “Indenture”), and any additional Notes subsequently issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. If Salem Holding decides to issue additional Notes pursuant to the terms of the Indenture, a prospectus supplement relating to the additional Notes will state the price at which the additional Notes will be offered.

      The following description is a summary of the material provision of the Indenture. It does not restate the Indenture in its entirety. You are urged to read the Indenture and the applicable prospectus supplement because they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture are available as set forth below under the heading “Where You Can Find More Information” at page 55. The defined terms used in this description but not defined below under the heading “Certain Definitions” have the meanings assigned to them in the Indenture. The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

      The Indenture permits Salem Holding to issue Notes up to the maximum aggregate principal amount approved by Salem Holding. $150 million of 9% Senior Subordinated Notes were initially issued in a private transaction that was not subject to the registration requirements of the Securities Act. In accordance with the provisions of the Indenture and related documents, Salem Holding completed an exchange offer pursuant to which all of the Notes issued in the initial private transaction were exchanged for a like principal amount of substantially identical Notes registered under the Securities Act. Subject to the limitations set forth under “Certain Covenants—Limitation on Indebtedness,” Salem Holding may issue additional Notes under the Indenture from time to time. The Notes and any additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture.

      The Notes will mature on July 1, 2011 and are unsecured senior subordinated obligations of Salem Holding. Each Note bears interest at the rate of 9% from the issue date or from the most recent interest payment date to which interest has been paid, payable semiannually on January 1 and July 1 each year, to the person in whose name the Note is registered at the close of business on the December 15 or June 15 next preceding such interest payment date. Payment of the Notes is fully and unconditionally guaranteed by the Guarantors, jointly and severally, on a senior subordinated basis. Salem Communications and all of its Subsidiaries (other than Salem Holding) on the date of the Indenture comprise the Guarantors. See “Guarantees.”

      Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable (subject to compliance with transfer restrictions imposed by applicable securities laws) at the office or agency of Salem Holding maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of Salem Holding by check mailed to the person entitled thereto as shown on the security register. The notes have been registered and any additional Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Optional Redemption

      The Notes will be subject to redemption at any time on or after July 1, 2006, at the option of Salem Holding, in whole or in part, on not less than 30 nor more than 60 days’ prior notice by first-class mail in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 1 of the years indicated below:

Redemption
Year	Price

2006	104.500%
2007	103.000%
2008	101.500%
2009 and thereafter	100.000%

      in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

      In addition, at any time on or prior to July 1, 2004, Salem Holding may redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of a Public Equity Offering at a redemption price equal to 109% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date); provided that

(i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption, and

(ii) such redemption must occur within 60 days of the date of the closing of such Public Equity Offering.

      If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

Sinking Fund

      There will be no sinking fund.

Subordination

      The payment of the principal of, premium, if any, and interest on, the Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness. The

Notes will be senior subordinated indebtedness of Salem Holding ranking pari passu with all other existing and future senior subordinated indebtedness of Salem Holding and senior to all existing and future Subordinated Indebtedness of Salem Holding.

      During the continuance of any default in the payment of any Designated Senior Indebtedness, no payment (other than payments previously made pursuant to the provisions described under “Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of Salem Holding of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of such Designated Senior Indebtedness.

      During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a “Non-payment Default”) and after the receipt by the Trustee from a representative of the holder of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under “Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of Salem Holding of any kind or character (excluding certain permitted equity or subordinated securities) may be made by Salem Holding on account of the principal of, premium, if any, or interest on, the Notes or any other indenture obligation or on account of the purchase, redemption, defeasance or other acquisition of, the Notes for the period specified below (the “Payment Blockage Period”).

      The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of

(i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated),

(ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Indebtedness or

(iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of any of the three foregoing events, Salem Holding shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”).

      Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days.

      No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

      If Salem Holding fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See “—Events of Default.”

      The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Salem Holding or to its creditors, as such, or its assets, or any liquidation, dissolution or other winding up of Salem Holding, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of Salem Holding, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes.

      By reason of such subordination, in the event of liquidation or insolvency, creditors of Salem Holding who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and Salem Holding may be unable to meet its obligations fully with respect to the Notes.

      Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu in right of payment with all existing and future senior subordinated indebtedness of such Guarantor and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Indebtedness evidenced by the Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees will be similarly blocked.

      “Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of Salem Holding (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or on a contingent basis, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Indebtedness” shall include:

(i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of Salem Holding from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinated in right of payment to any other Indebtedness of Salem Holding, and

(ii) Indebtedness under Interest Rate Agreements.

      Notwithstanding the foregoing, “Senior Indebtedness” shall not include:

(i) Indebtedness evidenced by the Notes or the Existing Notes,

(ii) Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of Salem Holding,

(iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to Salem Holding,

(iv) Indebtedness which is represented by Disqualified Equity Interests,

(v) any liability for foreign, federal, state, local or other taxes owed or owing by Salem Holding to the extent such liability constitutes Indebtedness,

(vi) Indebtedness of Salem Holding to a Subsidiary or any other Affiliate of Salem Holding or any of such Affiliate’s subsidiaries,

(vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture (but, for purposes of this clause, no such Indebtedness shall be deemed to be issued in violation of the Indenture if the holders of such obligation or their representative shall have received an officers’ certificate of Salem Holding to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

(viii) Indebtedness evidenced by a guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness and

(ix) Indebtedness owed by Salem Holding for compensation to employees or for services rendered by employees.

      “Guarantor Senior Indebtedness” is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Indebtedness” shall include:

(i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor and

(ii) Indebtedness under Interest Rate Agreements.

      Notwithstanding the foregoing, “Guarantor Senior Indebtedness” shall not include:

(i) Indebtedness evidenced by the Guarantees or the Existing Notes Guarantees,

(ii) Indebtedness that is subordinate or junior in right of payment, by contract or otherwise, to any Indebtedness of any Guarantor,

(iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor,

(iv) Indebtedness which is represented by Disqualified Equity Interests,

(v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness,

(vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of Salem Holding or any of such Affiliate’s subsidiaries,

(vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture (but, for purposes of this clause, no such Indebtedness shall be deemed to be issued in violation of the Indenture if the holders of such obligation or their representative shall have received an officers’ certificate of Salem Holding to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

(viii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness, and

(ix) Indebtedness owed by any Guarantor for compensation to employees or for services rendered by employees.

      “Designated Senior Indebtedness” is defined as (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25.0 million at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by Salem Holding.

      As of December 31, 2001, on a pro forma basis, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes was $61.6 million, and the aggregate amount of Pari Passu Indebtedness of Salem Holding was $100.0 million. Salem Holding’s and its Subsidiaries’ ability to incur additional Indebtedness is restricted as set forth under “—Certain Covenants— Limitation on Indebtedness.” Any Indebtedness which can be incurred may constitute additional Senior Indebtedness or Guarantor Senior Indebtedness.

     Guarantees

      The Guarantors will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the Notes. Such guarantees will be subordinated in right of payment to Guarantor Senior Indebtedness. See “—Subordination.” As of December 31, 2001, on a pro forma basis, the aggregate amount of Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees was $61.6 million, all of which constitutes outstanding indebtedness representing guarantees of Senior Indebtedness, and the aggregate amount of Pari Passu Indebtedness of the Guarantors was $100.0 million. In addition, under certain circumstances, Salem Holding and Parent are required to cause the execution and delivery of additional Guarantees by their Subsidiaries. A Guarantor shall be released from all of its obligations under its Guarantee under certain circumstances. See “—Certain Covenants— Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

      The Guarantors consist of Parent and all of Parent’s existing Subsidiaries (other than Salem Holding) on the date of the Indenture. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

      Parent and the Parent Subsidiary Guarantors will not be subject to any of the restrictive covenants contained in the Indenture other than those described under “—Certain Covenants— Limitation on Senior Subordinated Indebtedness,” “—Certain Covenants— Limitations on Issuances of Guarantees of and Pledges for Indebtedness” and “—Consolidation, Merger, Sale of Assets.”

     Certain Covenants

      The Indenture will contain, among others, the following covenants:

      Limitation on Indebtedness. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for (“incur”) any Indebtedness (including Acquired Indebtedness), except that Salem Holding may incur Indebtedness and a Restricted Subsidiary Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of Salem Holding and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7.0 to 1 or less.

      The foregoing limitation will not apply to the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(i) Indebtedness of Salem Holding incurred pursuant to the Bank Credit Agreement in an aggregate principal amount which, when taken together with the amount of all Indebtedness incurred by Salem Holding pursuant to this clause (i) and then outstanding, does not exceed $75.0 million;

(ii) Indebtedness of Salem Holding pursuant to the Notes (other than additional Notes issued pursuant to the Indenture) and Indebtedness of any Restricted Subsidiary Guarantor pursuant to a Guarantee;

(iii) Indebtedness of any Restricted Subsidiary Guarantor consisting of a guarantee of Salem Holding’s Indebtedness under the Bank Credit Agreement;

(iv) Indebtedness of Salem Holding or any of its Restricted Subsidiaries outstanding on the date of the Indenture and listed on Schedule I thereto;

(v) Indebtedness of Salem Holding owing to a Restricted Subsidiary of Salem Holding, provided that any Indebtedness of Salem Holding owing to a Restricted Subsidiary of Salem Holding that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of Salem Holding’s obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary of Salem Holding or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

(vi) Indebtedness of a Wholly Owned Restricted Subsidiary of Salem Holding owing to Salem Holding or another Wholly Owned Restricted Subsidiary of Salem Holding; provided that, with respect to Indebtedness owing to a Wholly Owned Restricted Subsidiary of Salem Holding that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee, if any, by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary’s obligations under its Guarantee; provided further that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary of Salem Holding, which has Indebtedness owing to Salem Holding or any other Wholly Owned Restricted Subsidiary of Salem Holding, ceases to be a Wholly Owned Restricted Subsidiary of Salem Holding shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

(vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness”;

(viii) obligations of Salem Holding entered into in the ordinary course of business pursuant to Interest Rate Agreements in respect of Indebtedness of Salem Holding as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

(ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing (except, in the case of Guarantees under clause (iii), which Guarantees do not exceed the aggregate principal amount of the Bank Credit Agreement) plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Salem Holding incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

(x) the guarantee by Salem Holding or any Restricted Subsidiary Guarantor of Indebtedness of Salem Holding or a Restricted Subsidiary of Salem Holding that was permitted to be incurred pursuant to another provision of this covenant; and

(xi) Indebtedness of Salem Holding in addition to that described in clauses (i) through (x) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $5.0 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Salem Holding shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

      Limitation on Restricted Payments. (a) Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend on, or make any distribution to holders of, any of Salem Holding’s Equity Interests (other than dividends or distributions payable solely in its Qualified Equity Interests);

(ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of Salem Holding or any Affiliate thereof (except Equity Interests held by Salem Holding or any of its Wholly Owned Restricted Subsidiaries);

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness of Salem Holding or such Restricted Subsidiary;

(iv) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than Salem Holding or any of its Wholly Owned Restricted Subsidiaries);

(v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of Salem Holding); or

(vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, “Restricted Payments”) unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of Salem Holding, whose determination shall be conclusive and evidenced by a board resolution):

(1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of Salem Holding or its Restricted Subsidiaries; and

(2) the aggregate amount of all such Restricted Payments declared or made (x) by Parent after the date of the Existing Indenture to but not including the Succession Date (references to “Salem Holding” in the foregoing clauses (i) through (vi) being deemed to refer to Parent for purposes of calculating the amount of such payments declared or made during such period by Parent) and (y) by Salem Holding from and including the Succession Date, does not exceed the sum of:

(A) an amount equal to Cumulative Operating Cash Flow less 1.4 times Cumulative Consolidated Interest Expense and

(B) the aggregate amount of (x) Parent Equity Sale Proceeds plus (y) the aggregate amount of Net Cash Proceeds received by Salem Holding after the Succession Date from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below).

      (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (v) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (v) being referred to as “Permitted Payments”):

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of the preceding paragraph (a) and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the preceding paragraph (a);

(ii) any transaction with an officer or director of Salem Holding entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Salem Holding);

(iii) the repurchase, redemption, or other acquisition or retirement of any Equity Interests of Salem Holding in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege pursuant to which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of Salem Holding; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of the preceding paragraph (a);

(iv) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of Salem Holding) of any Qualified Equity Interests of Salem Holding; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Equity Interests are excluded from clause (2)(B) of the preceding paragraph (a); and

(v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a “refinancing”) through the issuance of new Subordinated Indebtedness of Salem Holding, as the case may be; provided that any such new Indebtedness

(1) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of Salem Holding incurred in connection with such refinancing;

(2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes;

(3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and

(4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced.

      Limitation on Transactions with Affiliates. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Salem Holding (other than Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding) unless

(A) such transaction or series of transactions is in writing on terms that are no less favorable to Salem Holding or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm’s-length dealings with an unrelated third party and

(B) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million Salem Holding delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with the provisions of the immediately preceding bullet item and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of Salem Holding (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to Salem Holding or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

Notwithstanding the foregoing, this provision will not apply to

(1) any transaction with an officer or director of Salem Holding entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of Salem Holding),

(2) any transaction entered into by Salem Holding or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of Salem Holding,

(3) transactions in existence on the date of the Indenture and any renewal, replacement or extension thereof on substantially similar terms, and

(4) any Permitted Payment.

      Limitation on Senior Subordinated Indebtedness. Salem Holding and Parent will not, and will not permit any Restricted Subsidiary Guarantor or any Parent Subsidiary Guarantor, as the case may be, to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinated in right of payment, by contract or otherwise, to any Indebtedness of Salem Holding, Parent, or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor, or subordinated in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in the Indenture.

      Limitation on Liens. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

(a) any Lien existing as of the date of the Indenture;

(b) any Lien arising by reason of

(1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2) taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith;

(3) security for payment of workers’ compensation or other insurance;

(4) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money);

(5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of Salem Holding or any of its Subsidiaries or the value of such property for the purpose of such business;

(6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of Salem Holding or any of its Subsidiaries; or

(8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(c) any Lien now or hereafter existing on property of Salem Holding or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of “—Limitation on Indebtedness” and provided that the provisions described under “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness” are complied with;

(d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by Salem Holding or any of its Subsidiaries, in each case which Indebtedness is permitted under the provisions of “—Limitation on Indebtedness”; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by Salem Holding or its Subsidiaries;

(e) any Lien securing Permitted Subsidiary Indebtedness; and

(f) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby.

     Limitation on Sale of Assets.

      (a) Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless: (i) at least 80% of the consideration from such Asset Sale is received in cash, provided that (x) the amount of liabilities (excluding any contingent liabilities) assumed by the transferee or (y) any notes or other obligations received by Salem Holding or such Restricted Subsidiary and converted into cash within 90 days following the receipt thereof shall be deemed to be “cash,” and (ii) Salem Holding or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of Salem Holding and evidenced in a board resolution).

      (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or Salem Holding determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then Salem Holding may, within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of Salem Holding or its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes “Excess Proceeds.”

      (c) When the aggregate amount of Excess Proceeds equals $5.0 million or more, Salem Holding shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:

(1) Salem Holding shall make an offer to purchase (an “Offer”) from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds (less any amounts used to pay reasonable fees and expenses connected with such Offer and any Pari Passu Offer) multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and

(2) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, Salem Holding shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds (less any amounts used to pay reasonable fees and expenses connected with such Offer and any Pari Passu Offer) over the Note Amount, provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

      The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture.

      To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a “Deficiency”), Salem Holding shall use such Deficiency in the business of Salem Holding and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

      (d) Pending the final application of any Net Cash Proceeds, Salem Holding may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture.

      (e) If Salem Holding becomes obligated to make an Offer as described above, the Notes shall be purchased by Salem Holding, at the option of the holder thereof, in whole or in part, in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.

      (f) Salem Holding shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Salem Holding shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      (g) Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Indenture listed on a schedule thereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the Notes than those existing on the date of the Indenture or (ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of Salem Holding to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

      Limitation on Asset Swaps. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, engage in Asset Swaps, unless:

(a) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(b) Salem Holding or such Restricted Subsidiary receives consideration at the time of such Asset Swap at least equal to the Fair Market Value of the properties or assets exchanged as determined in writing by a nationally recognized investment banking or appraisal firm.

      Limitation on Issuances of Guarantees of and Pledges for Indebtedness.

      (a) Salem Holding will not permit any of its Restricted Subsidiaries, other than the Restricted Subsidiary Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of Salem Holding and will not, and will not permit any of its Restricted Subsidiaries to, pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries (other than the Restricted Subsidiary Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of Salem Holding under the Indenture.

      (b) Salem Holding will not permit any of its Restricted Subsidiaries, other than the Restricted Subsidiary Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Salem Holding (other than guarantees in existence on the date of the Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that, if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

      (c) Parent will not, and will not permit any of its Subsidiaries (other than Salem Holding and Salem Holding’s Restricted Subsidiaries, which shall be subject to the foregoing clauses (a) and (b)), other than the Parent Subsidiary Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of Salem Holding (other than guarantees in existence on the date of the Indenture) unless Parent or such Subsidiary, as the case may be, simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness, except that if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

      (d) Any Guarantee by any Restricted Subsidiary of Salem Holding or by any Parent Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(i) any sale, exchange or transfer to any Person not an Affiliate of Parent, of all of Salem Holding’s or Parent’s direct or indirect Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary or such Parent Subsidiary Guarantor, as the case may be, which is in compliance with the Indenture or

(ii) the release by the holders of the Indebtedness of Salem Holding described in clauses (a), (b) and (c) above of their security interest or their guarantee by such Restricted Subsidiary of Salem Holding or by such Parent Subsidiary Guarantor, as the case may be, including any deemed release upon payment in full of all obligations under such Indebtedness, at a time when (A) no other Indebtedness of Salem Holding has been secured or guaranteed by such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be, also release their security interest in, or guarantee by, such Restricted Subsidiary of Salem Holding or such Parent Subsidiary Guarantor, as the case may be (including any deemed release upon payment in full of all obligations under such Indebtedness.

      Restriction on Transfer of Assets. Salem Holding and the Restricted Subsidiary Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or property to any of Salem Holding’s Restricted Subsidiaries (other than any Restricted Subsidiary Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of:

(i) $1.0 million for any sale, conveyance, transfer, leases or dispositions or series of related sales, conveyances, transfers, leases and dispositions and

(ii) $5.0 million in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of Salem Holding shall not be considered “in the ordinary course of business”; provided that sales by Salem Holding of block program time and spot advertising time shall not be deemed not to be “in the ordinary course of business” solely because of the dollar volume of such sales.

      Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that Salem Holding purchase such holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and the other procedures set forth in the Indenture.

      Within 30 days following any Change of Control, Salem Holding shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless Salem Holding defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

      If a Change of Control Offer is made, there can be no assurance that Salem Holding will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. See “Description of Existing Indebtedness— Credit Facility.” A Change of Control will also require Salem Holding to offer to repurchase the Existing Notes pursuant to the Existing Indenture. The failure of Salem Holding to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture which could, in turn, constitute a default under other Indebtedness. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes.

      The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and Salem Holding elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

      The existence of a holder’s right to require Salem Holding to repurchase such holder’s Notes upon a Change of Control may deter a third party from acquiring Salem Holding in a transaction which constitutes a Change of Control.

      “Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of Salem Holding or Parent, provided that the Permitted Holders “beneficially own” (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Salem Holding or Parent, as the case may be;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Salem Holding or Parent (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of Salem

Holding or Parent, as the case may be, was approved by a vote of 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office;

(iii) Salem Holding or Parent consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with Salem Holding or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is changed into or exchanged for cash, securities or other property, other than any such transaction in which the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Salem Holding or Parent, as the case may be) or in which (A) the outstanding Voting Stock of Salem Holding or Parent, as the case may be, is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by Salem Holding as a Restricted Payment in accordance with the provisions described under “—Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions described under “—Limitation on Restricted Payments”) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction directly or indirectly, more than the greater of (1) 40% of the 110 total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or

(iv) Salem Holding or Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution other than (in the case of Salem Holding) in a transaction which complies with the provisions described under “—Consolidation, Merger, Sale of Assets.”

      “Permitted Holders” means as of the date of determination

(i) any of Stuart W. Epperson and Edward G. Atsinger III;

(ii) family members or the relatives of the Persons described in clause (i);

(iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; or

(iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of Salem Holding.

      Salem Holding will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Salem Holding shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

      Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of Salem Holding to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

      Limitation on Subsidiary Equity Interests. Salem Holding will not permit any of its Restricted Subsidiaries to issue any Equity Interests, except for:

(i) Equity Interests issued to and held by Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding, and

(ii) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary of Salem Holding, (B) such Person merges with or into a Restricted Subsidiary of Salem Holding or (C) a Restricted Subsidiary of Salem Holding merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C).

      Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Salem Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Salem Holding to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to Salem Holding or a Restricted Subsidiary of Salem Holding, (iii) make any Investment in Salem Holding or a Restricted Subsidiary of Salem Holding or (iv) transfer any of its properties or assets to Salem Holding or any Restricted Subsidiary of Salem Holding; except

(a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture;

(b) any encumbrance or restriction, with respect to a Restricted Subsidiary of Salem Holding that is not a Subsidiary of Salem Holding on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of Salem Holding and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture;

(d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under “—Limitations on Sale of Assets” is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery;

(e) any such encumbrance or restriction consisting of customary contractual non-assignment provisions in a contract entered into in the ordinary course of business, to the extent such provisions restrict the transfer of rights, duties or obligations under such contract;

(f) in the case of clause (iv) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary permitted to be incurred pursuant to the covenant “Limitation on Indebtedness” to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

(g) any restriction imposed by applicable law.

      Limitation on Unrestricted Subsidiaries. Salem Holding will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the “Limitation on Restricted Payments” covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant:

(i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by Salem Holding and

(ii) may be made in cash or property.

      Provision of Financial Statements. The Indenture will provide that, whether or not Salem Holding is subject to Section 13(a) or 15(d) of the Exchange Act, Salem Holding will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Salem Holding would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if Salem Holding were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Salem Holding would have been required so to file such documents if Salem Holding were so subject. Salem Holding will be deemed to have satisfied such requirements if Parent files and provides reports, documents and information of the types otherwise so required within the applicable time periods and Salem Holding is not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by Parent as long as Parent’s quarterly and annual reports contain separate audited consolidated financial statements for Salem Holding and its Subsidiaries or consolidating financial information which includes separate condensed consolidated financial information of Salem Holding and its Subsidiaries.

      Salem Holding will also in any event:

(x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Note register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports, information and other documents which Salem Holding would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Salem Holding were subject to such Sections (unless such documents are filed by Parent as provided above and such documents are then so mailed to the holders and filed with the Trustee), and

(y) if filing such documents by Salem Holding (or Parent, as the case may be) with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at Salem Holding’s cost.

      Additional Covenants. The Indenture will also contain covenants with respect to the following matters:

(i) payment of principal, premium and interest;

(ii) maintenance of an office or agency;

(iii) arrangements regarding the handling of money held in trust;

(iv) maintenance of corporate existence;

(v) payment of taxes and other claims;

(vi) maintenance of properties; and

(vii) maintenance of insurance.

Consolidation, Merger, Sale Of Assets

      Salem Holding shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its

Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Salem Holding and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i) either (1) Salem Holding shall be the continuing corporation or (2) the Person (if other than Salem Holding) formed by such consolidation or into which Salem Holding is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Salem Holding and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of Salem Holding under the Notes and the Indenture, and the Indenture shall remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of Salem Holding (or the Surviving Entity if Salem Holding is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of Salem Holding immediately prior to such transaction;

(iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Salem Holding (or the Surviving Entity if Salem Holding is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the first paragraph of “—Certain Covenants— Limitation on Indebtedness”;

(v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes;

(vi) if any of the property or assets of Salem Holding or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of “—Certain Covenants— Limitation on Liens” are complied with; and

(vii) Salem Holding or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

      Each Guarantor (including Parent) will not, and Salem Holding and Parent will not permit a Restricted Subsidiary Guarantor or a Parent Subsidiary Guarantor, as the case may be, to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than Salem Holding or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than Salem Holding or any other Guarantor) unless at the time and after giving effect thereto:

(i) either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the

United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and the Indenture;

(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and

(iii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with “—Certain Covenants— Limitations on Sale of Assets”) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (d) of “— Certain Covenants— Limitations on Issuances of Guarantees of and Pledges for Indebtedness.”

      In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which Salem Holding or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Salem Holding or such Guarantor, as the case may be, and Salem Holding or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be.

Events Of Default

      An Event of Default will occur under the Indenture if:

(i) there shall be a default in the payment of any interest on any Note (including any Additional Interest) when it becomes due and payable, and such default shall continue for a period of 30 days;

(ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

(iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of Salem Holding or Parent or any other Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to Salem Holding by the Trustee or (y) to Salem Holding and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in “—Consolidation, Merger, Sale of Assets”; (c) Salem Holding shall have failed to make or consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or (d) Salem Holding shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “—Certain Covenants—Purchase of Notes Upon a Change of Control”;

(iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

(v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or Salem Holding not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(vi) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(vii) any holder or holders of at least $5.0 million in aggregate principal amount of Indebtedness of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of Salem Holding or any Restricted Subsidiary of Salem Holding (including funds on deposit or held pursuant to lock-box and other similar arrangements);

(viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(ix) (a) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

      (b) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding consents to the entry of a decree or order for relief in respect of Salem Holding, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

      (c) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

      (d) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official, of Salem Holding, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or

      (e) Salem Holding, any Guarantor or any Restricted Subsidiary of Salem Holding takes any corporate action in furtherance of any such actions in this paragraph (ix).

      If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Notes to be due and payable immediately by a notice in writing to Salem Holding (and to the Trustee if given by the holders of the Notes), provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of:

(a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or

(b) acceleration of the Indebtedness under the Bank Credit Agreement.

      Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

      If an Event of Default specified in clause (viii) or (ix) of the first paragraph of this description of “Events of Default” occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Notes, the holders of the Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

      After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to Salem Holding and the Trustee, may rescind and annul such declaration if:

(a) Salem Holding has paid or deposited with the Trustee a sum sufficient to pay

(i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on all Notes,

(iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

(b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

      The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

      Salem Holding is also required to notify the Trustee within five business days of the occurrence of any Default. Salem Holding is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

      The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of Salem Holding or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance Or Covenant Defeasance Of Indenture

      Salem Holding may, at its option, at any time, elect to have the obligations of Salem Holding, each of the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that Salem Holding, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for:

(i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(ii) Salem Holding’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and

(iv) the defeasance provisions of the Indenture.

      In addition, Salem Holding may, at its option and at any time, elect to have the obligations of Salem Holding and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either defeasance or covenant defeasance,

(i) Salem Holding must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after July 1, 2006 (such date being referred to as the “Defeasance Redemption Date”), if when exercising either defeasance or covenant defeasance, Salem Holding has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(ii) in the case of defeasance, Salem Holding shall have delivered to the Trustee an opinion of independent counsel in the United States stating that

(A) Salem Holding has received from, or there has been published by, the Internal Revenue Service a ruling or

(B) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii) in the case of covenant defeasance, Salem Holding shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (viii) or (ix) under the first paragraph under “—Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

(v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of Salem Holding or any Guarantor;

(vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which Salem Holding or any Guarantor is a party or by which it is bound;

(vii) Salem Holding shall have delivered to the Trustee an opinion of independent counsel to the effect that

(A) the trust funds will not be subject to any rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under the Indenture and

(B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(viii) Salem Holding shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by Salem Holding with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of Salem Holding or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of Salem Holding, any Guarantor or others;

(ix) no event or condition shall exist that would prevent Salem Holding from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(x) Salem Holding shall have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction And Discharge

      The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, and certain other rights as expressly provided for in the Indenture) as to all outstanding Notes when

      (a) either

(i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Salem Holding and Salem Holding or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date,

      (c) Salem Holding or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by Salem Holding or any Guarantor, and

      (d) Salem Holding has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that

(A) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and

(B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Salem Holding or any Guarantor is a party or by which Salem Holding or any Guarantor is bound.

Modifications And Amendments

      From time to time, Salem Holding, the Guarantors and the Trustee, without the consent of the holders of Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies. Other modifications and amendments of the Indenture may be made by Salem Holding, the Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date);

(ii) amend, change or modify the obligation of Salem Holding to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with “—Certain Covenants—Limitation on Sale of Assets” or the obligation of Salem Holding to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with “—Certain Covenants—Purchase of Notes Upon a Change of Control,” including amending, changing or modifying any definitions with respect thereto;

(iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee;

(iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby;

(v) except as otherwise permitted under “— Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by Salem Holding or any Guarantor of any of its rights and obligations under the Indenture; or

(vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee.

      The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

     Governing Law

      The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with the laws of the State of New York.

     Certain Definitions

      “Acquired Indebtedness” means Indebtedness of a Person

(i) existing at the time such Person becomes a Subsidiary or

(ii) assumed in connection with the acquisition of assets from such Person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

      “Affiliate” means, with respect to any specified Person,

(i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person,

(ii) any other Person that owns, directly or indirectly, 5% or more of such Person’s Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or

(iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of

(i) any Equity Interest of any Restricted Subsidiary of Salem Holding (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

(ii) all or substantially all of the properties and assets of any division or line of business of Salem Holding or its Restricted Subsidiaries; or

(iii) any other properties or assets of Salem Holding or any of its Restricted Subsidiaries, other than in the ordinary course of business.

      For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets

(A) that is governed by the provisions described under “—Consolidation, Merger, Sale of Assets” or “Limitations on Asset Swaps,”

(B) that is by Salem Holding to any Wholly Owned Restricted Subsidiary of Salem Holding, or by any Restricted Subsidiary of Salem Holding to Salem Holding or any Wholly Owned Restricted Subsidiary of Salem Holding, in accordance with the terms of the Indenture,

(C) that aggregates not more than $1.0 million in gross proceeds, or

(D) any Restricted Payments permitted under the covenant described in “Limitation on Restricted Payments” or any Permitted Investment.

      “Asset Swap” means an Asset Sale by Salem Holding or any Restricted Subsidiary of Salem Holding in exchange for properties or assets that will be used in the business of Salem Holding and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

      “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      “Bank Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of June 15, 2001, among Salem Holding, the lenders named therein and The Bank of New York as administrative agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, “Bank Credit Agreement” shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with “—Certain Covenants—Limitation on Indebtedness”; provided that, for purposes of the definition of “Permitted Indebtedness” in the covenant entitled “Limitation on Indebtedness,” no such increase may result in the principal amount of Indebtedness of Salem Holding under the Bank Credit Agreement that is permitted to be incurred pursuant to clause (i) of the definition of “Permitted Indebtedness” to exceed the amount specified in such clause (i).

      “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      “Capital Lease Obligation” means, with respect to any Person, any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

      “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of

      (a) the interest expense of such Person and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(i) amortization of debt discount,

(ii) the net cost under Interest Rate Agreements (including amortization of discounts),

(iii) the interest portion of any deferred payment obligation

(iv) and accrued interest, plus

      (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period, and all capitalized interest of such Person and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

      “Consolidated Net Income” means, with respect to any Person for any period, the Consolidated net income (or loss) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(i) all extraordinary gains but not losses (less all fees and expenses relating thereto),

(ii) the portion of net income (or loss) of such Person and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to such Person or its Consolidated Restricted Subsidiaries by such other Person during such period,

(iii) net income (or loss) of any other Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(v) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or

(vi) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders.

      “Consolidated Net Worth” means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of Salem Holding and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

      “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term “Consolidated” shall have a similar meaning.

      “Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense of (x) Parent from the date of the Existing Indenture to but not including the Succession Date and (y) Salem Holding from and including the Succession Date to the end of Salem Holding’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

      “Cumulative Operating Cash Flow” means, as of any date of determination, Operating Cash Flow of (x) Parent from the date of the Existing Indenture to but not including the Succession Date and (y) Salem Holding from and including the Succession Date to the end of Salem Holding’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

      “Debt to Operating Cash Flow Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of Salem Holding and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of Salem Holding (excluding any such Disqualified Equity Interests held by Salem Holding or a Wholly Owned Restricted Subsidiary of Salem Holding), to (b) Operating Cash Flow of Salem Holding and its Restricted Subsidiaries on a Consolidated basis for the four most recent full quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to:

(i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

(ii) the incurrence, repayment or retirement of any other Indebtedness by Salem Holding and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period);

(iii) in the case of Acquired Indebtedness, the related acquisition, as if such acquisition had occurred at the beginning of such four-quarter period; and

(iv) any acquisition or disposition by Salem Holding and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition, disposition or repayment had been consummated on the first day of such four-quarter period).

      “Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

      “Disqualified Equity Interests” means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

      “Equity Interest” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and limited liability company interests of such Person, including any Preferred Equity Interests.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Existing Indenture” means the Indenture, dated September 25, 1997, among Parent, the guarantors party thereto and The Bank of New York as trustee, as supplemented by Supplemental Indenture No. 1, dated as of March 31, 1999, by and between Parent, the guarantors party thereto and The Bank of New York as trustee and by Supplemental Indenture No. 2, dated as of August 24, 2000, by and between Parent, Salem Holding, the guarantors party thereto and The Bank of New York as trustee, pursuant to which the Existing Notes were issued.

      “Existing Notes” means the 9 1/2% Senior Subordinated Notes of Salem Holding (as successor issuer to Parent) due October 1, 2007 issued pursuant to the Existing Indenture and outstanding as of the date of the Indenture.

      “Existing Notes Guarantee” means the guarantee by Parent or any of its Subsidiaries of the obligations of Salem Holding and any other obligor under the Existing Indenture or under the Existing Notes, pursuant to a guarantee given in accordance with the Existing Indenture.

      “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

      “Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

      “Guarantee” means the guarantee by any Guarantor of Salem Holding’s Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

      “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or

(v) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      “Guarantor” means each Person listed as a guarantor in the Indenture or any other guarantor of the Indenture Obligations. As of the date of the Indenture, the Guarantors consist of Parent and all of Parent’s Subsidiaries (other than Salem Holding).

      “Indebtedness” means, with respect to any Person, without duplication,

(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding,

(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(iv) all obligations under Interest Rate Agreements of such Person,

(v) all Capital Lease Obligations of such Person,

(vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(vii) all Guaranteed Debt of such Person,

(viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

(ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above.

      The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The Indebtedness of Salem Holding and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to Salem Holding and its Restricted Subsidiaries. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

      “Indenture Obligations” means the obligations of Salem Holding and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

      “Independent Director” means a director of Salem Holding other than a director

(i) who (apart from being a director of Parent, Salem Holding or any Subsidiary) is an employee, insider, associate or Affiliate of Parent, Salem Holding or a Subsidiary or has held any such position during the previous five years or

(ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

      “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

      “Investments” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

      “Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

      “Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated

Maturity, the purchase date, or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

      “Net Cash Proceeds” means

      (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to Salem Holding or any Restricted Subsidiary of Salem Holding) net of

(i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(ii) provisions for all taxes payable as a result of such Asset Sale,

(iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale or would cause a required repayment under the Bank Credit Agreement,

(iv) amounts required to be paid to any Person (other than Salem Holding or any Restricted Subsidiary of Salem Holding) owning a beneficial interest in the assets subject to the Asset Sale and

(v) appropriate amounts to be provided by Salem Holding or any Restricted Subsidiary of Salem Holding, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Salem Holding or any Restricted Subsidiary of Salem Holding, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee and

      (b) with respect to any issuance or sale of Equity Interests by any Person, or debt securities or Equity Interests of such Person that have been converted into or exchanged for Equity Interests, as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to such Person or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Operating Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus

      (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus

      (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under the immediately preceding clause hereof, plus

      (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus

      (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

      “Parent” means Salem Communications Corporation, a Delaware corporation, the parent of Salem Holding, and any successor Person succeeding to the direct or indirect ownership of Salem Holding.

      “Parent Equity Sale Proceeds” means the aggregate amount of Net Cash Proceeds received by Parent after the date of the Existing Indenture to but not including the Succession Date from capital contributions (other than from any of its Subsidiaries) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds were used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness).

      “Parent Subsidiary Guarantor” means any Subsidiary of Parent that is a Guarantor of the Notes other than a Restricted Subsidiary Guarantor. “Pari Passu Indebtedness” means the Existing Notes or any Existing Notes Guarantee, as the case may be, and any other Indebtedness of Salem Holding or any Guarantor that is pari passu in right of payment to the Notes or any Guarantee, as the case may be.

      “Permitted Investments” means any of the following:

(i) Temporary Cash Investments;

(ii) Investments by Salem Holding or any of its Restricted Subsidiaries in a Restricted Subsidiary Guarantor and Investments by any Restricted Subsidiary in Salem Holding;

(iii) Investments by Salem Holding or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary of Salem Holding that is or would be a Guarantor or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Salem Holding or a Restricted Subsidiary of Salem Holding that is or would be a Guarantor;

(iv) Promissory notes received as a result of Asset Sales permitted under the provisions of “Limitation on Sales of Assets”;

(v) Investments in existence on the date of the Indenture;—Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of Salem Holding or any of its Restricted Subsidiaries in an aggregate amount outstanding at any time not exceeding $1.0 million;

(vi) Permitted Non-Commercial Educational Station Investments; provided that immediately after giving effect to any such Investment, Salem Holding could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “—Certain Covenants—Limitation on Indebtedness” covenant;

(vii) Interest Rate Agreements entered into in the ordinary course of Salem Holding’s or a Restricted Subsidiary’s business in compliance with the covenant described in “Limitation on Indebtedness”; and

(viii) Other Investments that do not exceed $5.0 million at any one time outstanding.

      “Permitted Non-Commercial Educational Station Investment” means a loan made by Salem Holding or a Restricted Subsidiary of Salem Holding to a non-profit entity, the proceeds of which are used to acquire assets used in the operation of a radio station; provided that so long as any such Investment remains outstanding

(i) such loan shall be evidenced by a promissory note and shall not be subordinated to any other Indebtedness of such non-profit entity;

(ii) at least 40% of the board seats (or other comparable governing body) of such non-profit entity shall be held by executive officers of Salem Holding; and

(iii) a technical and professional services agreement shall be in full force and effect between such nonprofit entity and Salem Holding pursuant to which Salem Holding shall be compensated for providing engineering, accounting, legal and other assistance in connection with the operation of the station licensed to such non-profit entity (which agreement shall contain customary terms and conditions for technical and professional services agreements in the radio broadcasting industry generally).

      “Permitted Subsidiary Indebtedness” means:

(i) Indebtedness of any Restricted Subsidiary Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

(ii) Indebtedness of any Restricted Subsidiary Guarantor

(a) issued to finance or refinance the purchase or construction of any assets of such Restricted Subsidiary Guarantor or

(b) secured by a Lien on any assets of such Restricted Subsidiary Guarantor where the lender’s sole recourse is to the assets so encumbered,

in either case (x) to the extent the purchase or construction prices for such assets are or should be included in “property and equipment” in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

      “Preferred Equity Interest” means, as applied to the Equity Interest of any Person, an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

      “Public Equity Offering” means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) (x) to Salem Holding or (y) received by Salem Holding as a capital contribution from Parent, as the case may be, exceed $10.0 million.

      “Qualified Equity Interests” of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

      “Restricted Subsidiary” of a Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

      “Restricted Subsidiary Guarantor” means any Guarantor of the Notes that is a Restricted Subsidiary of Salem Holding.

      “Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which Salem Holding or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

      “Salem Holding” means Salem Communications Holding Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Salem Holding” shall mean such successor Person.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

      “Subordinated Indebtedness” means Indebtedness of Salem Holding or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be and, with respect to Parent for the period from the date of the Existing Indenture to but not including the Succession Date, Indebtedness subordinated in right of payment to the Existing Notes.

      “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association or other business entity a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more of its other Subsidiaries.

      “Succession Date” means August 24, 2000, the date that Salem Holding became the successor obligor to Parent with respect to the Existing Notes pursuant to the Existing Indenture.

      “Temporary Cash Investments” means

(i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

(ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution (including the Trustee) that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Corporation (“S&P”) or any successor rating agency;

(iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of Salem Holding, but including the Trustee) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500.0 million;

(v) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(vi) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; and

(vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

      “Unrestricted Subsidiary” means

(i) any Subsidiary of Salem Holding that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Salem Holding, as provided below) and

(ii) any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors of Salem Holding may designate any Subsidiary of Salem Holding (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply:

(i) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and

(ii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the “—Certain Covenants—Limitation on Unrestricted Subsidiaries” covenant.

      Any such designation by the Board of Directors of Salem Holding shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers’ certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of Salem Holding may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, Salem Holding could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the “—Certain Covenants— Limitation on Indebtedness” covenant.

      “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(i) as to which neither Salem Holding nor any Restricted Subsidiary is directly or indirectly liable (by virtue of Salem Holding or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of Salem Holding or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) Salem Holding shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of Salem Holding or any Restricted Subsidiary to declare, a default on such Indebtedness of Salem Holding or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

      “Voting Stock” means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      “Wholly Owned Restricted Subsidiary” means, with respect to any Person, a Restricted Subsidiary of such Person all the Equity Interests of which are owned by such Person or another Wholly Owned Restricted Subsidiary of such Person. As of the date of the Indenture, the Wholly Owned Restricted Subsidiaries of Salem Holding will consist of all of Salem Holding’s Subsidiaries.

DESCRIPTION OF OTHER DEBT SECURITIES

      Subject to compliance with Salem Holding’s bank credit agreement and the applicable indenture, Salem Holding may issue senior or subordinated debt securities. The senior debt securities will constitute part of Salem Holding’s senior debt, will be issued under a senior debt indenture, and will rank on a parity with all of Salem Holding’s other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of Salem Holding’s senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will indicate the approximate amount of Salem Holding’s senior indebtedness outstanding as of the end of the most recent fiscal quarter. The senior debt indenture and subordinated debt indenture are referred to in this description individually as an “indenture” and collectively as the “indentures.”

      The forms of the indentures are exhibits to the registration statement filed with the SEC, of which this prospectus is a part.

      We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     General

      The debt securities that Salem Holding may offer under the indentures are not limited in aggregate principal amount. Salem Holding may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of Salem Holding’s board of directors or in a supplement to the indenture relating to that series.

      The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that Salem Holding may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

•	the title of the series of debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

•	the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which principal and premium, if any, on the debt securities will be payable;

•	the terms and conditions, if any, under which the debt securities may be converted into or exchanged for other securities;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, whether the interest on the debt securities will be paid in the form of additional debt securities and if so, the terms and provisions for the payment of those additional debt securities, including the method for calculating the amount of additional debt securities so payable, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	any covenants to which Salem Holding may be subject with respect to the debt securities;

•	the place or places where the debt securities may be exchanged or transferred;

•	the terms and conditions upon which Salem Holding may redeem the debt securities, in whole or in part, at its option;

•	the terms and conditions upon which Salem Holding may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

•	if Salem Holding or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

•	if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

•	if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

•	the applicability of the provisions described in “—Defeasance and Covenant Defeasance” below;

•	whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

•	the events of default;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any provisions relating to the satisfaction and discharge of the debt securities;

•	if Salem Holding will issue the debt securities in whole or in part in the form of global securities; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

      The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be “original issue discount securities.” “Original issue discount securities” will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. Any United States federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

     Exchange, Registration, Transfer and Payment

      Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at Salem Holding’s office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. Salem Holding will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but Salem Holding may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

      All money paid by Salem Holding to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to Salem Holding, and thereafter the holder of the debt security may look only to Salem Holding for payment of those amounts.

      In the event of any redemption, Salem Holding will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

     Global Debt Securities and Book-Entry System

      The following provisions will apply to the debt securities of any series, including the 9% Senior Subordinated Notes due 2011, if the prospectus supplement relating to such series so indicates.

      Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that Salem Holding will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

      Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

      The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

      DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

      DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

      Salem Holding will wire payments of principal, premium, if any, and interest to DTC’s nominee. Salem Holding and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes.

      Accordingly, Salem Holding, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

      It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or Salem Holding.

      So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. Salem Holding will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

•	DTC notifies Salem Holding that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Salem Holding within 90 days; or

•	Salem Holding determines not to require all of the debt securities of a series to be represented by a global security.

      If Salem Holding issues debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

Indentures

      Debt securities that will be senior debt will be issued under a senior indenture between Salem Holding and The Bank of New York, as trustee. That indenture, as it may be supplemented from time to time, is referred to below as the Senior Debt Indenture. Debt securities that will be subordinated debt will be issued under a subordinated indenture between Salem Holding and The Bank of New York, as trustee. That indenture, as it may be supplemented from time to time, is referred to below as the Subordinated Debt Indenture. The Bank of New York is referred to as the “senior debt indenture trustee” or as the “subordinated debt indenture trustee” as the context may require.

Subordination of Subordinated Debt Securities

      Holders of subordinated debt securities should recognize that contractual provisions in the Subordinated Debt Indenture may prohibit Salem Holding from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the Subordinated Debt Indenture, to all of Salem Holding’s senior indebtedness.

      Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the Subordinated Debt Indenture will apply to subordinated debt securities. The Subordinated Debt Indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

•	of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving Salem Holding or a substantial part of its property;

•	that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond the applicable grace period, if any, and that default or event of default has not been cured or waived or has not ceased to exist; or

•	that the principal of and accrued interest on any subordinated debt securities have been declared due and payable upon an event of default as defined under the Subordinated Debt Indenture and that declaration has not been rescinded and annulled as provided under the Subordinated Debt Indenture.

Consolidation, Merger and Sale of Assets

      Salem Holding may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

•	Salem Holding is the continuing corporation or the person, if other than Salem Holding, formed by such consolidation or with which or into which Salem Holding is merged or the person to which all or substantially all Salem Holding’s properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes Salem Holding’s obligations under the debt securities and each indenture; and

•	immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

      If Salem Holding consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for Salem Holding, and may exercise Salem Holding’s rights and powers under the indenture, and thereafter, except in the case of a lease, Salem Holding will be relieved of all obligations and covenants under the indenture and all outstanding debt securities.

Events of Default

      Unless otherwise specified in the applicable prospectus supplement, “events of default” under each indenture with respect to debt securities of any series will include:

•	default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

•	default in the payment of principal of or premium on any debt security of that series when due;

•	default in the deposit of any sinking fund payment on that series for five days after it becomes due;

•	failure to comply with any of the other agreements contained in the indenture for a period of 60 days after written notice to Salem Holding in accordance with the terms of the indenture;

•	failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Salem Holding in excess of the amount specified in the indenture, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Salem Holding’s receiving written notice of the failure in accordance with the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other events of default specified in the applicable prospectus supplement.

      No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to Salem Holding, necessarily constitutes an event of default with respect to any other series of debt securities.

      In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

      If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require Salem Holding to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind Salem Holding’s obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

      Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

      No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

      Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

      Each indenture requires Salem Holding to furnish to the trustee annually a certificate as to its compliance with such indenture.

Satisfaction and Discharge

      Salem Holding can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

      Unless otherwise provided in the applicable prospectus supplement, Salem Holding may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. Salem Holding may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

      Each indenture permits Salem Holding and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

•	to evidence the succession of another corporation and the assumption of Salem Holding’s covenants under such indenture and the debt securities;

•	to add to Salem Holding’s covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

•	to cure any ambiguity, defect or inconsistency; and

•	for other purposes as described in each indenture.

      Each indenture also permits Salem Holding and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

•	change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

•	reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of the foregoing is determined;

•	reduce the amount of principal payable upon acceleration of maturity;

•	change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

•	reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

•	modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

      The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, Salem Holding’s compliance with some restrictive provisions of the indentures.

      Salem Holding may not amend the Subordinated Debt Indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

      Except as provided in the applicable prospectus supplement, Salem Holding may elect either:

•	to be discharged from all its obligations in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (this discharge is referred to as “defeasance”), or

•	to be released from its obligations to comply with some restrictive covenants applicable to the debt securities of any series (this release is referred to as “covenant defeasance”);

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. Salem Holding may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

      Salem Holding may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If Salem Holding exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If Salem Holding exercises the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Conversion Rights

      The terms and conditions, if any, on which debt securities being offered are convertible into other securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Salem Holding, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Regarding The Trustee

      The Bank of New York will serve as the senior debt indenture trustee and as the subordinated debt indenture trustee.

      Each indenture contains limitations on the rights of the trustee, should the trustee become Salem Holding’s creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates engage in, and will be permitted to continue to engage in, other transactions with Salem Holding and its affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

DESCRIPTION OF GUARANTEES

      Salem Communications and certain of its direct and indirect wholly-owned subsidiaries may guarantee the obligations of Salem Holding relating to its debt securities issued under this prospectus.

      The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

DESCRIPTION OF CAPITAL STOCK

      Salem Communication’s authorized capital stock consists of 80,000,000 shares of Class A Common Stock, $.01 par value, 20,000,000 shares of Class B Common Stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value. Together, the Class A Common Stock and the Class B Common Stock comprise all of the authorized Common Stock.

Preferred Stock

      Salem Communication’s board of directors, without further action by its stockholders, is authorized to issue an aggregate of 10,000,000 shares of preferred stock. No shares of preferred stock are currently outstanding. Salem Communication’s board of directors may, without stockholder approval, issue preferred stock in one or more series with dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences deemed advisable by the board. Information regarding shares of preferred stock to be sold by Salem Communications will be set forth in one or more prospectus supplements.

      Each prospectus supplement relating to the sale of preferred stock will describe:

•	the series of preferred stock;

•	the price per share at which the preferred stock will be sold;

•	if applicable, the voting rights of the preferred stock

•	if applicable, the dividend rate per share of the preferred stock;

•	if applicable, the redemption price per share of the preferred stock;

•	if applicable, the liquidation preference of the preferred stock upon liquidation or dissolution;

•	if applicable, the conversion features of the preferred stock;

•	if applicable, any provisions for adjustment of the number or amount of shares of Salem Communications Class A Common Stock or other securities receivable upon conversion of the preferred stock; and

•	any other material terms of the preferred stock.

Common Stock

      As of April 15, 2002 there were 17,907,567 shares of Salem Communications Class A Common Stock and 5,553,696 shares of Salem Communications Class B Common Stock outstanding. All of the outstanding Class B Common Stock is beneficially owned by Edward G. Atsinger III, Stuart W. Epperson and Nancy A. Epperson.

      •     Voting. Holders of Salem Communications Class A Common Stock are entitled to one vote for each share held of record, and holders of Salem Communications Class B Common Stock are entitled to 10 votes for each share held of record, except that:

•	in the case of a proposed acquisition of a company where any director, officer, holder of 10% or more of any class of Common Stock or any of their affiliates has an interest in the company, the assets to be acquired or in the proceeds from the transaction, holders of both classes of Common Stock are entitled to one vote for each share held of record; and

•	in the case of a proposed going private transaction involving Salem or Edward G. Atsinger III, Stuart W. Epperson or Nancy A. Epperson or any of their affiliates, holders of both classes of Common Stock are entitled to one vote for each share held of record.

      The Salem Communications Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of stockholders, including the election of directors by proxy, except as required by law and except as follows. The holders of Class A Common Stock vote as a separate class for two independent directors, in addition to voting together with holders of Class B Common Stock for the remaining directors. Shares of Common Stock do not have cumulative voting rights with respect to the election of directors.

      The percentage of the voting power of the outstanding Salem Communications Common Stock controlled by Messrs. Atsinger and Epperson and Mrs. Epperson is approximately 88% which means that they control all actions to be taken by the stockholders, including the election of all directors to the board of directors other than the two independent directors elected by the holders of Class A Common Stock.

      •     Dividends. Holders of the Salem Communications Common Stock are entitled to receive, as when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from Salem Communication’s assets or funds legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized. Each share of Class A Common Stock and Class B Common Stock is equal in respect of dividends and other distributions in cash, stock or property, including distributions upon liquidation of Salem Communications and consideration to be received upon a merger or consolidation of Salem Communications or a sale of all or substantially all of Salem Communication’s assets, except that in the case of stock dividends, only shares of Class A Common Stock will be distributed with respect to the Class A Common Stock and only shares of Class B Common Stock will be distributed with respect to Class B Common Stock. In no event will either Class A Common Stock or Class B Common Stock be split, divided or combined unless the other class is proportionately split, divided or combined.

      •     Conversions. The shares of Salem Communications Class A Common Stock are not convertible into any other series or class of securities. Each share of Salem Communications Class B Common Stock, however, is freely convertible into one share of Class A Common Stock at the option of the Class B stockholder. Shares of Class B Common Stock may not be transferred to third parties. Except for transfers to certain family members and for estate planning purposes, any such attempt to transfer Class B Common Stock will result in the automatic conversion of such shares into Class A common shares. All conversions of Class B Common Stock are subject to any necessary FCC approval.

      •     Liquidation. Upon liquidation, dissolution or winding up of Salem Communications, the holders of Salem Communications Common Stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and holders of the preferred stock of Salem Communications, if any.

DESCRIPTION OF WARRANTS

      Salem Communications may issue warrants for the purchase of debt securities, preferred stock, Class A Common Stock, or other securities issued by Salem Communications or another issuer or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or Class A Common Stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. A prospectus supplement will be issued with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

      Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with each share of Salem Communication’s preferred stock, Class A Common Stock or other securities or that of another issuer;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

      Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Salem Communications Preferred Stock, Class A Common Stock and Other Securities

      Each prospectus supplement for warrants to purchase Salem Communications preferred stock, Class A Common Stock, and other securities will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer;

•	any provisions for adjustment of the number or amount of shares of Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the date on and after which such warrants and related Salem Communications preferred stock, Class A Common Stock or other securities or that of another issuer will be separately transferable;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

      Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities, shares of Salem Communications preferred stock or Class A Common Stock, or amounts of other securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Salem Communications will, as soon as practicable, forward the debt securities, shares of preferred stock or Class A Common Stock or other securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

      Prior to the exercise of any warrants to purchase debt securities, Salem Communications preferred stock or Class A Common Stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or Class A Common Stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of Salem Communications preferred stock or Class A Common Stock, the right to vote or to receive any payments of dividends on the preferred stock or Class A Common Stock purchasable upon exercise.

SELLING SECURITY HOLDERS

      All or any of the security holders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of the number of shares of Salem Communications Class A Common Stock indicated below. Each of the potential selling security holders listed immediately below is a current director of Salem Communications. The following table sets forth, as of April 15, 2002, the number of shares of Salem Communications Class A and Class B Common Stock that each security holder beneficially owns. The term “selling security holders,” as used in this prospectus, includes the holder listed below and his transferees, pledgees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling security holders may sell, transfer or otherwise dispose of some or all of their shares of the Salem Communications Class A Common Stock owned by such security holder in transactions exempt from the registration requirements of the Securities Act.

									Percent of	Beneficial Ownership		Percent of
			Salem			Salem			Votes of All	if all Salem		Votes of all
			Communications			Communications			Classes of	Communications Class		Classes of
			Class A Beneficial			Class B Beneficial			Common	A Shares Being		Common
		Number of	Ownership			Ownership			Stock	Registered and Sold		Stock
Class A
Name of Beneficial	Positions with Salem	Shares Being	Number		%Vote(2)	Number		%Vote(2)	%Vote(2)	Number	%Vote(2)	%Vote(2)
Owner(1)	Communications	Registered	of Shares		(Class A)	of Shares		(Class A)	(All)	of Shares	(Class A)	(All)

Stuart W. Epperson	Chairman of the Board	625,000	4,317,029	(3)	24.11%	2,776,848	(4)	50.00%	43.69%	3,692,029	20.62%	47.84%
Edward G. Atsinger III	President, Chief Executive	625,000	4,545,530	(5)	25.38%	2,776,848	(5)	50.00%	44.00%	3,920,530	21.89%	43.15%
Officer and Director

*	Less than 1%.

(1)	Except as otherwise indicated, the address for each person is c/o Salem Communications Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares of Salem Communications Class A Common Stock

not outstanding that are subject to options exercisable by the holder thereof within 60 days of April 15, 2002 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)	Percentage voting power is based upon 17,907,567 shares of Salem Communications Class A Common Stock and 5,553,696 shares of Salem Communications Class B Common Stock, all of which were outstanding as of April 15, 2002, and the general voting power of one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock.

(3)	Includes shares of Salem Communications Class A Common Stock held by a trust of which Mr. Epperson is trustee and shares held directly by Mr. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other, and therefore, their combined beneficial ownership in the table.

(4)	Includes shares of Salem Communications Class B Common Stock held directly by Mr. Epperson and shares held directly by Mrs. Epperson.

(5)	These shares of Salem Communications Class A and Class B Common Stock are held by trusts of which Mr. Atsinger is trustee.

      Information regarding the shares of Salem Communications Class A Common Stock to be sold by each selling stockholder will be set forth in one or more prospectus supplements.

PLAN OF DISTRIBUTION

      The securities being offered by this prospectus may be sold:

•	through agents,

•	to or through underwriters,

•	through broker-dealers (acting as agent or principal),

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

      The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ National Market or any other organized market where the shares may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from Salem Communications, Salem Holding or the selling security holders, or from the purchasers of the securities. Selling security holders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

      Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described in, the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

      If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

      If a dealer is used in the sale of the securities, Salem Communications, Salem Holding, the selling security holder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

      Salem Communications and Salem Holding may directly solicit offers to purchase the securities and Salem Communications, Salem Holding or the selling security holders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

      Agents, underwriters and dealers may be entitled under agreements which may be entered into with Salem Communications, Salem Holding or the selling security holders to indemnification by Salem Communications, Salem Holding or the selling security holders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by Salem Communications, Salem Holding or the selling security holders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for Salem Communications, Salem Holding or their subsidiaries in the ordinary course of business.

      Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

      Salem Communications may permit certain of its security holders or their pledgees or donees to sell Salem Communications Class A Common Stock pursuant to this prospectus in conjunction with an offering by Salem Communications. The selling security holders may only sell pursuant to this prospectus with Salem Communication’s consent, which consent may be withheld in our sole discretion. If selling security holders sell Salem Communication’s Class A Common Stock pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling holders. These transactions may involve transfer of the securities upon exercise or settlement of put or call options, or delivery of the securities to replace securities that were previously borrowed from another security holder or a combination of such methods. Selling security holders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule.

      Because selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market pursuant to Rule 153 under the Securities Act.

      Any person participating in the distribution of Salem Communications Class A Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of Salem Communications Class A Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of Salem Communications Class A Common Stock to engage in market-making activities with respect to Salem Communications Class A Common Stock. These restrictions may affect the marketability of Salem Communications Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to Salem Communications Class A Common Stock.

      Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

      Salem Communications files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room Room 1024 450 Fifth Street, N.W. Washington, D.C. 20549	Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661

      You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like Salem Communications, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

      We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Salem Communications and Salem Holdings and the securities offered that, as permitted by the rules and regulations of the SEC, have not been included in this prospectus. You should read the registration statement for further information about Salem Communications, Salem Holding and Salem Communication’s Class A Common Stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows the “incorporation by reference” of information into this prospectus. This means that important information about Salem Communications, Salem Holding and their financial condition may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

      a.     Salem Communication’s Annual Report on Form 10-K for the year ended December 31, 2001;

      b.     Salem Communication’s Quarterly Report on Form 10-Q for the period ended March 30, 2002; and

      c.     The description of our Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 0000-26497), filed June 25, 1999, and any amendments or reports filed for the purpose of updating that description.

      Also incorporated by reference are additional documents that Salem Communications may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents filed by Salem Communications pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing such documents.

      Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling Salem Communications at the following address or telephone number:

Salem Communications Corporation

4880 Santa Rosa Road
Suite 300
Camarillo, California 93012
Telephone: (805) 987-0400
Attn: Jonathan L. Block, Esq.

      Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

FORWARD-LOOKING STATEMENTS

      This prospectus and the information incorporated into it by reference contain forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that have been made in light of experience as well as perceptions of historical trends, current conditions, expected future developments and other factors Salem Communications and Salem Holding believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	operations and prospects,

•	acquisition and integration of new radio stations,

•	business and financing plans,

•	funding needs and financing sources,

•	future growth of the religious and family issues format segment of the radio broadcasting industry,

•	characteristics of competition,

•	actions of third parties such as government regulatory agencies, and

•	various other factors beyond Salem Communication’s and Salem Holding control.

      All future written and oral forward-looking statements by Salem Communications or Salem Holding or persons acting on their behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and in any document incorporated herein by reference. Salem Communications and Salem Holding do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

YOU SHOULD READ CAREFULLY THE FACTORS DESCRIBED IN THE “CERTAIN FACTORS AFFECTING SALEM” CONTAINED IN THE “BUSINESS” SECTION OF SALEM COMMUNICATION’S FILINGS WITH THE SEC AND THE APPLICABLE PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF CERTAIN RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THESE FORWARD-LOOKING STATEMENTS.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

      Gibson, Dunn & Crutcher LLP of Irvine, California will issue an opinion with respect to the validity of the securities being offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the accompanying prospectus supplement relating to that offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that is also a part of this document. We have not authorized anyone to provide information different from that contained or incorporated in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. The information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate only as of the date of such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of the notes.

SALEM COMMUNICATIONS
HOLDING CORPORATION

$100,000,000

7 3/4% Senior Subordinated Notes due 2010

Deutsche Bank Securities

Sole Book-Running Manager

BNY Capital Markets, Inc.

Co-Manager

Prospectus Supplement
to Prospectus Dated May 20, 2002

December 13, 2002